   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 20, 1995


                                                       REGISTRATION NO. 33-60085

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------


                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          PLAYERS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                NEVADA                                 95-41745832
    (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)

                            ------------------------

                               3900 PARADISE ROAD
                                   SUITE 135
                            LAS VEGAS, NEVADA 89109
                                 (702) 691-3300

              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             ADDITIONAL REGISTRANTS
                      ARE SET FORTH ON THE FOLLOWING PAGES
                            ------------------------

                                PETER J. ARANOW
        EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                               3900 PARADISE ROAD
                                   SUITE 135
                            LAS VEGAS, NEVADA 89109
                                 (702) 691-3300
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:

                            STEPHEN M. GOODMAN, ESQ.
                            MORGAN, LEWIS & BOCKIUS
                             2000 ONE LOGAN SQUARE
                     PHILADELPHIA, PENNSYLVANIA 19103-6993
                                 (215) 963-5000
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ADDITIONAL REGISTRANTS
                      (GUARANTORS OF 10 7/8% SENIOR NOTES)

                           PLAYERS LAKE CHARLES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               Louisiana                                  7933                                  72-1233908
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                                800 Bilbo Street
                         Lake Charles, Louisiana 70601
                                 (318) 437-1560

(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                       PLAYERS RIVERBOAT MANAGEMENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Nevada                                    7933                                  88-0332373
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                         3900 Paradise Road, Suite 135
                            Las Vegas, Nevada 89109
                                 (702) 691-3300
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                            PLAYERS RIVERBOAT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Nevada                                    7933                                  88-0332372
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                         3900 Paradise Road, Suite 135
                            Las Vegas, Nevada 89109
                                 (702) 691-3300
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             PLAYERS RIVERBOAT, LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

 A Louisiana Limited Liability Company                    7933                                  72-1297055
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                                800 Bilbo Street
                         Lake Charles, Louisiana 70601
                                 (318) 437-1560
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                           SHOWBOAT STAR PARTNERSHIP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    A Louisiana General Partnership                       7933                                  72-1246016
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                                800 Bilbo Street
                         Lake Charles, Louisiana 70601
                                 (318) 437-1560
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                              PLAYERS NEVADA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Nevada                                    7933                                  88-0318879
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                         3900 Paradise Road, Suite 135
                            Las Vegas, Nevada 89109
                                 (702) 691-3300
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                        PLAYERS MESQUITE GOLF CLUB, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Nevada                                    7933                                  72-1230796
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                         3900 Paradise Road, Suite 135
                            Las Vegas, Nevada 89109
                                 (702) 691-3300
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                          PLAYERS MESQUITE LAND, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Nevada                                    7933                                  88-0335901
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                         3900 Paradise Road, Suite 135
                            Las Vegas, Nevada 89109
                                 (702) 691-3300
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             PLAYERS INDIANA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Indiana                                   7933                                  35-1916353
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                         3900 Paradise Road, Suite 135
                            Las Vegas, Nevada 89109
                                 (702) 691-3300
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                          PLAYERS MICHIGAN CITY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Indiana                                   7933                                  35-1909688
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                         3900 Paradise Road, Suite 135
                            Las Vegas, Nevada 89109
                                 (702) 691-3300
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                     PLAYERS MICHIGAN CITY MANAGEMENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Indiana                                   7933                                  61-1283930
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                         3900 Paradise Road, Suite 135
                            Las Vegas, Nevada 89109
                                 (702) 691-3300
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                         PLAYERS BLUEGRASS DOWNS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               Kentucky                                   7933                                  61-1250331
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                                150 Downs Drive
                            Paducah, Kentucky 42001
                                 (502) 444-7117
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                               RIVER BOTTOM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               Missouri                                   7933                                  43-1708876
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                         3900 Paradise Road, Suite 135
                            Las Vegas, Nevada 89109
                                 (702) 691-3300
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                         PLAYERS MARYLAND HEIGHTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               Missouri                                   7933                                  43-1662850
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                         3900 Paradise Road, Suite 135
                            Las Vegas, Nevada 89109
                                 (702) 691-3300
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                SOUTHERN ILLINOIS RIVERBOAT/CASINO CRUISES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               Illinois                                   7933                                  37-1272361
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                         109 West 5th Street, 2nd Floor
                           Metropolis, Illinois 62960
                                 (618) 524-2628
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                            PLAYERS RIVER CITY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Nevada                                    7933                                  88-0342230
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                         3900 Paradise Road, Suite 135
                            Las Vegas, Nevada 89109
                                 (702) 691-3300
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                            PLAYERS SHREVEPORT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Nevada                                    7933                                 Not Available
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                         3900 Paradise Road, Suite 135
                            Las Vegas, Nevada 89109
                                 (702) 691-3300
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             PLAYERS SHUTTLE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               Louisiana                                  7933                                  72-1304350
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                                800 Bilbo Street
                         Lake Charles, Louisiana 70601
                                 (318) 437-1560
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                     PLAYERS MARYLAND HEIGHTS NEVADA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Nevada                                    7933                                 Not Available
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                         3900 Paradise Road, Suite 135
                            Las Vegas, Nevada 89109
                                 (702) 691-3300
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          PLAYERS INTERNATIONAL, INC.

                             CROSS-REFERENCE TABLE

           PURSUANT TO RULE 404(A) AND ITEM 501(B) OF REGULATION S-K


ITEM NO.   FORM S-4 CAPTION                                                  PROSPECTUS CAPTION

Item 1     Forepart of the Registration Statement and Outside Front Cover
           Page of Prospectus..............................................  Outside Front Cover Page of
                                                                             Prospectus
Item 2     Inside Front and Outside Back Cover Pages of Prospectus.........  Inside Front and Outside Back Cover
                                                                             Pages of Prospectus
Item 3     Risk Factors, Ratio of Earnings to Fixed Charges and Other
           Information.....................................................  Summary; Risk Factors; Selected
                                                                             Consolidated Financial Data
Item 4     Terms of the Transaction........................................  Summary; The Exchange Offer;
                                                                             Description of New Notes
Item 5     Pro Forma Financial Information.................................  Not Applicable
Item 6     Material Contacts with the Company Being Acquired...............  Not Applicable
Item 7     Additional Information Required for Reoffering by Persons and
           Parties Deemed to be Underwriters...............................  Not Applicable
Item 8     Interests of Named Experts and Counsel..........................  Legal Matters; Experts
Item 9     Disclosure of Commission Position on Indemnification for
           Securities Acts Liabilities.....................................  Management
Item 10    Information with Respect to S-3 Registrants.....................  Summary; Risk Factors;
                                                                             Capitalization; Management's
                                                                             Discussion and Analysis of Financial
                                                                             Condition and Results of Operations;
                                                                             Business; Regulatory Matters
Item 11    Incorporation of Certain Information by
           Reference.......................................................  Incorporation of Certain Documents by
                                                                             Reference
Item 12    Information with Respect to S-2 or S-3
           Registrants.....................................................  Not Applicable
Item 13    Incorporation of Certain Information by
           Reference.......................................................  Incorporation of Certain Documents by
                                                                             Reference
Item 14    Information with Respect to Registrants Other than S-3 or S-2
           Registrants.....................................................  Not Applicable
Item 15    Information with Respect to S-3 Companies.......................  Not Applicable
Item 16    Information with Respect to S-2 or S-3
           Companies.......................................................  Not Applicable
Item 17    Information with Respect to Companies Other than S-3 or S-2
           Companies.......................................................  Not Applicable
Item 18    Information if Proxies, Consents or Authorizations are to be
           Solicited.......................................................  Not Applicable
Item 19    Information if Proxies, Consents or Authorizations are not to be
           Solicited or in an Exchange Offer...............................  Management; Incorporation of Certain
                                                                             Documents by Reference

                          PLAYERS INTERNATIONAL, INC.

                               OFFER TO EXCHANGE
                                ALL OUTSTANDING
                         10 7/8% SENIOR NOTES DUE 2005
                  ($150,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                       FOR 10 7/8% SENIOR NOTES DUE 2005


    The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on October 17, 1995 (as such date may be extended, the 'Expiration Date').


    Players International, Inc. (the 'Company') hereby offers (the 'Exchange Offer'), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the 'Letter of Transmittal'), to exchange $1,000 in principal amount of its 10 7/8 % Senior Notes due 2005 (the 'New Notes') for each $1,000 in principal amount of its outstanding 10 7/8 % Senior Notes due 2005 (the 'Old Notes') (the Old Notes and the New Notes are collectively referred to herein as the 'Notes') held by Eligible Holders of which an aggregate principal amount of $150,000,000 is outstanding. See 'The Exchange Offer.' For purposes of the Exchange Offer, 'Eligible Holder' shall mean the registered owner of any Old Notes that remain Transfer Restricted Securities as reflected on the records of First Fidelity Bank, National Association, as registrar for the Old Notes (in such capacity, the 'Registrar'), or any person whose Old Notes are held of record by the depository of the Old Notes as of the record date for the Exchange Offer (the 'Record Date'). For purposes of the Exchange Offer, 'Transfer Restricted Securities' means each Old Note until the earliest to occur of (i) the date on which such Old Note has been exchanged for a New Note in the Exchange Offer,
(ii) the date on which such Old Note has been effectively registered under the Securities Act of 1933, as amended (the 'Securities Act'), and disposed of in accordance with a shelf registration statement, or (iii) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

    The Company will accept for exchange any and all Old Notes that are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Company, and to the terms and provisions of the Exchange and Registration Rights Agreement dated as of April 17, 1995 (the 'Registration Rights Agreement') among the Company, certain subsidiaries of the Company that have agreed to guarantee the Notes (collectively, the 'Guarantors') and Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Brothers Inc (the 'Initial Purchasers'). The Old Notes may be tendered only in multiples of $1,000. See 'The Exchange Offer.'

    The Old Notes were issued in a transaction (the 'Offering') pursuant to which the Company issued an aggregate of $150 million principal amount of the Old Notes. The Old Notes were sold by the Company to the Initial Purchasers on April 17, 1995 (the 'Closing Date') pursuant to a Purchase Agreement, dated April 10, 1995 (the 'Purchase Agreement') among the Company, the Guarantors and the Initial Purchasers. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A and certain other exemptions under the Securities Act. The Company and the Initial Purchasers also entered into the Registration Rights Agreement, pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See 'The Exchange Offer--Purpose and Effect.'

    The Old Notes were, and the New Notes will be, issued under the Indenture, dated as of April 10, 1995 (the 'Indenture'), among the Company, the Guarantors and First Fidelity Bank, National Association as trustee (in such capacity, the 'Trustee'). The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of New Notes will not be entitled to the liquidated damages of $.10 per week per $1,000 principal amount of the Old Notes otherwise payable under the terms of the Registration Rights Agreement in respect of Old Notes constituting Transfer Restricted Securities held by such holders during any period in which a Registration Default (as defined) is continuing (the 'Liquidated Damages') and (iii) holders of New Notes will not be, and upon the consummation of the Exchange Offer, Eligible Holders of Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities; provided, however, that an Eligible Holder of Old Notes who reasonably determines and notifies the Company within 20 business days of the consummation of the Exchange Offer that (a) such Eligible Holder is prohibited by applicable law or Securities and Exchange Commission policy from participating in the Exchange Offer, or (b) that such Eligible Holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that this Prospectus is not appropriate or available for such resales by such Eligible Holder, or (c) that such Eligible Holder is a broker-dealer registered under the Exchange Act and holds the Old Notes acquired directly from the Company or one of its affiliates, subject to reasonable verification by the Company, shall have the right to require the Company to file a shelf registration statement pursuant to Rule 415 under the Securities Act solely for the benefit of such Eligible Holder of Old Notes and will be entitled to receive Liquidated Damages following the occurrence of defined events of default in connection with the filing of such shelf registration statement. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that were tendered by holders thereof pursuant to the Exchange Offer. See 'The Exchange Offer--Termination of Certain Rights' and '--Procedures for Tendering Old Notes' and 'Description of New Notes.'

                                                        (continued on next page)
                         ------------------------------

SEE 'RISK FACTORS' ON PAGES 14-19 HEREIN FOR A DISCUSSION OF CERTAIN RISKS THAT
SHOULD BE                  CONSIDERED BY ELIGIBLE HOLDERS IN EVALUATING THE
                                EXCHANGE OFFER.
                         ------------------------------

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF        THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE
                         ------------------------------

NEITHER THE LOUISIANA RIVERBOAT GAMING COMMISSION, THE RIVERBOAT GAMING ENFORCEMENT DIVISION OF THE LOUISIANA STATE POLICE, THE ILLINOIS GAMING BOARD,
  THE NEVADA GAMING CONTROL BOARD, THE NEVADA GAMING COMMISSION NOR ANY
    OTHER GAMING AUTHORITY HAS PASSED UPON THE ADEQUACY OR ACCURACY OF THIS
     PROSPECTUS OR THE INVESTMENT MERITS OF
                                          THE SECURITIES OFFERED HEREBY.
                         ------------------------------


               The date of this Prospectus is September 20, 1995

    The New Notes will bear interest at a rate equal to 10 7/8 % per annum from and including their date of issuance. Interest on the New Notes is payable semiannually on April 15 and October 15 of each year (each, an 'Interest Payment Date'). Eligible Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of their original issuance or the last Interest Payment Date, as applicable to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue on the day prior to the issuance of the New Notes. The New Notes will mature on April 15, 2005. See 'Description of New Notes-- General.'

    The New Notes will not be redeemable, in whole or in part, prior to April 15, 2000. Thereafter, the New Notes will be redeemable at the redemption prices set forth herein, plus interest accrued thereon to the redemption date. Upon the occurrence of a Change of Control (as defined), each holder of New Notes will have the right to require the Company to purchase all or a portion of such holder's New Notes at 101% of the principal amount thereof, plus interest accrued thereon to the purchase.

    The New Notes will be senior unsecured obligations of the Company that rank pari passu in right of payment with all present and future debt of the Company, other than future debt that is expressly subordinated to the New Notes. The payment of the principal of, premium, if any, and interest on the New Notes will be unconditionally guaranteed on a senior unsecured basis by the Guarantors. The Indenture permits the Company and the Guarantors to incur additional indebtedness, subject to certain limitations. See 'Description of New Notes.' See also 'Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources.' As of June 30, 1995, the Company (i) had an aggregate of $150.03 million of indebtedness outstanding on a consolidated basis including the Old Notes and (ii) had no indebtedness that was subordinate to the Old Notes. The New Notes may become effectively subordinate to secured debt of the Company and secured debt and other obligations of the Guarantors. See 'Risk Factors--Holding Company Structure and Ability to Service Debt; Effective Subordination' and '-- Fraudulent Transfer Considerations.'

    Based on an interpretation by the staff of the Securities and Exchange Commission (the 'Commission') set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer to an Eligible Holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such Eligible Holder (other than a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Eligible Holder is not an affiliate of the Company, is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Eligible Holders wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See 'The Exchange Offer--Resales of the New Notes.' This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities.

    As of September 12, 1995, Cede & Co. ('Cede'), as nominee for The Depository Trust Company, New York, New York ('DTC'), was the sole registered holder of the Old Notes and held the Old Notes for 22 of its participants. The Company believes that no such participant is an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company. There has previously been only a limited secondary market, and no public market, for the Old Notes. The Old Notes are eligible for trading in the Private Offering, Resales and Trading through Automatic Linkages ('PORTAL') market. In addition, the Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes; however, neither is obligated to do so and any market making activities may be discontinued by either of the Initial Purchasers at any time. Therefore, there can be no assurance that an active market for the New Notes will develop. If such a trading market develops for the New Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, the New Notes may trade at a discount from their face value. See 'Risk Factors--Lack of Public Market.'

    The Company will not receive any proceeds from this Exchange Offer, but, pursuant to the Registration Rights Agreement, the Company will bear certain registration expenses. No underwriter is being utilized in connection with the Exchange Offer.

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

    The Old Notes were issued originally in global form (the 'Global Old Notes'). The Global Old Note was deposited with, or on behalf of, DTC, as the initial depository with respect to the Old Notes (in such capacity, the 'Depository'). The Global Old Note is registered in the name of Cede, as nominee of DTC, and beneficial interests in the Global Old Note are shown on, and transfers thereof are effected only through, records maintained by the Depository and its participants. The use of the Global Old Note to represent certain of the Old Notes permits the Depository's participants, and anyone holding a beneficial interest in an Old Note registered in the name of such a participant, to transfer interests in the Old Notes electronically in accordance with the Depository's established procedures without the need to transfer a physical certificate. Except as provided below, the New Notes will also be issued initially as a note in global form (the 'Global New Note', and together with the Global Old Note, the 'Global Notes') and deposited with, or on behalf of, the Depository. Notwithstanding the foregoing, holders of Old Notes that were held, at any time, by a person that is not a qualified institutional buyer under Rule 144A, (a 'Qualified Institutional Buyer'), and any Eligible Holder that is not a Qualified Institutional Buyer that exchanges Old Notes in the Exchange Offer, will receive the New Notes in certificated form and is not, and will not be, able to trade such securities through the Depository unless the New Notes are resold to a Qualified Institutional Buyer. After the initial issuance of the Global New Note, New Notes in certificated form will be issued in exchange for a holder's proportionate interest in the Global New Note only as set forth in the Indenture.

                               TABLE OF CONTENTS



                                                    PAGE
                                                    -----
Available Information..........................           3

Summary........................................           4

Risk Factors...................................          14

Recent Developments............................          19

The Exchange Offer.............................          21

Capitalization.................................          28

Selected Consolidated Financial Data...........          29

Management's Discussion and Analysis
  of Financial Condition and
  Results of Operations........................          30
                                                    PAGE
                                                    -----

Business.......................................          36

Regulatory Matters.............................          47

Management.....................................          59

Description of New Notes.......................          61

Plan of Distribution...........................          85

Incorporation of Certain Documents
  By Reference.................................          86

Legal Matters..................................          86

Experts........................................          86

Index to Financial Statements..................         F-1


                             AVAILABLE INFORMATION

    The Company has filed a registration statement on Form S-4 (together with any amendments thereto, the 'Registration Statement') with the Commission under the Securities Act with respect to the New Notes. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement and reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the New Notes offered hereby. This Prospectus contains summaries of the material terms and provisions of certain documents and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such summary is qualified in its entirety by such reference.

    The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith, is required to file reports and other information with the Commission. In addition, upon registration of the guarantees of the Notes in connection with the Exchange Offer, each subsidiary of the Company that is a Guarantor will also be subject to the reporting requirements of the Exchange Act so long as the guarantee of the Guarantor remains outstanding. Upon effectiveness of the Registration Statement, the Guarantors will be subject to the reporting requirements of the Exchange Act and the interpretations issued thereunder by the Commission staff.


    ALL DOCUMENTS FILED BY THE COMPANY AND THE GUARANTORS PURSUANT TO SECTION 13(A), 13(C), 14 OR 15(D) OF THE EXCHANGE ACT SUBSEQUENT TO THE DATE OF THIS PROSPECTUS AND PRIOR TO THE TERMINATION OF THE TRANSACTIONS TO WHICH THIS PROSPECTUS RELATES SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE HEREIN AND TO BE A PART HEREOF FROM THE DATE OF THE FILING OF SUCH REPORTS AND DOCUMENTS. SEE 'INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.' THE COMPANY WILL PROVIDE A COPY OF ANY AND ALL OF SUCH DOCUMENTS (EXCLUSIVE OF EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO PETER J. ARANOW, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, 3900 PARADISE ROAD, SUITE 135, LAS VEGAS, NEVADA 89109, (702) 691-3300.


    The Registration Statement (including the exhibits and schedules thereto) and the periodic reports and other information filed by the Company and the Guarantors with the Commission may be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois, at prescribed rates. The Common Stock of the Company is traded under the symbol 'PLAY' on the Nasdaq National Market. Proxy statements, reports and other information filed by the Company and the Guarantors with the Commission and other information can be inspected at the offices of the National Association of Securities Dealers, Inc., Report Section, 17835 K Street N.W., Washington, D.C. 20006.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements (including notes thereto) appearing elsewhere in this Prospectus. Capitalized terms that are not defined herein relating to the Exchange Offer and the terms of the Notes are defined elsewhere in this Prospectus under the captions 'The Exchange Offer' and 'Description of New Notes--Certain Definitions', respectively. Throughout this Prospectus, except where the context otherwise requires, references to the term 'Players' or the 'Company' refer collectively to Players International, Inc. and its subsidiaries.

                                  THE COMPANY

     Players International, Inc. is a multi-jurisdictional gaming company which owns and operates the Players Riverboat Casino in Metropolis, Illinois (the 'Metropolis Complex'), two riverboat casinos in Lake Charles, Louisiana, the Players Riverboat Casino (the 'Players Lake Charles Riverboat') and the Players Lake Charles Star Riverboat (the 'Lake Charles Star Riverboat') and the Players Island Resort o Casino o Spa (the 'Players Island Resort') in Mesquite, Nevada. The Metropolis Complex, which is the only riverboat operating in Southern Illinois and is one of only ten statutorily authorized Illinois licensees, commenced operations in February 1993 and has successfully marketed to patrons of its target markets in Illinois, Indiana, Kentucky, Missouri and Tennessee. The Players Lake Charles Riverboat, which serves the large Houston gaming market, commenced operations in December 1993. The Lake Charles Star Riverboat commenced operations in April 1995. The Players Island Resort features a fully-contained island resort environment and opened on June 29, 1995 as the Company's first land based casino complex. For the twelve months ended March 31, 1995, the Company generated net revenues of $223.7 million and Adjusted EBITDA (as defined in Note 4, page 13) of $80.6 million.

     The Company's business strategy, which has been successfully implemented at its existing operations, emphasizes providing customers with a high quality entertainment experience, with particular emphasis on customer service. The Company targets sites that are conveniently located near frequently traveled interstate highways, and which have easy access and ample parking, in order to attract local patronage and repeat visitors. The Company's strategy in developing and constructing facilities is to create a destination complex which provides a total entertainment experience rather than merely casino gaming.

     The Company's marketing strategy focuses on middle-income customers who live within a 200 mile radius of each of the Company's facilities. The Company implements this strategy through the use of database marketing, on-site marketing and bus programs. Through its proprietary database of gaming enthusiasts, the Company targets gaming customers through frequent mailings promoting visits to its casino facilities. In addition, the Company employs on-site marketing techniques including the use of player tracking systems, slot clubs and preferred player hosts to identify and service patrons. To attract additional patronage during non-peak hours, the Company utilizes bus tours which are organized through the Company's direct relationship with tour operators.

     The Company employs a disciplined development philosophy consisting of the following principal components: (i) a thorough analysis of demographic, regulatory, competitive and other factors to identify niche markets or markets where the Company believes it will have a dominant position; (ii) the maintenance of adequate financial resources to enable the Company to respond quickly to development opportunities in existing and new jurisdictions; (iii) the investment of significant capital and other resources only after a determination has been made that a project is attractive; and (iv) the development of themed projects with a high entertainment component that can be completed in a desirable time frame.

     In addition to the recent opening of the Players Island Resort, the Company plans to expand existing operations as well as to develop and construct new casino entertainment facilities. The Company's approximately $130 million multi-phase expansion of its successful Lake Charles operation, includes the March 31, 1995 purchase of the Showboat Star Casino riverboat, which in April of 1995 opened in Lake Charles as the Lake Charles Star Riverboat, and planned facility enhancements and improvements. In August 1995, the Company acquired the Players Hotel and related property which was previously under lease in Lake Charles. The Company expects to reconstruct or substantially improve and expand the hotel and construct an entertainment barge and a multi-story parking garage.

     The Company has entered into a letter of intent to form a joint venture with Harrah's Entertainment, Inc. ('Harrah's') to co-develop a $200 million four riverboat casino entertainment complex in Maryland Heights, Missouri (the 'Maryland Heights Project'), which will contain a total of approximately 120,000 square feet of gaming space. The Company and Harrah's individually have been endorsed by the City of Maryland Heights for separate riverboat projects. The development and operation of the Maryland Heights Project are conditioned upon the negotiation and execution of definitive agreements between the Company and Harrah's. The Company and Harrah's expect to begin construction with an opening targeted for the Fall of 1996, subject to the receipt of all necessary gaming and other approvals for the joint development project.

OPERATING CASINOS

  Metropolis, Illinois

     The Company's Metropolis casino commenced operations on February 23, 1993 and is currently the only riverboat casino in Southern Illinois. The Metropolis riverboat is a four deck, air conditioned replica of a turn of the century side-wheeler riverboat. The Metropolis Complex includes a docking site known as 'Merv Griffin's Landing,' which features a bar and grill, buffets, a deli, meeting rooms and a gift shop. Additionally, the Company has a minority interest in a 120-room hotel near the docking site which opened in March 1994. To date, the Metropolis operation's closest gaming competitor operates in Caruthersville, Missouri, which is approximately 120 miles from Metropolis. A competing riverboat is expected to open in the fourth quarter of calendar 1995 in Evansville, Indiana, approximately 110 miles northeast of Metropolis. In order to maintain its market position in light of potential increased competition, the Company intends to invest an additional $8 million for further amenities, attractions, riverfront parking and administrative office space. The Company has entered into an agreement to purchase a riverboat, at an estimated total cost of $27 million, which if completed would result in an increase of 7,500 square feet of gaming space and an increase in gaming positions in the Metropolis Complex. See 'Recent Developments -- Acquisition Developments.'

  Lake Charles, Louisiana; Complex Expansion

     The Players Lake Charles Riverboat, which was the second to open in the state of Louisiana, commenced operations on Lake Charles in Southwestern Louisiana on December 8, 1993. In order to offer the equivalent of dockside gaming, expand capacity and strengthen the Company's market position in Lake Charles, the Company in January 1995 initiated a program to spend approximately $130 million in Lake Charles for the Lake Charles Star Riverboat and additional infrastructure expansion and improvements (collectively, the 'Lake Charles Complex Expansion'). The Company's current Lake Charles facility features a small pavilion where entertainment and special promotional events are presented, a ticketing and boarding area, retail space, bars, two full service restaurants and additional snack facilities.

     The Company began the Lake Charles Complex Expansion on March 31, 1995 by acquiring for approximately $52 million all partnership interests (the 'Interests') in Showboat Star Partnership (the 'Partnership'), a Louisiana general partnership that owns a fully equipped Las Vegas style riverboat casino which had previously operated for one and one-half years on Lake Pontchartrain, Louisiana. In April 1995, the Company opened the Lake Charles Star Riverboat. With two Lake Charles riverboats operating on staggered cruise schedules, the Company offers the equivalent of dockside gaming.

     As part of the Lake Charles Complex Expansion, approximately $78 million in additional expansion projects and improvements are budgeted for the development of a 60,000 square foot themed entertainment center featuring new restaurants, a sports bar and lounge and banquet facilities; the reconstruction or substantial improvement and expansion of hotel space; the construction of a new docking facility and a covered parking facility; public purpose/city infrastructure contributions; the integration of the Company's island resort theme at the Lake Charles facility; and additional amenities.

     The Lake Charles primary market area includes such population centers as Houston, Beaumont, Galveston, Orange and Port Arthur, Texas. The Lake Charles complex draws over half of its patrons from Texas, due in large part to the current absence of legalized casino gaming in Texas.

  Mesquite, Nevada

     As part of a strategy to diversify revenue sources, the Company opened on June 29, 1995 the Players Island Resort, its first land-based casino entertainment facility, in Mesquite, Nevada. The Players Island Resort features an island resort theme and is located approximately 70 miles by car from Las Vegas on Interstate 15 between Las Vegas and Salt Lake City, where an estimated 12,000 cars pass daily. The Players Island Resort is being marketed as a destination resort for the residents of the Las Vegas area and Southern Nevada, as well as for tourists from California, Arizona and nearby Utah.

     The initial phase of the Players Island Resort project was developed on 45 acres at an estimated cost of $75-80 million and includes a 40,000 square foot casino; a 500-room hotel with a health spa and swimming pool with waterfalls; lighted tennis courts; a children's arcade; four detached three-bedroom villas; and a 50-unit recreational vehicle facility. The resort features four restaurants, an estimated 400-seat showroom and 10,000 square feet of banquet/meeting rooms. The resort complex, which has been master-planned to accommodate further expansion of the casino, hotel and banquet/meeting space, features a fully-contained island resort environment. The Company has leased additional land near the Players Island Resort for the development of an 18-hole golf course during fiscal 1996. The Company estimates that it will incur $6-9 million in expenditures for the golf course development.

PROJECTS UNDER DEVELOPMENT

  Maryland Heights, Missouri

     The Company entered into a letter of intent with Harrah's on March 3, 1995 to form a joint venture to co-develop the Maryland Heights Project. The Company and Harrah's will each own and operate two separate riverboat casinos pursuant to separate gaming licenses but will share equally in the costs of the development of, as well as any profit or loss associated with, an estimated 300,000 square foot shoreside facility. Although the two riverboat casinos are expected to be similar in exterior theme and decor, each operator will individually manage and market its own gaming operations with separate staffing. In addition to the construction of two riverboats, the shoreside facility is anticipated to include a hotel facility to be managed by Harrah's, extensive covered parking and a 95,000 square foot entertainment building. The entertainment facility will contain upscale restaurants, a buffet, bars, an entertainment lounge with nightly live music, a preferred players lounge and gift shops. The Company and Harrah's also are evaluating the development of an outdoor mall containing themed restaurants and boutique shops similar to the higher end Las Vegas casinos.

     Situated close to Interstate 70 in Maryland Heights, the casino entertainment complex will be strategically located to attract patrons from a local population base of approximately 2.3 million in the greater St. Louis metropolitan region. The site will feature easy accessibility, a high level of drive-by traffic and close proximity to Interstate 70 and Lambert International Airport, and will be strategically located near the Riverport amphitheater, which attracts 500,000 visitors per year. The development and operation of the Maryland Heights Project are conditioned upon the negotiation and execution of definitive agreements between the Company and Harrah's. Subject to the receipt of all necessary gaming and other approvals, the Company has targeted the opening of the Maryland Heights Project for the Fall of 1996.

OTHER POTENTIAL PROJECTS

     The Company currently is evaluating a number of other potential opportunities to develop riverboat, dockside or land-based gaming facilities in jurisdictions that currently permit gaming as well as in jurisdictions that have not yet legalized gaming. See 'Recent Developments--Acquisition Developments.'

                     SUMMARY OPERATING AND DEVELOPMENT DATA

                                                                                                               PROJECTS
                                                                                                                UNDER
                                                                  EXISTING OPERATIONS                        DEVELOPMENT
                                               ----------------------------------------------------------    ------------
                                                                PLAYERS       LAKE CHARLES      PLAYERS      LAKE CHARLES
                                               METROPOLIS     LAKE CHARLES        STAR          ISLAND        SHORESIDE
                                                 COMPLEX       RIVERBOAT       RIVERBOAT        RESORT        EXPANSION
                                               -----------    ------------    ------------    -----------    ------------
Remaining expansion, development and opening
 costs.......................................  $35 million(1)(2)          --           --     $25 million(1) $71 million(1)

Approximate Gaming Area (Square Feet) .......       20,000         27,500          21,730          40,000             --

Approximate number of
 slots ......................................          675            869             778             850             --

Approximate number of
 tables......................................           43             69              45              27             --

Approximate number of gaming
 positions...................................        1,011          1,400           1,135           1,062             --

Hotel rooms..................................          120(4)         130 (5)         130 (5)         500            275(6)

Approximate parking
 capacity....................................        1,000          1,500 (5)       1,500 (5)       1,667          2,500(6)

                                                 MARYLAND
                                                 HEIGHTS
                                                 PROJECT
                                               ------------
Remaining expansion, development and opening
 costs.......................................  $100 million(1)
Approximate Gaming Area (Square Feet) .......        60,000(3)
Approximate number of
 slots ......................................         1,500(3)
Approximate number of
 tables......................................            60(3)
Approximate number of gaming
 positions...................................         1,860(3)
Hotel rooms..................................           300(7)
Approximate parking
 capacity....................................         4,500(7)

------------------
(1) Reflects currently estimated maximum expansion, development and opening costs incurred or to be incurred after June 30, 1995.

(2) Includes purchase price and associated costs for proposed President Casino IV Riverboat acquisition. See 'Recent Developments -- Acquisition Developments.'

(3) For Players' riverboat casino only.

(4) Operated by a joint venture in which the Company owns a 12.5% equity interest.

(5) Reflects total hotel rooms and parking currently available to patrons of the Players Lake Charles Riverboat and Lake Charles Star Riverboat at the Company's Lake Charles complex.

(6) Reflects hotel capacity after reconstruction or substantial improvement and expansion of hotel space and expanded total parking capacity after construction of parking garage, both of which the Company will own and operate.

(7) To be operated by a joint venture in which the Company will own a 50% equity interest.

                           ISSUANCE OF THE OLD NOTES

          The outstanding 10 7/8% Senior Notes due 2005 (the 'Old Notes') were sold by the Company to Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Brothers Inc (the 'Initial Purchasers'), on April 17, 1995 (the 'Closing Date') pursuant to a Purchase Agreement, dated April 10, 1995 (the 'Purchase Agreement'), among the Company, certain subsidiaries of the Company that agreed to guarantee the Notes and the Initial Purchasers. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act and other available exemptions under the Securities Act. The Company and the Initial Purchasers also entered into the Exchange and Registration Rights Agreement, dated as of April 17, 1995 (the 'Registration Rights Agreement'), among the Company, certain subsidiaries of the Company that agreed to guarantee the Notes and the Initial Purchasers, pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See '--The Exchange Offer' and 'The Exchange Offer--Purpose and Effect.'

                               THE EXCHANGE OFFER

The Exchange Offer........... The Company is offering upon the terms and subject to the conditions set forth herein and in the
                              accompanying letter of transmittal (the 'Letter of
                              Transmittal'), to exchange $1,000 in principal
                              amount of its 10 7/8% Senior Notes due 2005 (the
                              'New Notes', with the Old Notes and the New Notes
                              collectively referred to herein as the 'Notes')
                              for each $1,000 in principal amount of the
                              outstanding Old Notes (the 'Exchange Offer'). As
                              of the date of this Prospectus, $150 million in
                              aggregate principal amount of the Old Notes is
                              outstanding, the maximum amount authorized by the
                              Indenture for all Notes. As of September 12, 1995,
                              there was one registered holder of the Old Notes,
                              Cede & Co. ('Cede'), which held the Old Notes for
                              22 of its participants. See 'The Exchange
                              Offer--Terms of the Exchange Offer.'

Expiration Date.............. 5:00 p.m., New York City time, on October 16, 1995 as the same may be extended. See 'The Exchange
                              Offer--Expiration Date; Extensions; Amendments.'

Conditions of the Exchange
  Offer...................... The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being
                              tendered for exchange. However, the Exchange Offer
                              is subject to certain customary conditions,
                              including (i) no legal or governmental action is
                              pending or threatened with respect to the Exchange
                              Offer which, in the judgment of the Company, would
                              make it inadvisable to proceed with the Exchange
                              Offer, (ii) no statute, rule or regulation with
                              respect to the Exchange Offer has been enacted
                              which, in the judgment of the Company, would make
                              it inadvisable to proceed with the Exchange Offer,
                              (iii) no banking moratorium or similar event or
                              international calamity involving the United States
                              has occurred, and (iv) no governmental approval
                              deemed necessary by the Company to the Exchange
                              Offer has been denied. The Company expects that
                              the foregoing conditions will be satisfied. All
                              such conditions may be waived by the Company. See
                              'The Exchange Offer--Conditions of the Exchange
                              Offer.'

Termination of Certain
  Rights..................... Pursuant to the Registration Rights Agreement and
                              the Old Notes, Eligible Holders of Old Notes (i)
                              have rights to receive the Liquidated Damages and
                              (ii) have certain rights intended for the holders
                              of unregistered securities. 'Liquidated Damages'
                              means damages of $0.10 per week per $1,000
                              principal amount of Old Notes constituting Tranfer
                              Restricted Securities during the period in which a
                              Registration Default is continuing pursuant to the
                              terms of the Registration Rights Agreement.
                              Holders of New Notes generally will not be and,
                              upon consummation of the Exchange Offer, Eligible
                              Holders of Old Notes will no longer be, entitled
                              to (i) the right to receive the Liquidated Damages
                              or (ii) certain other rights under the
                              Registration Rights Agreement intended for holders
                              of unregistered securities, except in the case of
                              an Eligible Holder of Old Notes who timely
                              notifies the Company concerning applicable
                              prohibitions against participation in the Exchange
                              Offer or certain additional compliance or
                              registration obligations under the Securities Act.
                              See 'The Exchange Offer--Termination of Certain
                              Rights' and '--Procedures for Tendering Old
                              Notes.'

Accrued Interest on the Old
  Notes...................... The New Notes will bear interest at a rate equal to 10 7/8% per annum from and including their date
                              of issuance. Eligible Holders whose Old Notes are
                              accepted for exchange will have the right to
                              receive interest accrued thereon from the date of
                              their original issuance or the last Interest
                              Payment Date, as applicable, to, but not
                              including, the date of issuance of the New Notes,
                              such interest to be payable with the first
                              interest payment on the New Notes. Interest on the
                              Old Notes accepted for exchange, which accrued at
                              the rate of 10 7/8% per annum, will cease to
                              accrue on, the day prior to the issuance of the
                              New Notes.

Procedures for Tendering Old
  Notes...................... Unless a tender of Old Notes is effected pursuant to the procedures for book-entry transfer as
                              provided herein, each Eligible Holder desiring to
                              accept the Exchange Offer must complete and sign
                              the Letter of Transmittal, have the signature
                              thereon guaranteed if required by the Letter of
                              Transmittal, and mail or deliver the Letter of
                              Transmittal, together with the Old Notes or a
                              Notice of Guaranteed Delivery and any other
                              required documents (such as evidence of authority
                              to act, if the Letter of Transmittal is signed by
                              someone acting in a fiduciary or representative
                              capacity), to the Exchange Agent (as defined) at
                              the address set forth on the back cover page of
                              this Prospectus prior to 5:00 p.m., New York City
                              time, on the Expiration Date. Any Beneficial Owner
                              (as defined) of the Old Notes whose Old Notes are
                              registered in the name of a nominee, such as a
                              broker, dealer, commercial bank or trust company
                              and who wishes to tender Old Notes in the Exchange
                              Offer, should instruct such entity or person to
                              promptly tender on such Beneficial Owner's behalf.
                              See 'The Exchange Offer-- Procedures for Tendering
                              Old Notes.'

Guaranteed Delivery
  Procedures................. Eligible Holders of Old Notes who wish to tender their Old Notes and (i) whose Old Notes are not
                              immediately available or (ii) who cannot deliver
                              their Old Notes or any other documents required by
                              the Letter of Transmittal to the Exchange Agent
                              prior to the Expiration Date (or complete the
                              procedure for book-entry transfer on a timely
                              basis), may tender their Old Notes according to
                              the

                              guaranteed delivery procedures set forth in the Letter of Transmittal. See 'The Exchange
                              Offer--Guaranteed Delivery Procedures.'

Acceptance of Old Notes and
  Delivery of New Notes...... Upon satisfaction or waiver of all conditions of the Exchange Offer, the Company will accept any
                              and all Old Notes that are properly tendered in
                              the Exchange Offer prior to 5:00 p.m., New York
                              City time, on the Expiration Date. The New Notes
                              issued pursuant to the Exchange Offer will be
                              delivered promptly after acceptance of the Old
                              Notes. See 'The Exchange Offer-- Acceptance of Old
                              Notes for Exchange; Delivery of New Notes.'

Withdrawal Rights............ Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the
                              Expiration Date. See 'The Exchange
                              Offer--Withdrawal Rights.'

The Exchange Agent........... First Fidelity Bank, National Association is the
                              exchange agent (in such capacity, the 'Exchange
                              Agent'). The address and telephone number of the
                              Exchange Agent are set forth in 'The Exchange
                              Offer--The Exchange Agent; Assistance.'

Fees and Expenses............ All expenses incident to the Company's consummation of the Exchange Offer and compliance
                              with the Registration Rights Agreement will be
                              borne by the Company or the Guarantors. The
                              Company will also pay certain transfer taxes
                              applicable to the Exchange Offer. See 'The
                              Exchange Offer--Fees and Expenses.'

Resales of the New Notes..... Based on an interpretation by the staff of the
                              Commission set forth in no-action letters issued
                              to third parties, the Company believes that New
                              Notes issued pursuant to the Exchange Offer to an
                              Eligible Holder in exchange for Old Notes may be
                              offered for resale, resold and otherwise
                              transferred by such Eligible Holder (other than
                              (i) a broker-dealer who purchased Old Notes
                              directly from the Company for resale pursuant to
                              Rule 144A under the Securities Act or any other
                              available exemption under the Securities Act, or
                              (ii) a person that is an affiliate of the Company
                              within the meaning of Rule 405 under the
                              Securities Act), without compliance with the
                              registration and prospectus delivery provisions of
                              the Securities Act, provided that the Eligible
                              Holder is acquiring the New Notes in the ordinary
                              course of business and is not participating, and
                              has no arrangement or understanding with any
                              person to participate, in a distribution of the
                              New Notes. Each broker-dealer that receives New
                              Notes for its own account in exchange for Old
                              Notes, where such Old Notes were acquired by such
                              broker as a result of market-making or other
                              trading activities, must acknowledge that it will
                              deliver a prospectus in connection with any resale
                              of such New Notes. See 'The Exchange Offer--
                              Resales of the New Notes' and 'Plan of
                              Distribution.'

                            DESCRIPTION OF NEW NOTES

     The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of the New Notes will not be entitled to Liquidated Damages and (iii) holders of the New Notes will not be, and upon consummation of the Exchange Offer, Eligible Holders of the Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities, except in certain limited circumstances. See 'Exchange Offer--Termination of Certain Rights.' The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that were tendered by holders thereof pursuant to the Exchange Offer. See 'The Exchange Offer--Termination of Certain Rights' and '--Procedures for Tendering Old Note;' and 'Description of New Notes.'

Maturity Date................ April 15, 2005.

Interest..................... 10 7/8% payable in cash semi-annually in arrears, calculated on the basis of a 360-day year
                              consisting of twelve 30-day months.

Interest Payment Dates....... April 15 and October 15, commencing October 15,
                              1995.

Guarantees................... The New Notes will be guaranteed unconditionally as to principal, premium, if any, and interest, on
                              a senior unsecured basis (the 'Guarantees'),
                              jointly and severally, by the Guarantors.

Ranking...................... The New Notes will be senior unsecured obligations of the Company and will rank pari passu in right
                              of payment with all existing and future senior
                              Indebtedness of the Company and senior to all
                              future Subordinated Indebtedness of the Company.
                              The Guarantees will be senior unsecured general
                              obligations of the Guarantors and will rank pari
                              passu with all existing and future senior
                              Indebtedness of the Guarantors and senior to all
                              future Subordinated Indebtedness of the
                              Guarantors. However, to the extent that any
                              Indebtedness of the Company or the Guarantors is
                              secured by liens on any assets of the Company or
                              the Guarantors, as will be the case with respect
                              to Indebtedness under the Bank Facility, the
                              holders of such Indebtedness will have a prior
                              claim to such assets and will effectively be
                              senior to the New Notes.

Change of Control............ Upon the occurrence of a Change of Control, the
                              Company will be required to make an offer to
                              repurchase the New Notes at a price equal to 101%
                              of the principal amount thereof, together with
                              accrued and unpaid interest, if any, to the date
                              of repurchase.

Optional Redemption.......... The New Notes will not be redeemable, in whole or in part, prior to April 15, 2000. Thereafter, the
                              New Notes will be redeemable from time to time at
                              the Company's option, in whole or in part, at a
                              premium over the principal amount thereof,
                              declining ratably to par, together with accrued
                              interest to the date of redemption.

Regulatory Redemption........ The New Notes are subject to mandatory disposition and redemption requirements following certain
                              determinations under the gaming laws and
                              regulations of the states in which the Company
                              conducts gaming operations or following certain
                              determinations by the Board of Directors of the
                              Company that a person's status as a holder of the
                              New Notes (a 'Holder') could adversely affect the
                              Company's gaming operations.

Other Mandatory Redemption... None.

Certain Covenants............ The Indenture will contain certain covenants that, among other things, limit the Company's ability to
                              incur other Indebtedness, issue Disqualified
                              Capital Stock, engage in transactions with
                              Affiliates, incur liens, make certain Restricted
                              Payments, make certain asset sales and permit
                              certain restrictions on the ability of its
                              Subsidiaries to make distributions.

Transfer Restrictions;
  Absence of a Public Market
  for the New Notes.......... The New Notes are a new issue of securities with no established market. Accordingly, there can be
                              no assurance as to the development or liquidity of
                              any market for the New Notes. The Initial
                              Purchasers have advised the Company that they
                              currently intend to make a market in the New
                              Notes. However, neither Initial Purchaser is
                              obligated to do so, and any market making with
                              respect to the New Notes may be discontinued at
                              any time without notice. The Company does not
                              intend to apply for listing of the New Notes on a
                              securities exchange.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
                   (IN THOUSANDS, EXCEPT RATIOS AND WIN DATA)

     The following Summary Historical Consolidated Financial Data of the Company are derived from the Company's Historical Consolidated Financial Statements and should be read in conjunction with 'Selected Consolidated Financial Data,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the Company's Historical Consolidated Financial Statements and the notes thereto appearing elsewhere in this Prospectus.


                                                               YEAR ENDED  YEAR ENDED   THREE MONTHS ENDED
                                                                MARCH 31,   MARCH 31,        JUNE 30,
                                                               ----------  ----------  --------------------
                                                                1994(1)     1995(1)     1994(1)    1995(1)
                                                               ----------  ----------  ---------  ---------
INCOME STATEMENT DATA:
  Casino revenues............................................  $   95,873  $  210,942  $  44,696  $  63,110
  Total revenues.............................................     107,082     223,695     48,326     65,612
  Income from continuing operations before other income
     (expense) and provision for income taxes................      26,888      70,549     15,745     14,105
  Net income.................................................      20,952(2)   45,755     10,441      8,018
  Ratio of earnings to fixed charges(3)......................        32:1       107:1      118:1        5:1
OTHER DATA:
  Adjusted EBITDA(4).........................................  $   37,659(5) $ 80,580  $  17,509  $  22,372
  Pro forma gross interest expense(6)........................      17,200      17,007      4,219      4,293
  Ratio of Adjusted EBITDA to pro forma gross interest
     expense(4)(6)...........................................        2.2x        4.7x       4.2x       5.2x
METROPOLIS OPERATING RESULTS:
  Casino revenues............................................  $   65,136  $   74,857  $  17,279  $  19,596
  Daily win/slot machine.....................................         182         203        195        219
  Daily win/table game.......................................       1,674       1,749      1,604      1,538
LAKE CHARLES OPERATING RESULTS:
  Casino revenues............................................  $   30,737  $  136,085  $  27,416  $  43,448
  Daily win/slot machine.....................................         194         276        233        228
  Daily win/table game.......................................       2,458       2,475      2,284      1,615


                                                                   AS OF MARCH 31,          AS OF JUNE 30,
                                                                ----------------------  ----------------------
                                                                   1994        1995        1994        1995
                                                                ----------  ----------  ----------  ----------
BALANCE SHEET DATA:
  Cash, cash equivalents and marketable securities............  $   77,546  $   50,332  $   83,333  $  159,039
  Total assets................................................     138,565     223,790     159,805     371,383
  Long-term debt, including current maturities................       5,865       8,907       9,035     150,031
  Total stockholders' equity..................................     115,844     176,143     128,986     185,712

------------------
(1) Information for the fiscal year ended March 31, 1994 includes 12 months and three months and 24 days of results for the Metropolis Complex and Players Lake Charles Riverboat, respectively. Information for the fiscal year ended March 31, 1995 and the three months ended June 30, 1994 and 1995 includes 12 full months and three full months of results, respectively, for each of the Metropolis Complex and the Players Lake Charles Riverboat. In addition, information for the three months ended June 30, 1995 includes the first 65 days of results from Lake Charles Star Riverboat, which opened in April 1995, and the first two days of results from the Players Island Resort, which opened June 29, 1995.
(2) Includes cumulative effect of a change in accounting principle of $3.5 million.
(3) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before provision for income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness and the portion of operating lease rental expenses that is representative of the interest factor. The Company previously was engaged in a line of business that was discontinued in May 1993 and, as a result, the ratio of earnings to fixed charges is not presented for the periods prior to fiscal year 1994. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--General.'
(4) Represents earnings from continuing operations before interest expense, provision for income taxes, depreciation and amortization, pre-opening expenses, one-time non-cash compensation expenses during fiscal 1994 and other income (expense) ('Adjusted EBITDA'). Adjusted EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to income from continuing operations as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. EBITDA-based information is presented solely as supplemental disclosure because EBITDA is frequently used to analyze companies on the basis of operating performance, leverage and liquidity.
(5) Adjusted EBITDA calculation excludes $2,868 for the year ended March 31, 1994 related to one-time non-cash compensation expenses for the grant of stock options to non-employee directors and the grant of stock to certain officers in connection with the execution of employment agreements.
(6) Pro forma gross interest expense reflects interest expense on the Old Notes and other outstanding indebtedness, without reflecting interest income on historical cash, cash equivalents and marketable securities and assumes no return upon the investment of proceeds following the issuance of the Old Notes. The pro forma calculations have been computed assuming the Old Notes were outstanding for the entire period presented. The Old Notes actually were issued on April 17, 1995.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, holders of Notes should consider carefully the following risk factors affecting the business of the Company.

INVESTMENT AND EXPANSION

     The net proceeds of the Old Note offering (the 'Offering') will be invested in several major projects currently under development by the Company, including
(i) the purchase and opening at Lake Charles, Louisiana of the Lake Charles Star Riverboat, the purchase (and subsequent reconstruction or substantial improvement and expansion) of the Players Hotel and additional expansion projects and improvements at the Lake Charles complex, (ii) the completion of a new land-based casino and related resort facilities at Mesquite, Nevada, (iii) the development of a new riverboat casino and related facilities in Maryland Heights, Missouri and (iv) additional amenities, attractions and riverfront parking at the Metropolis Complex. Major construction projects entail significant risks, including shortages of materials or skilled labor, engineering, environmental or regulatory problems, work stoppages, weather interferences and unanticipated cost increases. Construction, equipment and stoppage problems or difficulties in obtaining any of the required permits or authorizations from regulatory authorities could increase the completion costs or prohibit construction of any of the facilities contemplated. See '--Government Regulation and Regulatory Approvals.' In addition, no assurances can be given that the openings will occur on schedule or that anticipated construction costs will not be exceeded.

     In addition, the Company has had no experience in developing a land-based casino, such as the Players Island Resort, or in commencing or conducting operations at a casino in direct competition with existing casinos. The Players Island Resort opened in direct competition with established casinos and the Lake Charles complex has recently undergone increased direct competition. See '--Increased Competion.' Furthermore, the Metropolis Complex is expected to face increased competition shortly and the Maryland Heights Project will open in direct competition with established casinos. Moreover, the Company has limited experience in the design, development and operation of non-gaming entertainment facilities. The Company also expects that in the future it will be necessary for its complexes to offer more amenities in order to attract a suitable level of patronage as well as to acquire necessary gaming licenses. There can be no assurance that the entertainment facilities will operate profitably. Furthermore, in light of the increased competitive conditions and expense associated with obtaining and developing new gaming sites, including the projects recently opened and presently under development, there can be no assurance that, as the Company expands its gaming operations, it will be able to generate a comparable percentage increase in gaming win or continue to generate operating income relative to total revenues at levels comparable to or greater than the fiscal 1995 levels. See 'Recent Developments -- Additional Lake Charles Competition; Recent Operating Results.'

INCREASED COMPETITION

     To date, the Company's casinos have concentrated their marketing efforts on patrons within a reasonable driving distance from the casinos. A patron's choice between competing casinos operating in the same primary market area may be affected significantly by the relative proximity to the patron of the casinos or other forms of gaming or other casino facilities. These other forms of gaming include bingo and pull tab games, card clubs, parimutuel betting on horse racing and dog racing, state-sponsored lotteries and video lottery, video bingo and video poker terminals. The Company expects that it will experience significant competition as the emerging casino industry matures.

     The Company's riverboat operation in Metropolis currently experiences limited direct competition in its primary market area. Currently, the closest legalized gaming facility is located in Caruthersville, Missouri, approximately 120 miles from Metropolis. The Caruthersville facility opened in April 1995. Other competition comes from Illinois-based riverboats located approximately 160 miles away to the northwest in the greater St. Louis metropolitan area. Indiana has approved one riverboat in Evansville, which is approximately 110 miles northeast of Metropolis and is expected to be the closest Indiana riverboat to compete with the Metropolis Complex. This boat is expected to open in the fourth quarter of calendar 1995. The Metropolis Complex may face further competition as additional riverboats become licensed in Southern Indiana. Another Missouri city in which a proposed future gaming facility is under consideration is Cape Girardeau, which is approximately 70 miles from Metropolis. The timing of the opening and licensing of the Cape Girardeau project cannot be determined.

     The closest competitors of the Company's Lake Charles operation are the Grand Casino Coushatta ('Coushatta'), which is located approximately 45 minutes away by car, and the Isle of Capri Casino, a joint venture of Crown Casinos, Inc., and Casino America, Inc., which opened on July 29, 1995 in Westlake, Louisiana, approximately one mile from the Company's Lake Charles facility. Coushatta, which commenced operations on January 16, 1995 and expanded operations by increasing gaming space by 27,000 square feet and adding 750 slot machines and a 12 table poker room in August 1995, currently offers 71,000 square feet of gaming space, 2,000 slot machines and approximately 65 table games. Coushatta is a land-based gaming facility that is located northeast of Lake Charles, Louisiana on State Highway 165. A casino operated on Indian land, like Coushatta, has certain operating advantages that are not available to the Company, such as exemptions from taxes and cruising requirements. The Isle of Capri Casino opened in Lake Charles with approximately 26,000 square feet of gaming space, 860 slot machines and 40 table games. Eastbound travelers from Texas and Western Louisiana on Interstate 10 are able to access the Isle of Capri Casino prior to reaching the Players facility. The Company competes to a lesser degree with riverboat operators in Baton Rouge, approximately 125 miles east of Lake Charles, the New Orleans area, which is over 200 miles east of Lake Charles, and the Shreveport/Bossier City area, approximately 180 miles north of Lake Charles. Furthermore, the Louisiana Riverboat Gaming Commission has the authority to determine the locations of riverboat casinos. No assurance can be given that a riverboat casino operator will not seek or receive permission to locate in, or near, the Lake Charles area. A land-based casino opened, in a temporary location, in New Orleans in May 1995 and such temporary facility and the land-based permanent facility, which is under construction in New Orleans and will replace the temporary facility, may produce additional competition.

     The primary market area for the Lake Charles riverboats includes the Houston metropolitan area, other population centers west of the casino such as Beaumont, Galveston, Orange and Port Arthur, Texas and population centers east of the complex such as Lafayette and Baton Rouge, Louisiana. Since the Players Lake Charles Riverboat began operating on December 8, 1993, more than half of its patrons have come from Texas, with a significant portion coming from the metropolitan Houston area. Although casino gaming is not currently permitted in Texas, and the Attorney General of Texas has issued an opinion that gaming in Texas would require an amendment to the State's Constitution, the Texas legislature has considered various proposals to authorize casino gaming and two bills related to gaming were presented in the most recent legislative session that concluded on May 29, 1995. See 'Business--Lake Charles Operations' and 'Regulatory Matters--Proposed Texas Gaming Legislation.' Additional bills may be introduced from time to time whenever the legislature is in session. Since the Texas legislature (which meets every two years in odd-numbered years) did not pass legislation to amend the Texas State Constitution during the 1995 regular session, such legislation will have to await the next regular session in 1997, or a special session of the legislature. Special sessions can only be called by the Governor for matters that were pending in the regular legislative session. Governor George Bush has taken a public position against legalized casino gaming. A constitutional amendment requires a two-thirds vote of those present and voting in each house of the Texas state legislature and approval by the electorate at a referendum. If casinos commence operations in Texas in or near the Company's primary market area, they would be expected to adversely affect the Company's Lake Charles casino operations and the Company's potential casino operations in Shreveport, Louisiana. See 'Recent Developments -- Acquisition Developments.' Federal law permits gaming on cruise ships in international waters under certain circumstances. One such cruise ship operated out of Galveston, Texas until October of 1994. No assurances can be given that similar cruise ships will not seek to operate out of Texas or Louisiana.

     The Company believes that the operating revenues and profits generated to date in its Metropolis and Lake Charles operations are attributable in part to the limited direct competition that these casinos have experienced historically. As noted above, competition is expected to increase in Metropolis and has increased significantly in Lake Charles, which may adversely affect the Company's operating results at these casinos. See 'Recent Developments -- Additional Lake Charles Competition; Recent Operating Results.' The Company's Mesquite property opened on June 29, 1995 in direct competition with established casinos. The Company also anticipates that its project under development in Maryland Heights, Missouri will compete with other nearby gaming establishments. See 'Business--Competition.'

     Louisiana and Illinois statutes limit the number of riverboat casino licenses that may be granted in such states, but the number of authorized licenses may be increased by future legislation. Under Nevada and Missouri law, the number of authorized gaming licenses is not limited.

HOLDING COMPANY STRUCTURE AND ABILITY TO SERVICE DEBT; EFFECTIVE SUBORDINATION

     The Company is a holding company whose operations are conducted through subsidiaries. The Company, therefore, will be dependent on the earnings and cash flow of its subsidiaries to meet its debt obligations, including its obligations with respect to the Notes. The ability of certain subsidiaries of the Company to make payments to the Company is governed by the gaming laws of certain jurisdictions, which place limits on the amount of funds which may be transferred to the Company and may require prior or subsequent approval for any such payments. See 'Regulatory Matters.' Accordingly, there can be no assurance that the subsidiaries will be able to, or will be permitted to, pay to the Company amounts necessary to service the Notes.

     The Guarantees of the Notes may provide a basis for a direct claim against the Guarantors; however, it is possible that the Guarantees may not be enforceable. See '--Fraudulent Transfer Considerations' and '-- Government Regulation and Regulatory Approvals.' If the Guarantees are not enforceable, the Notes will effectively be subordinate to all Indebtedness, trade payables and other liabilities of the Guarantors. On June 30, 1995, the Company and the Guarantors had aggregate trade payables of $10.5 million and $0.03 million in Indebtedness, exclusive of the Old Notes.

     Obligations under the Company's $120 million bank facility, (the 'Bank Facility'), are secured by liens on certain assets of the Company. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources.' Subject to compliance with certain tests in the Indenture that limit the aggregate amount of senior Indebtedness that may be incurred by the Company, the Company is entitled to increase the amounts available for borrowings and outstanding Indebtedness under the Bank Facility above the initial proposed availability of $120 million, up to the aggregate amount that is so permitted, from time to time, under such tests. In such event, such additional Indebtedness would likely be secured by liens on certain or all of the Company's and its Subsidiaries' assets at such time. Upon any distribution of the assets of the Company or the Guarantors upon liquidation, reorganization or insolvency, secured creditors of the Company or the Guarantors would be entitled to payment in full out of the assets securing such Indebtedness prior to payment to the Holders of the Notes, and the rights of the Holders of the Notes are therefore effectively subordinate to the rights of such creditors. If secured creditors were to foreclose on the collateral securing such Indebtedness, it is possible that insufficient assets would remain after satisfaction of such Indebtedness to satisfy fully the claims of the Holders of the Notes.

GOVERNMENT REGULATION AND REGULATORY APPROVALS

     The Company currently holds gaming licenses for the operation of casinos in Louisiana, Illinois and Nevada as well as a casino service industry license in New Jersey and a thoroughbred racetrack license in Kentucky. In addition, the Company has applied for licenses to operate casinos in Missouri and Indiana.

     The Company is subject to the laws of each state in which it conducts business and to Federal law. In addition to being subject to laws applicable to businesses generally, the Company is subject to regulations that apply specifically to the gaming industry. All laws are subject to change and different interpretations, especially laws regulating the gaming industry, where in many cases the laws and the regulatory agencies that apply them are new. Changes in laws or their interpretation may result in the imposition of more stringent, burdensome or expensive requirements or the outright prohibition of gaming. For example, legislation is pending in Louisiana which would restrict or prohibit riverboat gaming and legislation is pending in Illinois which would authorize additional casino gaming. The Company is required to pay gaming fees and taxes in jurisdictions in which it operates and in which projects are under development. Such fees and taxes are subject to change over which the Company has no control. See 'Regulatory Matters.'

     The Company must obtain a gaming license for each location at which it operates a casino. Generally, such licenses are for a fixed term and are subject to renewal periodically. The Company and each of its officers, directors, managers and principal stockholders are subject to strict scrutiny and approval by the gaming regulatory bodies of each jurisdiction in which the Company conducts or seeks to conduct gaming operations. The issuance of a gaming license is considered a privilege, not a right, and gaming licenses are subject to suspension, limitation or revocation if detailed regulatory requirements are not met. In addition to licenses from the state gaming regulatory agencies, casino operations also typically require various local governmental approvals and riverboats need Federal and state environmental approvals and approvals relating to operations in navigable waters. See 'Regulatory Matters.'

     The Missouri Gaming Act does not limit statewide the number of licenses that may be granted and permits more than one person to be licensed for operation in any city. Under the Missouri Gaming Act, the number and location of licensed gaming facilities are determined by the Missouri Gaming Commission, which has not indicated what number of gaming licenses may be granted statewide or whether it will limit the number or location of gaming facilities on a statewide, regional or local basis. See 'Regulatory Matters.' The development and operation of the Maryland Heights Project requires the receipt of regulatory approvals from Missouri gaming and other authorities. On May 24, 1995, the Company's amended application for a gaming license at the Maryland Heights Project was filed with the Missouri Gaming Commission. The Missouri Gaming Commission is considering licensing applications for review in selected pools of three and has chosen the applications of the Company and Harrah's for consideration in the next such pool. Such applications are currently under investigation, but no assurances can be given when the Missouri Gaming Commission or any other governmental agency will act on the applications, whether all approvals will be obtained or whether any unusually burdensome restrictions may be imposed on the Company or Harrah's in order to obtain such approvals. The Company and

Harrah's are currently parties to a non-binding letter of intent regarding the development and operation of the Maryland Heights Project. The development and operation of the Maryland Heights Project are conditioned upon the negotiation and execution of definitive agreements between the Company and Harrah's.

     The Company's license to operate its riverboat casino at the Metropolis Complex and the Players Lake Charles Riverboat expire in February 1996 and December 1998, respectively. The license to operate the Players Star Riverboat will expire in August 1998. The casino license that was issued on June 21, 1995 to Players Nevada, Inc. ('Players Nevada') to operate the Players Island Resort does not have a set expiration date, but it is subject to suspension, limitation or revocation in certain circumstances. The Company also holds a license expiring January 1996 from Kentucky authorizing it to operate a thoroughbred racetrack. The loss or suspension of the Illinois, Louisiana, or Nevada licenses, or the failure to obtain any license from a state in which the Company plans to operate a casino in the future, including Missouri, or the failure to obtain the renewal of any license would have a material adverse effect on the Company's business. In some circumstances, the loss of a license from one jurisdiction may trigger the loss of a license in another jurisdiction. See 'Regulatory Matters.'

     In addition, Guarantees required to be executed in the future by other Subsidiaries may also be subject to review and approval or disapproval by Gaming Authorities in applicable jurisdictions, either in connection with such Subsidiary's application for a gaming license, or as a separate approval item. No assurances can be given that approval of such Guarantees will be obtained, or that the existence of such Guarantees will not hinder, delay or prevent licensure of such other Subsidiaries. If the Company elects not to deliver a Guarantee from a given Subsidiary, it would be required to designate such Subsidiary as an Unrestricted Subsidiary. See 'Description of New Notes--Certain Definitions.'

     Certain aspects of the Bank Facility are subject to required disclosure to, approval of or disapproval by the respective gaming authorities in the states in which the Company conducts or proposes to conduct gaming operations. The Bank Facility may be reviewed as part of the Company's application for a gaming license in a jurisdiction, or if previously licensed, as a separate review item. The disclosure, review and approval requirements for the Bank Facility in Illinois, Louisiana, Nevada and Missouri are substantially similar to the disclosure, review and approval requirements applicable to the Notes and the Guarantees except that additional disclosure, review and/or approval requirements may apply with respect to the security provided concerning the Bank Facility. The Bank Facility has been approved by the Gaming Authorities in Illinois, Nevada and Louisiana. No assurance can be given that the Bank Facility and the security for the Bank Facility will receive all required approvals, that such approvals will be received on a timely basis or that the failure to obtain all required approvals will not adversely impact the Bank Facility or the Company's ability to make borrowings thereunder. See 'Regulatory Matters--Missouri Gaming Regulation.'

     Prior to the Company's acquisition of the Interests and relocation of the Lake Charles Star Riverboat to Lake Charles, the Partnership, while under control of its prior owners, was the subject of an investigation by the Office of the District Attorney for Orleans Parish, Louisiana, for failure to cruise regularly, as required by Louisiana law. Although the Company believes that prosecution for the Partnership's past failure to cruise while operating on Lake Pontchartrain is unlikely, no assurances can be given that such prosecution will not be instituted, or that the Partnership's past failure to cruise would not constitute a violation of Louisiana law.

LOSS OF RIVERBOAT OR DOCKSIDE FACILITY FROM SERVICE

     A riverboat may be lost from service due to many factors, including a natural disaster. Although the Company maintains insurance it considers adequate for hull and content damage and liability and business interruption insurance in the event both the Lake Charles Star Riverboat and Players Lake Charles Riverboat are not in operation, the Company does not carry comprehensive business interruption insurance. U.S. Coast Guard regulations require that hulls of vessels of the type being operated by the Company be inspected every five years at a U.S. Coast Guard approved dry docking facility, which will cause a temporary loss of service. A flood, hurricane or other severe weather condition or low water conditions also could damage or preclude excursions by a cruising riverboat or could cause the Company to lose the use of a riverboat or dockside facility for an extended period, which could have a material adverse effect on operations. When excursions by a cruising riverboat are either legally or physically impossible, various state laws and regulations may restrict or prohibit the Company from conducting dockside gaming as an alternative.

     The Ohio River occasionally overflows its banks at Metropolis, Illinois, most often during late winter and early spring. Such flooding may cover a portion of the Company's existing parking area closest to its landing, but is not expected to impact the additional riverfront parking that is currently planned for construction. In designing its riverboat landing, the Company considered typical flood levels and believes that its existing parking arrangements provide adequate available parking within reasonable walking distance of its landing during typical flooding periods. If flooding is especially severe, it may be impractical for passengers to board the riverboat at its normal dock site. In such circumstances, the Company may seek permission from the Illinois Gaming Board to dock at an alternate landing it has found, where access is not expected to be restricted by flooding. However, no assurance can be given that the Illinois Gaming Board would grant permission to dock at the alternate landing or that an alternate landing acceptable to the Illinois Gaming Board could be found. Any use of an alternate landing because of flooding may result in some loss of service and other adverse effects on operations. See 'Regulatory Matters--Illinois Gaming Regulation.'

     The Company believes that flooding does not present a significant risk to its operations in Lake Charles, Louisiana. Flooding may, however, pose a risk to Company operations at Maryland Heights, Missouri and future water-based gaming sites.

ILLINOIS DOCKSIDE GAMING

     Although the Illinois Riverboat Gambling Act provides that no gambling may be conducted while a riverboat is docked, Illinois Gaming Board Rule, Section 3000.510, currently permits dockside gaming if the captain of the riverboat reasonably determines that cruising is unsafe due to inclement weather, mechanical or structural problems, or river icing. From the commencement of the Company's Illinois operations in February 1993 through February 28, 1995, dockside gaming occurred under Illinois Gaming Board Rules, Section 3000.510, approximately 34% of the time. Recent pronouncements by the Illinois Gaming Board indicate that the explanations for failure to cruise pursuant to Illinois Gaming Board Rule, Section 3000.510 will be scrutinized and that any abuse of the rule will result in disciplinary actions, which may include, among other things, any of the following: cancellation of future cruises, penalties, fines, suspension and/or revocation of license. In addition, since commencement of the Metropolis operations in February 1993, pursuant to Illinois Gaming Board Rule,
Section 3000.500, dockside gaming operations have occurred during the 30 minute time periods at the beginning and end of a cruise while passengers are embarking and disembarking. Any change in the membership of the Illinois Gaming Board may result in a complete prohibition of dockside gaming, The inability to conduct dockside gaming would result in a material adverse effect on the Metropolis operation.

     Furthermore, the Company's Illinois riverboat cruises on the Ohio River, which is partially in the Commonwealth of Kentucky. Kentucky does not permit riverboat gaming. In extreme low-water conditions, the Company's Metropolis riverboat may not be able to safely cruise the Ohio River without crossing into Kentucky territory for part of the cruise. In such circumstances, either the riverboat must cease operations, restrict the distance the riverboat cruises or conduct dockside gaming. No assurances can be given that the Company would be able to obtain approval from the Illinois Gaming Board to shorten the riverboat gaming cruise or conduct dockside gaming. See 'Regulatory Matters--Illinois Gaming Regulation.'

INFLUENCE BY PRINCIPAL STOCKHOLDERS

     The directors and officers of the Company and their respective affiliates and relatives are among the largest stockholders of the Company. As a result, they have the power to control or influence control of the Company.

     As of August 4, 1995, Edward Fishman, the Chairman and Chief Executive Officer of the Company, and David Fishman, the Vice Chairman of the Company, respectively, beneficially owned, as defined in Rule 13d-3 under the Exchange Act ('Beneficially Owned'), 1,379,959 and 856,672 shares of common stock of the Company ('Common Stock'). Edward and David Fishman are brothers and Beneficially Owned, in the aggregate, 2,236,631 or 7.4% of the Common Stock as of August 4, 1995.

     As of August 4, 1995, The Griffin Group, Inc., a Connecticut corporation ('The Griffin Group'), and its affiliates Beneficially Owned 5,438,250 shares of Common Stock or 17.1% of the Company's Common Stock. Mr. Thomas E. Gallagher, President and Chief Executive Officer of The Griffin Group and of Griffin Gaming & Entertainment, Inc. (GG&E'), is a director of the Company and the beneficial owner of certain of the securities described above.

     Merv Griffin, the Company's public representative for its riverboat casinos, participates actively in the Company's efforts to acquire new sites and licenses, advises the Company on entertainment strategy and assists in promotion. His name and likeness are utilized by the Company under a license which provides for certain promotional activities to be performed by Mr. Griffin on behalf of the Company. The Company's rights to Mr. Griffin's services are exclusive in the riverboat and dockside casino industry, except that Mr. Griffin has the right to represent casinos of GG&E (formerly Resorts International Inc.). Mr. Griffin's only commitment to GG&E relates to GG&E's land-based casino in Atlantic City, New Jersey, although GG&E is believed to be examining the possibility of developing riverboat casinos and other land-based casinos at one or more locations. See 'Business--License with Merv Griffin and The Griffin Group.' The Company has initiated negotiations with The Griffin Group to retain Mr. Griffin's services as the Company's public representative for the Players Island Resort, although no assurance can be given that the Company will be successful in retaining such services. Mr.

Griffin is Chairman of the Board and a significant stockholder of GG&E. Additionally, Thomas E. Gallagher, a director of the Company, is President, Chief Executive Officer and a director of GG&E.

FRAUDULENT TRANSFER CONSIDERATIONS

     The obligation of each of the Guarantors of the Notes may be subject to review under state or federal fraudulent transfer laws. Under such laws, if a court in a lawsuit by an unpaid creditor or representative of creditors of a subsidiary, such as a trustee in bankruptcy or such Guarantor as debtor-in-possession, were to find that at the time such obligation was incurred, such Guarantor, among other things, (a) did not receive fair consideration or reasonably equivalent value therefor and (b) either (i) was insolvent, (ii) was rendered insolvent, (iii) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital or (iv) intended to incur or believed that it would incur debts beyond its ability to pay such debts as they matured, such court could avoid such Guarantor's obligation and direct the return of any payments made under the Guarantee to such Guarantor or to a fund for the benefit of its creditors. Moreover, regardless of the factors identified in the foregoing clauses (i) through (iv), such court could avoid such obligation and direct such repayment, if it found that the obligation was incurred with intent to hinder, delay or defraud such Guarantor's creditors. In any such event, the holders of the Notes would have to seek repayment from other Guarantors whose guarantee obligations had not been avoided.

     The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sums of its debts is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

REGULATORY REDEMPTION

     If the ownership of any of the Notes by any person or entity will preclude, interfere with, threaten or delay the issuance, maintenance, existence or reinstatement of any gaming or liquor license, permit or approval, or result in the imposition of burdensome terms or conditions on such license, permit or approval, as determined by any Governmental Authority or the Board of Directors of the Company, such Holder shall be required to dispose of such Notes within a specified time and, if the Holder of the Notes fails to dispose of them within such time, the Company shall have the right to redeem the Notes at a price, without accrued interest, if any, equal to the lowest of the Holder's cost, the principal amount of such Notes or the average of the current market prices of such Notes. See 'Description of New Notes--Regulatory Redemption.'

LACK OF PUBLIC MARKET

     The New Notes are a new issue of securities, have no established trading market and may not be widely distributed. The Company does not intend to apply to list the New Notes on any stock exchange. The Initial Purchasers have informed the Company that they intend to make a market in the New Notes as permitted by applicable laws and regulations; however, the Initial Purchasers are not obligated to do so and may discontinue such market making activities at any time without notice to the holders of the New Notes. Accordingly, there can be no assurance that a trading market for the New Notes will develop or be maintained. Moreover, if a market for the New Notes does develop, the price of the New Notes could fluctuate and liquidity may be limited. If a market for the New Notes does not develop, holders may not be able to resell the New Notes for an extended period of time, if at all. If a trading market develops for the New Notes, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities.

                              RECENT DEVELOPMENTS

     Additional Lake Charles Competition; Recent Operating Results. During August 1995, the Company experienced substantial additional competition after Coushatta significantly expanded its operations and the Isle of Capri Casino commenced operations (on July 29, 1995). See 'Risk Factors -- Increased Competition.' Also, during the Summer of 1995, the Company undertook a significant project as part of the Lakes Charles Complex Expansion involving construction of a 600 car parking garage next to the Players Hotel. To provide alternative parking arrangements, the Company significantly expanded its valet parking operation. As a result of this additional competition, the disruption to existing operations associated with construction and, to a certain extent, additional patronage in July associated with the three-day Fourth of July weekend, Lake Charles casino revenues declined from $17.6 million in July 1995 to $14.1 million in August 1995. Although construction of the parking facility is expected to be completed by January 1996, no assurance can be given that additional projects associated with the Lake Charles Complex Expansion will not adversely impact Lake Charles short-term results. The Company has begun providing complimentary admission, beverage and valet parking in Lake Charles in response to competitive market conditions, with an associated loss of revenues from these sources as compared to prior periods. As a result of the foregoing conditions, increased interest expense related to the Old Notes and additional depreciation associated with the Lake Charles Star Riverboat, the Company may experience a decline in net income for the second quarter of fiscal 1996 compared to the second quarter of fiscal 1995. Although the Lake Charles Complex Expansion is only expected to disrupt operations on a short-term basis, the new competitive conditions are likely to affect operations on a long-term basis, the full extent of which cannot be assessed until the Lake Charles Complex Expansion has been completed. See 'Risk Factors -- Investment and Expansion.'

     Acquisition Developments. The Company entered into an agreement on August 10, 1995 to purchase the President Casino IV Riverboat for approximately $18 million, subject to the receipt of regulatory approvals by the Louisiana Riverboat Gaming Commission, the Louisiana State Police and the U.S. Coast Guard. Preliminary plans call for the President Casino IV to replace the Players Lake Charles Riverboat, which would increase gaming space by 4,400 square feet and add 50 gaming positions at the Company's Lake Charles complex. Subject to regulatory approval from the Illinois Gaming Board, the Players Lake Charles Riverboat is expected to be moved to the Company's Metropolis Complex where it would replace the Company's existing Metropolis riverboat and thereby increase gaming space, by 7,500 square feet, and add gaming positions. Assuming receipt of the foregoing approvals, the Company currently anticipates spending an additional $9 million for the acquisition of the gaming equipment, refitting and transportation costs and costs associated with receipt of the required approvals.

     A joint venture (the 'Hyatt Joint Venture') between the Company and SDI Securities 11, Inc., an affiliate of Hyatt Corporation ('Hyatt'), entered into a letter of intent on July 18, 1995 with an affiliate of Harrah's (the 'Shreveport Letter of Intent'). Under the terms of the Shreveport Letter of Intent, the Hyatt Joint Venture will own and operate a riverboat casino using shared dockside facilities at the current Harrah's riverboat casino site in Shreveport, Louisiana. The parties have also agreed to invest in shoreside enhancements at the site. The intended improvements include a hotel with convention facilities, a restaurant and additional structured parking. The proposed transactions are subject to the Hyatt Joint Venture's successful acquisition of a casino riverboat currently located in New Orleans, Louisiana. The Hyatt Joint Venture entered into an agreement dated August 24, 1995 with Grand Palais Riverboat, Inc. ('Grand Palais') to acquire the outstanding capital stock of Grand Palais. Grand Palais is a subsidiary of Hemmeter Enterprises, Inc. Grand Palais (i) owns a gaming riverboat and is licensed to operate in New Orleans, Louisiana and (ii) owns an interest in River City Joint Venture, a joint venture between Grand Palais and Crescent City Capital Development Corp. ('Crescent City'), which owns certain dockside facilities in New Orleans. Each of Grand Palais, Crescent City and River City Joint Venture has filed for protection from creditors under Title 11 of the United States Bankruptcy Code.

     The transactions contemplated by the Shreveport Letter of Intent are subject to the negotiation of definitive agreements acceptable to the parties, approval of the definitive agreements by the respective Boards of Directors of the Company, Hyatt and Harrah's and the receipt of all required regulatory approvals and consents. The proposed Grand Palais transaction is subject to completion of the Company's due diligence review of Grand Palais, approval by the bankruptcy court in the proceedings involving Grand Palais and receipt of all required regulatory approvals and consents.

     The Company entered into a letter of intent in August 1995 with the Noteholders Steering Committee of Capital Gaming International, Inc. ('Capital Gaming') with respect to the proposed acquisition by the Company and Hyatt of certain of Capital Gaming's assets and the assumption of certain of Capital Gaming's liabilities. The assets to be acquired include (i) the capital stock of Crescent City, a subsidiary of Capital Gaming that owns a gaming riverboat licensed to operate in New Orleans, Louisiana and (ii) Crescent City's interest in River City Joint Venture, a joint venture between Crescent City and a subsidiary of Hemmeter Enterprises, Inc. that owns certain dockside facilities in New Orleans. The liabilities to be assumed would include certain notes payable to Capital Gaming or its affiliates. If the Capital Gaming transaction is completed, it is currently expected that the Company would operate the acquired riverboat casino in New Orleans. The proposed transaction is subject to negotiation of definitive agreements acceptable to the parties and to Capital Gaming's creditors, approval of the definitive agreements by the respective Boards of Directors of the Company and Capital Gaming, completion of the Company's due diligence review of Capital Gaming, approval by the bankruptcy court in the proceedings involving Crescent City and River City Joint Venture and receipt of all required regulatory approvals and consents.

     No assurances can be given that the Company will complete these projects successfully or that the projects, if completed, would have a beneficial impact on the Company's revenues.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

     The Old Notes were sold by the Company to the Initial Purchasers on April 17, 1995, pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Company and the Initial Purchasers also entered into the Registration Rights Agreement, pursuant to which the Company agreed, with respect to the Old Notes and subject to the Company's determination that the Exchange Offer is permitted under applicable law, to (i) cause to be filed, on or prior to June 1, 1995, a registration statement with the Commission under the Securities Act concerning the Exchange Offer, (ii) use all reasonable efforts (a) to cause such registration statement to be declared effective by the Commission as soon as practicable and (b) to cause the Exchange Offer to remain open for a period of not less than twenty (20) business days. This Exchange Offer is intended to satisfy the Company's exchange offer obligations under the Registration Rights Agreement.

TERMS OF THE EXCHANGE OFFER

     The Company hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 in principal amount of the New Notes for each $1,000 in principal amount of the outstanding Old Notes. The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions which may be waived by the Company, and to the terms and provisions of the Registration Rights Agreement. See 'Conditions of the Exchange Offer.'

     Old Notes may be tendered only in multiples of $1,000. Subject to the foregoing, Eligible Holders may tender less than the aggregate principal amount represented by the Old Notes held by them, provided that they appropriately indicate this fact on the Letter of Transmittal accompanying the tendered Old Notes (or so indicate pursuant to the procedures for book-entry transfer.).

     As of the date of this Prospectus, $150 million in aggregate principal amount of the Old Notes were outstanding, the maximum amount authorized by the Indenture for all Notes. As of September 12, 1995, there was one registered holder of the Old Notes, Cede, which held the Old Notes for 22 of its participants. Solely for reasons of administration (and for no other purpose), the Company has fixed the close of business on September 12, 1995, as the record date (the 'Record Date') for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only an Eligible Holder of the Old Notes (or such Eligible Holder's legal representative or attorney-in-fact) may participate in the Exchange Offer. There will be no fixed record date for determining Eligible Holders of the Old Notes entitled to participate in the Exchange Offer. The Company believes that, as of the date of this Prospectus, no such Eligible Holder is an affiliate (as defined in Rule 405 under the Securities Act) of the Company.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Eligible Holders of Old Notes and for the purposes of receiving the New Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Eligible Holder thereof as promptly as practicable after the Expiration Date.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The Expiration Date shall be October 17, 1995 at 5:00 p.m., New York City time, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 10:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, (iii) if any of the conditions set forth below under 'Conditions of the Exchange Offer' shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension, or termination to the Exchange Agent, and (iv) to amend the terms of the Exchange Offer in any manner. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendments by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes.

CONDITIONS OF THE EXCHANGE OFFER

     The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, notwithstanding any other provisions of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue the New Notes in exchange for, any Old Notes, if any of the following events shall occur, which occurrence, in the sole judgment of the Company and regardless of the circumstances (including any action by the Company) giving rise to any such events, makes it inadvisable to proceed with the Exchange Offer:

          (i) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission (a) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof or (b) resulting in a material delay in the ability of the Company to accept for exchange or exchange some or all of the Old Notes pursuant to the Exchange Offer or which, in the judgment of the Company, might result in the holders of the New Notes having obligations with respect to resales and transfers of New Notes that are greater than those described in 'The Exchange Offer--Resales of the New Notes' or which would otherwise in the judgment of the Company make it inadvisable to proceed with the Exchange Offer; provided, however, that the Company will use reasonable efforts to modify or amend the Exchange Offer or to take such other reasonable steps in order to effectuate the Exchange Offer;

          (ii) any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any domestic or foreign government or governmental authority, or any action shall have been taken, proposed or threatened by any domestic or foreign government or governmental authority that. in the judgment of the Company, might directly or indirectly result in any of the consequences referred to in clauses (i)(a) or (i)(b) above or which, in the judgment of the Company, might result in the holders of the New Notes having obligations with respect to resales and transfers of New Notes that are greater than those described in 'Resales of the New Notes' or which would otherwise in the judgment of the Company make it inadvisable to proceed with the Exchange Offer; provided, however, that the Company will use reasonable efforts to modify or amend the Exchange Offer or to take such other reasonable steps in order to effectuate the Exchange Offer;

          (iii) there shall have occurred (a) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (b) a commencement of wars, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the event any of the foregoing exist at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof;

          (iv) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole discretion that any of the conditions set forth above are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders,

(ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration Date, subject however, to the rights of Eligible Holders to withdraw such Old Notes as described in '--Withdrawal Rights,' or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all validly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a public announcement and a prospectus supplement that will be distributed to the registered holders.

     The Company expects that the foregoing conditions will be satisfied. The foregoing conditions are for the sole benefit of the Company and may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of such rights and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Company concerning the events described above will be final and binding upon all parties.

TERMINATION OF CERTAIN RIGHTS


     The Registration Rights Agreement provides that, subject to certain exceptions, in the event of a Registration Default (as defined below), Eligible Holders of Old Notes are entitled to receive Liquidated Damages of $.10 per week per $1,000 principal amount of Old Notes held by such holders. A 'Registration Default' with respect to the Exchange Offer shall occur if: (i) the registration statement concerning the exchange offer (the 'Registration Statement') has not been filed with the Commission on or prior to June 1, 1995; or (ii) the Exchange Offer is not consummated by October 14, 1995; or (iii) the Registration Statement or shelf registration statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective without being succeeded within 30 days by an additional registration statement filed and declared effective under the Securities Act. Holders of New Notes will not be and, upon consummation of the Exchange Offer, Eligible Holders of Old Notes will no longer be, entitled to (i) the right to receive the Liquidated Damages or (ii) certain other rights under the Registration Rights Agreement intended for holders of Transfer Restricted Securities; provided, however, that an Eligible Holder of Old Notes who reasonably determines and notifies the Company within 20 business days of the consummation of the Exchange Offer (i) that such Eligible Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (ii) that such Eligible Holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that this Prospectus is not appropriate or available for such resales by such Eligible Holder, or (iii) that such Eligible Holder is a broker-dealer registered under the Exchange Act and holds the Old Notes acquired directly from the Company or one of its affiliates, subject to reasonable verification by the Company, will retain the right to require the Company to file a shelf registration statement pursuant to Rule 415 under the Securities Act solely for the benefit of such Eligible Holder of Old Notes and will be entitled to receive the Liquidated Damages following the occurrence of defined events of default in connection with the filing of such shelf registration statement. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that were tendered by holders thereof pursuant to the Exchange Offer.


ACCRUED INTEREST ON THE OLD NOTES

     The New Notes will bear interest at a rate equal to 10 7/8% per annum from and including their date of issuance. Eligible Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of their original issuance or the last Interest Payment Date, as applicable, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange, which interest accrued at the rate of 10 7/8% per annum, will cease to accrue on the day prior to the issuance of the New Notes. See 'Description of New Notes-- Principal, Maturity and Interest.'

PROCEDURES FOR TENDERING OLD NOTES

     The tender of an Eligible Holder's Old Notes as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Eligible Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, an Eligible Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit such Old Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE ELIGIBLE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE ELIGIBLE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. In connection with a book-entry transfer, a Letter of Transmittal need not be transmitted to the Exchange Agent, provided that the book-entry transfer procedure must be complied with prior to 5:00 p.m., New York City time, on the Expiration Date.

     Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant hereto are tendered (i) by a registered holder of the Old Notes who has not completed either the box entitled 'Special Exchange Instructions' or the box entitled 'Special Delivery Instructions' in the Letter of Transmittal, or (ii) by an Eligible Institution (as defined). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise be an 'eligible guarantor institution' within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, 'Eligible Institutions'). If the Letter of Transmittal is signed by a person other than the registered holder of the Old Notes, the Old Notes surrendered for exchange must either (i) be endorsed by the registered holder, with the signature thereon guaranteed by an Eligible Institution, or (ii) be accompanied by a bond power, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution. The term 'registered holder' as used herein with respect to the Old Notes means any person in whose name the Old Notes are registered on the books of the Registrar.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered and to reject any Old Notes the Company's acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and Conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such period of time as the Company shall determine. The Company will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

     Any beneficial owner of the Old Notes (a 'Beneficial Owner') whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Old Notes, make appropriate arrangements to register ownership of the Old Notes in such Beneficial Owner's name. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.


     By tendering, each registered holder will represent to the Company that, among other things (i) the New Notes to be acquired in connection with the Exchange Offer by the Eligible Holder and each Beneficial Owner of the Old Notes are being acquired by the Eligible Holder and each Beneficial Owner in the ordinary course of business of the Eligible Holder and each Beneficial Owner,
(ii) the Eligible Holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes, (iii) the Eligible Holder and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters that are discussed herein under 'Resales of New Notes,' (iv) that if the Eligible Holder is a broker-dealer that acquired Old Notes as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of New Notes acquired in the Exchange Offer, (v) the Eligible Holder and each Beneficial Owner understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission, and (vi) neither the Eligible Holder nor any Beneficial Owner is an 'affiliate,' as defined under Rule 405 of the Securities Act, of the Company except as otherwise disclosed to the Company in writing. In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the Letter of Transmittal.


GUARANTEED DELIVERY PROCEDURES

     Eligible Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such Eligible Holder, (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the Eligible Holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Eligible Holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within four (4) business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Old Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent, and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent within four (4) business days after the Expiration Date. Any Eligible Holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmittal relating to such Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly after acceptance of the Old Notes. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes, when, as, and if the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents (or of confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC); provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Notes are not accepted for any reason, such unaccepted Old Notes will be returned without expense to the tendering Eligible Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL RIGHTS

     Tenders of the Old Notes may be withdrawn by delivery of a written notice to the Exchange Agent, at its address set forth on the back cover page of this Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the 'Depositor'), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes, as applicable), (iii) be signed by the Eligible Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution together with the other documents required upon transfer by the Indenture, and (iv) specify the name in which such Old Notes are to be re-registered, if different from the Depositor, pursuant to such documents of transfer. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to the Eligible Holder thereof without cost to such Eligible Holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under 'The Exchange Offer--Procedures for Tendering Old Notes' at any time on or prior to the Expiration Date.

THE EXCHANGE AGENT; ASSISTANCE

     First Fidelity Bank, National Association is the Exchange Agent. All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

          By Hand, Registered or Certified Mail or Overnight Courier:

                   First Fidelity Bank, National Association
                       123 South Broad Street, 12th Floor
                        Philadelphia, Pennsylvania 19109

                                 By Facsimile:

                                 (215) 985-7290
                           Attention: John H. Clapham

                      Confirm by Telephone (215) 985-7157

FEES AND EXPENSES

     All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by the Company or the Guarantors, including without limitation: (i) all registration and filing fees and expenses (including filings made with the National Association of Securities Dealers, Inc., (including, if applicable, the fees and expenses of any 'qualified independent underwriter' and its counsel, as may be required by the rules and regulations of the National Association of Securities Dealers, Inc.)), (ii) all fees and expenses of compliance with federal securities or state or other jurisdictions, Blue Sky or securities laws, (iii) all expenses of printing (including printing certificates for the New Notes and prospectuses), messenger and delivery services and telephone, (iv) all fees and disbursements of counsel for the Company and the Guarantors and the fees of one counsel for the Initial Purchasers with respect to the Registration Statement and any shelf registration statement, (v) all application and filing fees in the event the Notes are listed on a national securities exchange or automated quotation system, and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

     The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses of any person, including special experts, retained by the Company.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by the Company for accounting purposes. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

RESALES OF THE NEW NOTES


     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer to an Eligible Holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such Eligible Holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Eligible Holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. However, if any Eligible Holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such Eligible Holder cannot rely on the position of the staff of the Commission enunciated in Morgan Stanley & Co., Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available April 13, 1989), or interpreted in the Commission's letter to Shearman and Sterling (available July 2, 1993), or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See 'Plan of Distribution.'

                                 CAPITALIZATION

     The following table sets forth the cash position and capitalization of the Company at June 30, 1995.


                                                                                                    JUNE 30, 1995
                                                                                                    --------------
                                                                                                    (IN THOUSANDS)
Cash, cash equivalents and marketable securities..................................................    $  159,039
                                                                                                    --------------
                                                                                                    --------------

Long-term debt, including current portion:
  Existing debt...................................................................................    $       31
  Old Notes.......................................................................................       150,000
                                                                                                    --------------
  Total long-term debt, including current portion.................................................       150,031
                                                                                                    --------------
Stockholders' equity:
  Preferred Stock: no par value; 10,000,000 shares authorized; no Preferred Shares issued and
     outstanding at June 30, 1995.................................................................            --
  Common Stock: $0.005 par value; 90,000,000 shares authorized; 29,763,940 shares issued and
     outstanding at June 30, 1995.................................................................           149
Unrealized loss on marketable securities..........................................................           (56)
Additional paid-in capital........................................................................       122,867
Retained earnings.................................................................................        62,752
                                                                                                    --------------
     Total stockholders' equity...................................................................       185,712
                                                                                                    --------------
     Total capitalization.........................................................................    $  335,743
                                                                                                    --------------
                                                                                                    --------------

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data presented below as of March 31, 1995 has been derived from the Company's consolidated financial statements, which have been audited by Ernst & Young LLP, independent auditors. The selected consolidated financial data presented below as of March 31, 1993 and 1994 have been derived from the Company's consolidated financial statements, which have been audited by Arthur Andersen LLP, independent public accountants. The consolidated balance sheets as of March 31, 1994 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 1995 and the reports thereon are included elsewhere in this Prospectus. The selected consolidated financial data presented below as of and for the three months ended June 30, 1994 and 1995, are derived from the Company's unaudited consolidated condensed financial statements included elsewhere in this Prospectus. In management's opinion, the Company's unaudited consolidated condensed financial statements as of and for the three months ended June 30, 1994 and 1995 include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation. The data presented below should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' the Historical Consolidated Financial Statements and the notes thereto and other financial information appearing elsewhere in this Prospectus.


                                                                                               THREE MONTHS ENDED
                                                                YEAR ENDED MARCH 31,                JUNE 30,
                                                           -------------------------------  ------------------------
                                                             1993       1994       1995        1994         1995
                                                           ---------  ---------  ---------  -----------  -----------
                                                                                (IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
Revenues:
  Casino.................................................  $   4,606  $  95,873  $ 210,942   $  44,696    $  63,110
  Food and beverage......................................        546      5,314      7,406       1,947        1,668
  Other..................................................        577      5,895      5,347       1,683          834
                                                           ---------  ---------  ---------  -----------  -----------
    Total revenues.......................................      5,729    107,082    223,695      48,326       65,612
                                                           ---------  ---------  ---------  -----------  -----------
Costs and Expenses:
  Casino.................................................      2,177     35,145     74,839      15,671       24,399
  Food and beverage......................................        505      5,094      6,799       2,026        1,547
  Other gaming related and general costs.................      1,712     23,680     48,050      10,077       14,496
  Corporate administrative expenses......................         --      2,675      7,276       1,520        1,830
  Pre-opening and gaming development costs...............      4,995      7,026      9,117       1,575        5,758
  Depreciation and amortization..........................        180      3,706      7,065       1,712        3,477
  Option and stock compensation expense..................         --      2,868         --          --           --
                                                           ---------  ---------  ---------  -----------  -----------
    Total costs and expenses.............................      9,569     80,194    153,146      32,581       51,507
                                                           ---------  ---------  ---------  -----------  -----------
Income (loss) from continuing operations before other
  income (expense) and provision for income taxes........     (3,840)    26,888     70,549      15,745       14,105
                                                           ---------  ---------  ---------  -----------  -----------
Other Income (Expense):
  Interest income........................................          6      1,623      3,340         657        2,123
  Other income, net......................................         --         83        275         300          304
  Interest expense.......................................       (274)      (887)      (694)       (141)      (3,388)
                                                           ---------  ---------  ---------  -----------  -----------
                                                                (268)       819      2,921         816         (961)
                                                           ---------  ---------  ---------  -----------  -----------
Income (loss) from continuing operations before provision
  for income taxes.......................................     (4,108)    27,707     73,470      16,561       13,144
Provision for income taxes...............................         34     10,255     27,715       6,120        5,126
                                                           ---------  ---------  ---------  -----------  -----------
Income (loss) from continuing operations.................     (4,142)    17,452     45,755      10,441        8,018
                                                           ---------  ---------  ---------  -----------  -----------
Loss associated with discontinued operations.............     (7,031)        --         --          --           --
Cumulative effect of change in accounting principle......         --      3,500         --          --           --
                                                           ---------  ---------  ---------  -----------  -----------
Net income (loss)........................................  $ (11,173) $  20,952  $  45,755   $  10,441    $   8,018
                                                           ---------  ---------  ---------  -----------  -----------
                                                           ---------  ---------  ---------  -----------  -----------


                                                                   AS OF MARCH 31,               AS OF JUNE 30,
                                                           -------------------------------  ------------------------
                                                             1993       1994       1995        1994         1995
                                                           ---------  ---------  ---------  -----------  -----------
BALANCE SHEET DATA:
  Cash, cash equivalents and marketable securities.......  $   8,791  $  77,546  $  50,332   $  83,333    $ 159,039
  Total assets...........................................     26,542    138,565    223,790     159,805      371,383
  Long-term debt, including current portion..............     17,648      5,865      8,907       9,035      150,031
  Total stockholders' equity (deficit)...................        (86)   115,844    176,143     128,986      185,712

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The Company owns and operates one riverboat casino in Metropolis, Illinois, which commenced operations on February 23, 1993, two riverboat casinos in Lake Charles, Louisiana, the Players Riverboat Casino, which commenced operations on December 8, 1993, and the Lake Charles Star Riverboat, which commenced operations on April 27, 1995, and the Players Island Resort, a land based casino complex which opened on June 29, 1995 in Mesquite, Nevada. The Company also operates a horse racetrack in Paducah, Kentucky. The Company's expansion plans include the Lake Charles Complex Expansion, which began with the opening of the Lake Charles Star Riverboat, and the Maryland Heights Project, which has a targeted Fall 1996 opening, subject to receipt of all necessary approvals. The Company has plans to continue the development and operation of additional casino complexes. See 'Business--Projects Under Development' and '--Development Opportunities.'

     In May 1993, the Board of Directors of the Company approved a plan that discontinued the marketing of various services and products relating to the gaming, travel and entertainment industries. The discontinued businesses include Players Club and its related travel services, Players World Travel, the 900 Game Show Network ('900 Network') and International Gaming Promotions, which promoted and marketed tournaments at gaming destinations. As a result, the Company has restated, effective as of May 1993, the financial statements previously reported to reclassify the classification of all prior operations, except for those relating to casino operations and its Kentucky racetrack, as discontinued operations. Accordingly, a reserve for loss on disposition of discontinued operations was established to offset any potential losses from these activities. Management considers the reserve to be adequate in amount. (See Note 2 of the Notes to Consolidated Financial Statements.)

LIQUIDITY AND CAPITAL RESOURCES

     As of June 30, 1995, the Company had $159 million in cash and cash equivalents and marketable investment grade debt securities as compared to $50.3 million at March 31, 1995, reflecting primarily the Company's issuance of $150 million principal amount of Old Notes on April 17, 1995.

     During the three month period ended June 30, 1995, the Company used $5 million in its operating activities as compared to the comparable period of the prior year when $14 million was provided by operating activities. The Company invested $29.7 million in property and equipment, primarily relating to the completion of its property in Mesquite, Nevada during the three months ended June 30, 1995. Cash used in investing activities of $127.7 million for the quarter also reflects the purchase of $117 million in marketable securities. Cash provided by financing activities of $142.3 million for the three months ended June 30, 1995 reflects $150 million in proceeds from the issuance of the Old Notes offset by the repayment of $8.9 million in long term debt.

     For the twelve months ended March 31, 1995, the Company generated $52.1 million in cash from its operating activities as compared to $23.9 million for the same period of the prior year. The operation of two riverboat facilities for the entire twelve months ended March 31, 1995 as compared to one facility for the majority of the prior year period accounted for the increase in cash generated by operating activities. As of March 31, 1995, the Company had $50.3 million in cash and cash equivalents and marketable investment grade debt securities as compared to $77.5 million as of March 31, 1994. The decrease in cash and cash equivalents and marketable investment grade debt securities reflects the $50 million of cash used in investing activities during fiscal 1995 consisting primarily of $33 million in construction and land costs attributable to Players Island Resort, $42 million for the purchase of the Interests, and net proceeds of $36.5 million from the purchases and sales of marketable securities.

     The Company is pursuing the development or acquisition of additional gaming and entertainment facilities which will require extensive amounts of capital. Based on the projects currently under development, the Company estimates that it could spend approximately $231 million over the next twelve months. The Company expects to fund these expenditures with (i) cash on hand, (ii) net proceeds from the Offering, (iii) cash flow from operations and, if needed, (iv) drawings available under the Bank Facility.

     In June 1994, the Company acquired land to construct and operate a new casino resort in Mesquite, Nevada in exchange for cash, Common Stock, warrants to purchase Common Stock and a promissory note. See 'Business--Properties--Mesquite, Nevada.' On June 29, 1995, the Players Island Resort opened at an estimated cost of $75-80 million, approximately $64 million of which was invested through June 30, 1995. The Company has leased additional land near the Players Island Resort for the development of an 18-hole golf course during fiscal 1996. The Company estimates that it will incur $6-9 million in additional expenditures for the golf course development.

     In addition to the use of $52 million for the acquisition of Interests (consisting of $42 million paid on March 31, 1995 and $10 million paid on April 7, 1995), the Company expects to incur approximately $78 million in additional expenditures to expand its Lake Charles facility.

     The Company entered into a letter of intent with Harrah's on March 3, 1995 to co-develop a $200 million riverboat casino entertainment complex in Maryland Heights, Missouri. The joint venture contemplates that each partner will own and operate two riverboat casinos pursuant to separate gaming licenses but will share equally in the costs of development of, as well as any profit or loss associated with, the operation of the shoreside facility. The Company's share of the Maryland Heights Project will require an approximately $100 million investment, including the building of the Company's riverboat casinos, investment in independently owned facilities and investment in the joint venture that will develop the entertainment complex, parking facility and docking area. Assuming completion of this project in the Fall of 1996, the Company anticipates investing approximately $40 million in its riverboat casinos and other independently owned facilities and investing approximately $60 million in the joint venture.

     In order to maintain its market position, the Company intends to invest an additional $8 million for additional amenities, attractions, riverfront parking and administrative office space at the Metropolis Complex. On August 10, 1995, the Company entered into an agreement to purchase the President Casino IV Riverboat for approximately $18 million, subject to the receipt of regulatory approvals by the Louisiana Riverboat Gaming Commission, the Louisiana State Police and the U.S. Coast Guard. Assuming receipt of the foregoing approvals, the Company anticipates spending an additional $9 million for the acquisition of gaming equipment, refitting and transportation costs associated with receipt of required approvals. Preliminary plans call for the President Casino IV to replace the Players Lake Charles Riverboat, which would replace the Metropolis riverboat, subject to the receipt of all regulatory approvals.

     On August 31, 1995, the Company entered into the Bank Facility, a six-year $120 million facility which will be available for general corporate purposes. The information set forth in the Prospectus relating to the Bank Facility does not purport to be complete and is qualified in its entirety by reference to the related documents filed as exhibits to the Registration Statement. Certain aspects of the Bank Facility are subject to gaming regulatory approval. See 'Regulatory Matters--Certain Required Approvals Associated with the Bank Facility.' The Bank Facility is a revolving line of credit for the first two years after its closing (the 'Bank Closing'). Unless extended, the Bank Facility will convert to a reducing revolver two years after the Bank Closing. Upon conversion, availability under the Bank Facility will decline to zero in eight equal, semi-annual amounts. Obligations outstanding under the Bank Facility are secured by a first priority lien on all real and personal property related to gaming operations conducted at the Company's Mesquite, Metropolis and Lake Charles operations, including, without limitation, all vessels, barges, leasehold interests, gaming equipment and fixtures. The Bank Facility contains a negative pledge of all assets of the Company and its subsidiaries. The Bank Facility is guaranteed by the Company's existing subsidiaries and any subsidiary organized or acquired during the term of the Bank Facility which has a book value or fair market value in excess of $1 million (the 'Bank Guarantors'). The Company has pledged the stock of each of the Company's subsidiaries.

     The Bank Facility will require the ongoing satisfaction of certain financial performance criteria, including a minimum fixed charge coverage ratio, minimum EBITDA, minimum consolidated tangible net worth and maximum total indebtedness, and will contain restrictions on new investments or capital expenditures in excess of $75 million. Certain covenants under the Bank Facility could limit the Company's incurrence of indebtedness. After giving effect to the Offering, Company indebtedness at March 31, 1995 and the operation of such covenants, approximately $44.0 million would be available for borrowing under the Bank Facility. The Bank Facility also contains covenants and provisions limiting acquisitions, mergers, stock repurchases, affiliate transactions and asset sales and dispositions, including (i) a prohibition on outside dividends, distributions, loans or advances by the Company and the Bank Guarantors, (ii) limitations on repurchases of the Company's Common Stock, and
(iii) limitations on secured indebtedness. The Bank Facility will be available for general purposes, including development activities.

     On April 17, 1995, the Company completed the Offering and issued the Old Notes ($150 million of 10 7/8% Senior Notes due April 15, 2005), which are substantially identical to the New Notes. See 'Description of New Notes.'

RESULTS OF OPERATIONS

     The following sets forth certain historical information on the consolidated operations of the Company for the years ended March 31, 1993, 1994 and 1995.

                           SELECTED OPERATIONAL DATA
           (IN THOUSANDS, EXCEPT FOR EARNINGS PER SHARE AND WIN DATA)


                                                                 TWELVE MONTHS ENDED           THREE MONTHS ENDED
                                                                      MARCH 31,                     JUNE 30,
                                                           -------------------------------  ------------------------
                                                             1993       1994       1995        1994         1995
                                                           ---------  ---------  ---------  -----------  -----------
Casino revenues..........................................  $   4,606  $  95,873  $ 210,942   $  44,696    $  63,110
Total revenues...........................................  $   5,729  $ 107,082  $ 223,695   $  48,326    $  65,612
Total operating expenses.................................  $   9,569  $  80,194  $ 153,146   $  32,581    $  51,507
Income (loss) from continuing operations before other
  income (expense) and provision for income tax..........  $  (3,840) $  26,888  $  70,549   $  15,745    $  14,105
Net income (loss)........................................  $ (11,173) $  20,952  $  45,755   $  10,441    $   8,018
Earnings (loss) per common share assuming full
  dilution...............................................  $    (.86) $     .72  $    1.45   $     .34    $     .25
Metropolis Operating Results:
  Casino revenues........................................  $   4,606  $  65,136  $  74,857   $  17,279    $  19,956
  Average daily win/slot machine.........................  $     110  $     182  $     203   $     195    $     219
  Average daily win/table game...........................  $   1,696  $   1,674  $   1,749   $   1,604    $   1,538
Lake Charles Operating Results:
  Casino revenues........................................  $      --  $  30,737  $ 136,085   $  27,416    $  43,448
  Average daily win/slot machine.........................  $      --  $     194  $     276   $     233    $     228
  Average daily win/table game...........................  $      --  $   2,458  $   2,475   $   2,284    $   1,615

PERIOD TO PERIOD COMPARISONS

     The table of Selected Operating Data above generally reflects the Company's opening of its initial riverboat casino in February 1993 and its second riverboat casino in December 1993. The increases from period to period in revenues, expenses and net income generally coincide with the opening of the casino facilities. Following are detailed comparisons of operating results for the periods presented.

Comparison of Three Months Ended June 30, 1995 to Three Months Ended June 30,
1994

     Total revenues increased by 36% to $65.6 million for the quarter ended June 30, 1995 when compared to total revenues of $48.3 million for the comparable quarter of the prior year. This increase was due primarily to the opening of the Lake Charles Star Riverboat on April 27, 1995 and its operation for the remainder of the quarter. The Company's Lake Charles operations, including both riverboat casinos, generated $43.4 million in casino revenues for the three months ended June 30, 1995 as compared to $27.4 million for the comparable period of the previous year. Casino revenues for the Metropolis riverboat increased to $19.6 million for the June 30, 1995 quarter as compared to $17.3 million for the quarter ended June 30, 1994. The 13% period over period increase in casino revenues can be attributed to the maturation of the marketing programs in Metropolis which has resulted in an increased customer base for the facility.

     For the quarter ended June 30, 1995, total operating costs increased 58% to $51.5 million as compared to $32.6 million for the prior year quarter. Again, the increase in total operating expenses primarily reflected the opening of the Lake Charles Star Riverboat in April 1995. In addition, operations in Lake Charles and Metropolis incurred additional advertising and marketing costs during the June 30, 1995 quarter as compared to the prior year in anticipation of increased competition from other casino facilities.

     Corporate administrative costs were $1.8 million and $1.5 million for the three months ended June 30, 1995 and 1994, respectively. The increase reflects primarily staff expansion and additional administrative activities associated with the operations of three facilities as compared to two facilities for the prior period.

     Pre-opening and gaming development costs were $5.8 million for the three months ended June 30, 1995 as compared to $1.6 million for the three months ended June 30, 1994. Pre-opening expenses for the June 30, 1995 quarter were $4.8 million, of which $4.5 million related to the opening of Players Island Resort and the Lake Charles Star Riverboat. In comparison, the Company incurred pre-opening expenses of $52,000 for the quarter ended June 30, 1994. Development costs amounted to $1 million for the quarter ended June 30, 1995 as compared to $1.5 million for the comparable period of the prior year. The decrease is primarily the result of reduced legislative activity in emerging jurisdictions.

     Depreciation and amortization amounted to $3.5 million and $1.7 million for the three months ended June 30, 1995 and 1994, respectively. The increase is primarily due to the amortization of goodwill and increased depreciation expense associated with the acquisition of the Lake Charles Star Riverboat in April 1995.

     For the quarter ended June 30, 1995, the Company recorded other expenses of $961,000 as compared to other income of $816,000 during the comparable period of the prior year. Increased interest expense for the quarter ended June 30, 1995 of $3.4 million as compared to $141,000 for the same period of the prior year was partially offset by an increase in interest income to $2.1 million of the June 30, 1995 quarter as compared to $657,000 for the prior year period. The increase in interest expense is the result of the Company issuing $150 million in Old Notes in April 1995. The increase in interest income was directly related to the investment of the proceeds from the issuance of the Old Notes in investment grade debt securities.

     The Company's effective net tax rate covering both state and Federal taxes was 39% for the quarter ended June 30, 1995 as compared to 37% for the comparable period of the prior year. The increase reflects less tax exempt income on investments, $52,000 versus $558,000, during the quarter ended June 30, 1995 as compared to the June 1994 quarter.

     Consolidated net income was $8.0 million, or $.25 per share, as compared to $10.4 million, or $.34 per share, for the three months ended June 30, 1995 and 1994, respectively.

Comparison of Fiscal 1995 to Fiscal 1994

     The Company's total revenues for fiscal 1995 increased by 109% to $223.7 million when compared to total revenues of $107.1 million for fiscal 1994. This increase was due primarily to the Players Lake Charles Riverboat, which opened on December 8, 1993 and was in operation for all of fiscal 1995 as compared to less than four months of operation during fiscal 1994. Casino revenues for the Metropolis riverboat improved to $74.9 million for fiscal 1994 as compared to $65.2 million for the prior fiscal year. The 15% year over year improvement in casino revenues can be attributed to the maturation of the Company's marketing program and an increasing customer base. The improvement in casino revenues in fiscal 1995 more than offset an expected decline in admission revenues. The Players Lake Charles Riverboat generated casino revenues of $136.1 million as compared to $30.7 million in revenues for its first 114 days of operation, which ended March 31, 1994.

     For fiscal 1995, total operating costs increased 91% to $153.1 million as compared to $80.2 million for the prior fiscal year. Increases in total operating costs reflect the operation of two riverboat facilities for all of fiscal 1995, as compared to the operation of only the Metropolis facility for the majority of fiscal 1994.

     Corporate administrative expenses for fiscal 1995 increased to $7.3 million as compared to $2.7 million for the prior fiscal year. The increase of $4.6 million was primarily related to staff expansion, the reassignment of personnel who were previously employed by the operating properties, and additional administrative activities associated with the operation of two riverboat facilities as compared to one facility for most of the prior year period.

     The Company recorded pre-opening and gaming development costs of $9.1 million for fiscal 1995 as compared to $7.0 million for the prior fiscal year. Pre-opening expenses for fiscal 1995 were $3.0 million for

Players Island Resort and the Lake Charles Star Riverboat, while the prior fiscal year included the majority of the Lake Charles pre-opening costs of $4.2 million. Development costs totaled $6.1 million for fiscal 1995 as compared to $2.8 million for fiscal 1994 reflecting the Company's development activities in new and emerging jurisdictions. The increase is primarily the result of the Company's pursuit of gaming opportunities in Evansville, Indiana and Maryland Heights, Missouri.

     Income from continuing operations before other income and provision for income taxes increased to $70.5 million for fiscal 1995 as compared to $26.9 million for the prior fiscal year. Income from continuing operations before other income and provisions for income taxes as a percentage of total revenues increased from 25.1% for fiscal 1994 to 31.5% for fiscal 1995. These increases are directly attributable to the operation of the Players Lake Charles Riverboat for the entire 12 months of fiscal 1995.

     The Company's effective net tax rate, including both state and Federal taxes, increased to 38% for fiscal 1995 as compared to an effective net tax rate of 37% for fiscal 1994.

     Consolidated net income for fiscal 1995 was $45.8 million, or $1.47 per share ($1.45 per share fully diluted) as compared to $21.0 million, or $.73 per share ($.72 per share fully diluted) for fiscal 1994.

Comparison of Fiscal 1994 to Fiscal 1993

     The Company's total revenues for fiscal 1994 increased to $107.1 million as compared to $5.7 million for fiscal 1994. This increase reflects 12 months of operation for the Metropolis Riverboat and the opening of the Players Lake Charles Riverboat in December 1993 as compared to 37 days of operation for the Metropolis Riverboat during fiscal 1993. The Metropolis Riverboat recorded casino revenues of $65.1 million during fiscal 1994 as compared to $4.6 million during its initial period of operation in fiscal 1993. The Players Lake Charles Riverboat generated $30.7 million of casino revenues from its opening on December 8, 1993 through the end of fiscal 1994.

     For fiscal 1994, total operating costs were $80.2 million as compared to $9.6 million for the prior fiscal year. Again, the increases in operating costs from year to year reflects the full year of operation for the Company's Metropolis Complex and the opening of its Players Lake Charles Riverboat in fiscal 1994 as compared to its limited operation in fiscal 1993.

     Corporate administrative expenses for fiscal 1994 were $2.7 million and include the costs of establishing the Company's corporate office in Lake Charles, Louisiana and related staff expansion to support the development of its gaming and entertainment operations.

     The Company recorded pre-opening and gaming development costs of $7.0 million for fiscal 1994 as compared to $5.0 million for the prior fiscal year. Pre-opening expenses for fiscal 1994 were $4.2 million and related to the Players Lake Charles Riverboat, while the prior fiscal year included pre-opening costs of $5.0 million that related to the opening of the Company's Metropolis Complex and initial costs associated with the Players Lake Charles Riverboat. Development costs were $2.8 million for fiscal 1994 reflecting the Company's development activities in new and emerging jurisdictions principally Evansville, Indiana and Maryland Heights, Missouri.

     Income from continuing operations before other income and provisions for income taxes increased to $26.9 million for fiscal 1994 as compared to a loss of $3.8 million for fiscal 1993. The results for fiscal 1993 reflect only 39 days of operations for the Metropolis Complex as compared to a full 12 months of operation for the Metropolis Complex along with the opening of the Players Lake Charles Riverboat in December 1993.

     For fiscal 1994, the Company's effective net tax rate covering both state and Federal taxes was 37%, or $10.3 million as compared to $34,000 for fiscal 1993, which represents a provision for state income taxes only. For Federal tax purposes, the Company had net operating loss carryforwards of approximately $6.8 million at the close of fiscal 1993.

     Consolidated net income for fiscal 1994 was $21.0 million, or $.73 per share ($.72 per share fully diluted) as compared to a loss of $11.2 million, or $.86 per share, of which $4.1 million ($.32 per share) related to continuing operations and $7.0 million ($.54 per share) related to discontinued operations.

UNAUDITED QUARTERLY RESULTS; SEASONALITY

     Set forth below are selected statements of operations data for the last nine fiscal quarters, which represent all of the periods during which the Company conducted gaming operations. In management's opinion, the results depicted below have been prepared on the same basis as the audited financial statements contained herein and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the information for the periods presented when read in conjunction with the Historical Consolidated Financial Statements and notes thereto contained elsewhere herein. Results of operations are somewhat seasonal in nature with relatively greater revenues and net income earned in the second and third quarters of each fiscal year as compared to the first and fourth quarters of each fiscal year. Results of operations for any fiscal quarter are not necessarily indicative of results for any future period.



                                                               THREE MONTHS ENDED
                     -------------------------------------------------------------------------------------------------------
                     MAR. 31,(1)  JUNE 30,   SEP. 30,   DEC. 31,    MAR. 31,    JUNE 30,   SEP. 30,   DEC. 31,    MAR. 31,
                        1993        1993       1993       1993        1994        1994       1994       1994        1995
                     -----------  ---------  ---------  ---------  -----------  ---------  ---------  ---------  -----------
                                                                 (IN THOUSANDS)
Net gaming revenue:
  Lake Charles,
    Louisiana......          (2)         (2)        (2) $   5,115(2)  $  25,622 $  27,418  $  35,262  $  37,262   $  36,143
  Metropolis,
    Illinois.......   $   4,608   $  15,709  $  18,208  $  15,880   $  15,339   $  17,279  $  19,827  $  18,184   $  19,567
Total Revenues.....   $   5,729   $  18,310  $  20,255  $  23,271   $  45,246   $  48,326  $  58,858  $  58,665   $  57,846

Adjusted
  EBITDA(3) .......   $   1,335   $   7,172  $   7,552  $   7,426   $  15,509   $  17,509  $  22,829  $  19,713   $  20,529
Income (loss) from
  operations before
  other income
  (expense) and
  provision for
  income
  taxes............   $  (3,430)  $   5,256  $   5,175  $   3,522   $  12,935   $  15,745  $  20,907  $  17,190   $  16,707
Net income.........   $  (3,732)  $   6,397  $   3,965  $   2,503   $   8,087   $  10,441  $  13,310  $  11,575   $  10,429


                     JUNE 30,
                      1995(4)
                     ---------

Net gaming revenue:
  Lake Charles,
    Louisiana......  $  43,448
  Metropolis,
    Illinois.......  $  19,596
Total Revenues.....  $  63,110
Adjusted
  EBITDA(3) .......  $  22,372
Income (loss) from
  operations before
  other income
  (expense) and
  provision for
  income
  taxes............  $  14,105
Net income.........  $   8,018



(1) Includes the first 36 days of results for the Metropolis operation and excludes results from discontinued operations.

(2) The Players Lake Charles Riverboat did not commence operations until December 8, 1993.

(3) For an explanation of Adjusted EBITDA, see Note 4 to 'Summary Historical Consolidated Financial Data.'

(4) Includes the first 65 days of results from the Lake Charles Star Riverboat, which opened in April 1995, and the first two days of results from the Players Island Resort, which opened in June 1995.

                                    BUSINESS

GENERAL

     Players International, Inc. is a multi-jurisdictional gaming company which owns and operates the Metropolis Complex in Metropolis, Illinois, two riverboat casinos in Lake Charles, Louisiana, the Players Lake Charles Riverboat and the Lake Charles Star Riverboat and the Players Island Resort in Mesquite, Nevada. The Metropolis Complex, which is the only riverboat operating in Southern Illinois and is one of only ten statutorily authorized Illinois licensees, commenced operations in February 1993 and has successfully marketed to patrons of its target markets in Illinois, Indiana, Kentucky, Missouri and Tennessee. The Players Lake Charles Riverboat, which serves the large Houston gaming market, commenced operations in December 1993. The Lake Charles Star Riverboat commenced operations in April 1995. The Players Island Resort features a fully-contained island resort environment and opened on June 29, 1995 as the Company's first land based casino complex. For the twelve months ended March 31, 1995, the Company generated net revenues of $223.7 million and Adjusted EBITDA of $80.6 million.

     The Company plans to expand existing operations as well as to develop and construct new casino entertainment facilities. The Company's approximately $130 million multi-phase expansion of its successful Lake Charles operation, which has operated at or near capacity on weekends and holidays, includes the purchase of the Showboat Star Casino riverboat, which in April 1995 opened in Lake Charles as the Lake Charles Star Riverboat, and planned facility enhancements and improvements. In August 1995, the Company acquired the Players Hotel and related property which was previously under lease in Lake Charles. The Company expects to reconstruct or substantially improve and expand the hotel and construct an entertainment barge and a multi-story parking garage. These efforts are being undertaken in order to offer the equivalent of dockside gaming, expand capacity and strengthen the Company's market position in Lake Charles in response to and in anticipation of competition in this market.

     The Company has entered into a letter of intent to form a joint venture with Harrah's to co-develop a $200 million four riverboat casino entertainment complex in Maryland Heights, Missouri, which will contain a total of 120,000 square feet of gaming space. The Company and Harrah's individually have been endorsed by the City of Maryland Heights for separate riverboat projects. The Company and Harrah's expect to begin construction with an opening targeted for the Fall of 1996, subject to the receipt of all necessary gaming and other approvals for the joint development project. The Company also plans to invest an additional $8 million for further amenities, attractions, riverfront parking and administrative office space at the Metropolis Complex. The Company has entered into an agreement to purchase, at an estimated total cost of $27 million, the President Casino IV Riverboat, in order to replace the Players Lake Charles Riverboat, which would replace the Company's existing Metropolis riverboat, subject to the receipt of all regulatory approvals. See 'Recent Developments -- Acquisition Developments.'

     The Company's principal executive office is located at 3900 Paradise Road, Suite 135, Las Vegas, Nevada 89109 (Telephone: 702-691-3300).

BUSINESS STRATEGY

     The Company's business strategy, which has been successfully implemented at its existing operations, emphasizes providing customers with a high quality entertainment experience, with particular emphasis on customer service. The Company targets sites that are conveniently located near frequently traveled interstate highways, and which have easy access and ample parking, in order to attract local patronage and repeat visitors. The Company's strategy in developing and constructing facilities is to create a destination complex which provides a total entertainment experience rather than merely casino gaming.

     The Company employs a disciplined development philosophy consisting of the following principal components: (i) a thorough analysis of demographic, regulatory, competitive and other factors to identify niche markets or markets where the Company believes it will have a dominant position; (ii) the maintenance of adequate financial resources to enable the Company to respond quickly to development opportunities in existing and new jurisdictions; (iii) the investment of significant capital and other resources only after a determination has been made that a project is attractive and (iv) the development of themed projects with a high entertainment component that can be completed in a desirable time frame.


MARKETING

     The Company's marketing strategy at its existing facilities focuses on middle-income customers who live within a 200 mile radius of each of the Company's facilities. The Company implements this strategy through the use of database marketing, on-site marketing and bus programs. Through its proprietary database of gaming enthusiasts, the Company targets gaming customers through frequent mailings promoting visits to its casino facilities. In addition, the Company employs on-site marketing techniques including the use of player tracking systems, slot clubs and preferred player hosts to identify and service patrons. To attract additional patronage during non-peak hours, the Company utilizes bus tours which are organized through the Company's direct relationship with tour operators.

METROPOLIS OPERATIONS

     The Company's Metropolis Complex, which has been operational since February 23, 1993, is the only riverboat operating in Southern Illinois and has one of a current maximum of ten statutorily authorized gaming licenses in the state. The Metropolis riverboat is a four deck, air conditioned replica of a turn of the century side-wheeler riverboat. The fully-equipped Las Vegas style casino features over 20,000 square feet of gaming space, with 675 slot machines and 43 table games, for a total of approximately 1,011 of the 1,200 gaming positions authorized by statute. The Metropolis Complex also includes a docking site known as 'Merv Griffin's Landing,' which features a bar and grill, a restaurant, meeting rooms and a gift shop. As part of its plan to offer non-gaming amenities in Metropolis, the Company acquired a 12 1/2% limited partnership interest in a joint venture that built a 120-room hotel adjacent to its Metropolis dock site. The hotel was opened in March 1994. The Company is entitled to a discounted rate for rooms used for casino guests and employees. The Company also leases, under a ten year agreement, a 350-seat cabaret style theater adjacent to the hotel, which is not in active daily operation but is available for use in special events and promotions. The rental payment for this lease is $3,000 per month.

     To date, the Metropolis operation's closest gaming competitor operates in Caruthersville, Missouri, which is approximately 120 miles from Metropolis. A competing riverboat is expected to open in the fourth quarter of calendar 1995 in Evansville, Indiana, approximately 110 miles northeast of Metropolis. The Metropolis Complex may face further competition as additional riverboats become licensed in Southern Indiana. In order to maintain its market position in light of potential increased competition, the Company intends to invest an additional $8 million for further amenities, attractions, riverfront parking and administrative office space. The Company also has entered into an agreement to purchase, at an estimated total cost of $27 million, the President Casino IV Riverboat which, following the receipt of all regulatory approvals and contemplated transactions, would result in an increase of 7,500 square feet of gaming space and an increase in gaming positions at the Metropolis Complex. See 'Recent Developments--Acquisition Developments.'

     The docking site at Metropolis, named 'Merv Griffin's Landing,' consists of three permanently moored barges and related structures. One barge, with a total area of approximately 15,000 square feet on three levels, houses Merv Griffin's Bar and Grill and the Celebrity Buffet restaurant, as well as meeting rooms. The dining facilities have the capacity to seat 600 people. The second barge is approximately 12,000 square feet in size and contains the ticketing area, a gift shop, waiting areas and restrooms. A special VIP lounge was added recently to this barge. A third barge is approximately 15,000 square feet and is used as a queuing area for patrons prior to boarding the riverboat casino. A deli and bar have been added on this barge for patron convenience. The docking site is approximately three miles from U.S. Interstate 24, a major highway through Illinois, Kentucky and Tennessee. The landing is within easy walking distance to over 1,000 free automobile and bus parking spaces provided by the Company. Although Illinois law requires persons who enter the casino to be at least 21 years of age, the restaurants and gift shop are open to everyone.

     Metropolis, Illinois is near the Southern tip of Illinois on the Ohio River across from Paducah, Kentucky, approximately 40 miles from the junction of the Ohio and Mississippi Rivers. Metropolis, with an approximate population of 7,000, is approximately 150 miles northwest of Nashville, 160 miles southeast of St. Louis and 160 miles northeast of Memphis. The primary market area targeted by the Company for its Metropolis riverboat includes Bowling Green, Louisville and Owensboro, Kentucky; Cape Girardeau, Missouri; Clarksville, Hopkinsville and Nashville, Tennessee; Evansville, Indiana; and two military bases in Kentucky, Fort Campbell and Fort Knox. Regional attractions in the area include Fort Massac State Park, Shawnee National Forest, Cave-In-Rock State Park, Land Between the Lakes, and Crab Orchard and Rend Lakes.


     The Metropolis riverboat departs from its landing for eight cruises daily, commencing at 9:00 a.m., with an additional midnight cruise on Friday and Saturday. This schedule may be varied, based on experience and seasonal factors. The Company adds a midweek midnight cruise during the Summer. There is an admission charge, which ranges from $2 to $5 per cruise. Once passengers board, they are permitted to game during the half hour prior to the time the riverboat departs. After the excursion, passengers are permitted to game for another half hour before new passengers board, for a total of two hours of gaming per cruise. The Company may permit passengers to remain on board for additional cruises on a complimentary basis. In addition, Illinois permits dockside gaming if the riverboat captain reasonably determines that it is unsafe to cruise due to inclement weather, mechanical or structural problems or river icing, although there is a possibility that such authorization may be withdrawn. See 'Risk Factors--Illinois Dockside Gaming' and 'Regulatory Matters--Illinois Gaming Regulation.' During dockside gaming, the Metropolis riverboat operates on its normal schedule and passengers may leave the vessel at any time but may board only during the half hour prior to the regularly scheduled start of the cruise.

     The number of passengers per cruise typically varies, with a higher number on the weekends than in mid-week. Passenger counts are higher during warmer weather (from late spring through early fall) than during colder winter months. The Company anticipates that this trend will continue in the future. The configuration of the Metropolis riverboat, like the configuration of the Players Lake Charles Riverboat, is designed to accommodate a maximum number of passengers comfortably during peak times, recognizing that there may be excess capacity for the number of passengers during most off-peak cruises. The Company's goal is to maximize overall gaming win and profit with a relatively large and well-equipped boat, while providing a pleasurable gaming experience, and not necessarily to maximize win per slot, win per table or win per square foot of casino space. Since inception, the Metropolis riverboat typically has operated at close to full capacity on Friday and Saturday evening cruises and holidays, with excess capacity on cruises at other times.

LAKE CHARLES OPERATIONS

     The Players Lake Charles Riverboat, which was the second to open in the state of Louisiana, commenced operations on Lake Charles in Southwestern Louisiana on December 8, 1993. The Players Lake Charles Riverboat, a fully-equipped Las Vegas style casino, has approximately 27,500 square feet of gaming space with 869 slot machines and 69 table games, for a total of approximately 1,400 gaming positions and offers gaming on four air-conditioned decks.

     In order to offer the equivalent of dockside gaming, expand capacity and strengthen the Company's market position in Lake Charles, the Company in January 1995 initiated the $130 million Lake Charles Complex Expansion. The Company began the Lake Charles Complex Expansion by acquiring for approximately $52 million all Interests in the Partnership that owns a fully equipped Las Vegas style riverboat casino which previously operated for one and one-half years on Lake Pontchartrain, Louisiana. The Company now holds two of the 15 statutorily authorized riverboat gaming licenses in Louisiana.

     In April 1995, the Company opened the Lake Charles Star Riverboat, which has 21,730 square feet of gaming space on three air-conditioned decks with 778 slot machines and 45 table games for a total of 1,135 gaming positions. Both the Players Lake Charles Riverboat and the Lake Charles Star Riverboat are approved to operate eight three-hour cruises seven days a week. The Lake Charles Star Riverboat currently operates eight three-hour cruises daily, commencing at 9:00 a.m. The Players Lake Charles Riverboat currently operates five three-hour cruises Sunday through Thursday and eight three-hour cruises Friday and Saturday. Cruises on the Players Lake Charles Riverboat commence at 10:30 a.m. With the two Lake Charles riverboats operating on the above staggered cruise schedules, the Company offers the equivalent of dockside gaming at all times except 1:30 a.m. through 10:30 a.m. Sunday through Thursday.

     As part of the Lake Charles Complex Expansion, approximately $78 million in additional expansion projects and improvements are budgeted for the development of a 60,000 square foot themed entertainment center


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

featuring new restaurants, a sports bar and lounge and banquet facilities; the reconstruction or substantial improvement and expansion of hotel space; the construction of a new docking facility and covered parking facilities; public purpose/city infrastructure contributions; the integration of the Company's island resort theme at the Lake Charles facility; and additional amenities.

     Prior to the current competitive gaming climate in Lake Charles, the Company collected an admission charge of $2.00 per cruise on the Players Lake Charles Riverboat and Lake Charles Star Riverboat, although promotional discounts were given. See 'Recent Developments--Additional Lake Charles Competition; Recent Operating Results.' As a result of competition, admission now is free for passengers on the Players Lake Charles Riverboat and Lake Charles Star Riverboat. However, the Company continues to pay a $3.00 per passenger admission tax to the City of Lake Charles. Once passengers board, they are permitted to game prior to the riverboat's departure. Passengers are permitted to continue to game until they disembark. At its discretion, the Company may permit passengers to remain on board for additional cruises. Louisiana permits dockside gaming if the riverboat captain reasonably determines that it is unsafe to cruise due to dangerous weather or water conditions.

     The Players Lake Charles Riverboat and Lake Charles Star Riverboat depart from a docking site adjacent to the recently acquired Players Hotel, which includes dockside and support facilities and adjacent parking areas for the hotel and casino guests. See '--Properties; Lake Charles, Louisiana'. The hotel's ground floor includes a pavilion that houses the primary areas for ticketing, waiting, entertainment and retail space, four bars and additional snack facilities. The space also includes two full service restaurants, Merv's Bar & Grill and the Celebrity Buffet and Restaurant, which can seat 125 and 250 people, respectively.

     The Company maintains a permanently docked barge of approximately 10,000 square feet, containing a 3,000 square foot VIP waiting lounge, which allows special access and priority boarding. The barge also provides areas for employee needs, offices and mechanical rooms. Passengers enter the Players Lake Charles Riverboat and the Lake Charles Star Riverboat directly from a barge facility which is connected to the Players Hotel by a covered walkway.

     The City of Lake Charles and the surrounding area have a population of 160,000 within a 25 mile radius. The City of Lake Charles is an active community with a cultural heritage and community resources including the symphony, ballet and numerous art galleries and museums. The area is also host to seasonal festivals and special events that highlight Cajun food and music, historic crafts and water sports. Lake Charles hosts the annual 'Contraband Days,' the biggest promotional event in Lake Charles, spanning over two weeks and attracting approximately 200,000 visitors to the City. Lake Charles' Contraband Days is the second largest festival in Louisiana after New Orleans' Mardi Gras Festival. In addition, the City of Lake Charles has a civic center that offers a 2,000 seat theater and a 50,000 square foot exhibition hall, used for conventions, sporting events and entertainment. Lake Charles, which exceeds four square miles, serves as a recreational area for boating and fishing.

     The Lake Charles casino's primary market area includes such population centers as Houston, Beaumont, Galveston, Orange and Port Arthur, Texas and Lafayette and Baton Rouge, Louisiana. U.S. Interstate 10 connects Houston, Beaumont and Lake Charles and is adjacent to the Company's dock site. Since opening, the Company estimates that the Lake Charles casino has drawn over half of its patrons from Texas, mainly from the greater Houston area, due in large part to the current absence of legalized casino gaming in Texas. The Company recently has begun to experience significant new and additional gaming competition in the Lake Charles market. See 'Risk Factors--Increased Competition' 'Recent Developments--Additional Lake Charles Competiton; Recent Operating Results' and '--Competition.'

MESQUITE OPERATIONS

     As part of a strategy to diversify revenue sources, the Company opened on June 29, 1995 the Players Island Resort, its first land-based casino entertainment facility, in Mesquite, Nevada. The Players Island Resort features an island resort theme and is located approximately 70 miles by car from Las Vegas on Interstate 15 between Las Vegas and Salt Lake City, where an estimated 12,000 cars pass daily. The Players Island Resort is being marketed as a destination resort for the residents of the Las Vegas area and Southern Nevada, as well as for tourists from California, Arizona and nearby Utah.

     The initial phase of the Players Island Resort project was developed on 45 acres, at an estimated cost of $75-80 million and includes a 40,000 square foot casino; a 500-room hotel with a health spa and swimming pool with waterfalls; lighted tennis courts; a children's arcade; four detached three-bedroom villas; and a 50-unit recreational vehicle facility. The resort features four restaurants, an estimated 400-seat showroom and 10,000 square feet of banquet/meeting rooms. The resort complex, which has been master-planned to accommodate further expansion of the casino, hotel and banquet/meeting space, features a fully-contained island resort environment. The Company has leased additional land near the Players Island Resort for the development of an 18-hole golf course during fiscal 1996. The Company estimates that it will incur $6-9 million in additional expenditures for the golf course development.

DEVELOPMENT OPPORTUNITIES

  Maryland Heights, Missouri

     The Company entered into a letter of intent with Harrah's on March 3, 1995 (the 'Harrah's Letter of Intent') to form a joint venture to co-develop a $200 million riverboat casino entertainment complex in Maryland Heights, Missouri, which will contain a total of 120,000 square feet of gaming space. The Company and Harrah's would each own and operate two separate riverboat casinos pursuant to separate gaming licenses but would share in the costs of the development of, as well as any profit or loss associated with, an estimated 300,000 square foot shoreside facility. Although the four riverboat casinos are expected to be similar in exterior theme and decor, each operator would individually manage and market its own gaming operations with separate staffing. The Company and Harrah's individually have been endorsed by the City of Maryland Heights for separate riverboat casino projects and have licensing applications under consideration by the Missouri Gaming Commission. See 'Risk Factors--Government Regulation and Regulatory Approvals' and 'Regulatory Matters.' The development and operation of the Maryland Heights Project are conditioned upon the negotiation and execution of definitive agreements between the Company and Harrah's.

     In addition to the construction of four riverboats, the shoreside facility is anticipated to include a hotel facility to be managed by Harrah's, extensive covered parking and a 95,000 square foot entertainment building. The entertainment facility is expected to contain upscale restaurants, a buffet, bars, an entertainment lounge with live music nightly, a preferred players lounge and gift shops. The Company and Harrah's also are evaluating the development of an outdoor mall containing themed restaurants and boutique shops similar to the higher end Las Vegas casinos. Under the Harrah's Letter of Intent
(i) Harrah's and the Company would share each other's development costs (excluding the costs specified in clause (iii) below, the costs of riverboats to be separately owned and operated and the costs associated with interior fit-up of separately controlled space); (ii) Harrah's would have the right to purchase the Company's interest in the joint venture upon any 'change of ownership' of Players, on terms subject to negotiation between the parties; and (iii) as between Harrah's and the Company, the owner of the property ultimately chosen for development would receive percentage rent from the other joint venture party, based on net gaming revenues. See '--Properties; Maryland Heights, Missouri.'

     Situated close to Interstate 70 in Maryland Heights, the casino entertainment complex will be strategically located to attract patrons from a local population base of approximately 2.3 million in the greater St. Louis metropolitan region. The site will feature easy accessibility, a high level of drive-by traffic and close proximity to Interstate 70 and Lambert International Airport, and will be strategically located near the Riverport amphitheater, which attracts 500,000 visitors per year. The Company and Harrah's expect to begin construction with an opening targeted for the Fall of 1996, subject to the negotiation and execution of definitive agreements for the project and the receipt of all necessary gaming and other approvals.

     Although riverboat gaming is currently offered in the metropolitan St. Louis region, certain patrons of the Metropolis Complex travel approximately three hours from St. Louis to Metropolis. In recognition of these valued customers, the Company intends to introduce cross-marketing programs to St. Louis area residents for the Metropolis and the proposed Maryland Heights riverboats to increase repeat patronage at the Company's casino entertainment facilities.

  Other Potential Projects

     The Company currently is evaluating a number of other potential opportunities to develop riverboat, dockside or land-based gaming facilities in jurisdictions that currently permit gaming as well as in jurisdictions that have not yet legalized gaming. See 'Recent Developments--Acquisition Developments.'

COMPETITION

     The casino gaming industry includes casinos which are either land-based in jurisdictions such as Nevada and New Jersey, dockside casinos, riverboat casinos and land-based casinos on Indian reservations. The gaming industry is highly competitive and is composed of a large number of companies, many of which have significantly greater resources than the Company. Numerous states have legalized gaming and several other states are considering the legalization of gaming in designated areas. As a result of the proliferation of gaming in new jurisdictional areas as well as the proliferation of Indian gaming on tribal land, the Company's operations could be adversely affected in instances where such other gaming operations are conducted close to the Company's operations. See 'Risk Factors--Increased Competition.'

     The Company's Metropolis Complex currently faces indirect competition from riverboats in certain parts of Missouri and to a much lesser extent from dockside casinos in Tunica, Mississippi. In the fourth quarter of calendar 1995, the Metropolis Complex is expected to become subject to competition from a riverboat operation in Evansville, Indiana, which is located approximately 110 miles northeast of Metropolis. The Metropolis Complex may face further competition as additional riverboats become licensed in Southern Indiana. Gaming has also been authorized in Missouri, and the closest Missouri cities in which proposed future gaming facilities are under consideration are Cape Girardeau and Caruthersville, which are approximately 70 and 120 miles, respectively, from Metropolis. The Caruthersville project opened in April 1995. The timing of the opening and licensing of the Cape Girardeau project cannot be determined. In order to maintain its market position, the Company has budgeted additional amenities and attractions for the Metropolis Complex. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

     The Company's Lake Charles operation faces direct competition from the land-based Coushatta facility in Kinder, Louisiana. The Coushatta facility, which opened in January of 1995 and expanded in August 1995, is a Las Vegas style casino that currently offers 71,000 square feet of gaming space, 2,000 slot machines and approximately 65 table games. In addition to the Coushatta facility, the Company faces direct competition from the Isle of Capri Casino, a joint venture of Crown Casinos, Inc., and Casino America, Inc., which opened on July 29, 1995 in Westlake, Louisiana approximately one mile from the Company's facility. The Isle of Capri Casino in Lake Charles has approximately 26,000 square feet of gaming space, 860 slot machines and 40 table games. Eastbound travelers from Texas and Western Louisiana on Interstate 10 are able to access the Isle of Capri Casino prior to reaching the Players facility. The Company's Lake Charles operations compete to a lesser degree with riverboat operators in Baton Rouge, approximately 125 miles east of Lake Charles, the New Orleans area, which is over 200 miles east of Lake Charles, and the Shreveport/Bossier City area, which is approximately 180 miles north of Lake Charles. A land-based casino in New Orleans may produce additional competition. See 'Risk Factors--Increased Competition.'

     The Players Island Resort in Mesquite, Nevada competes directly with two existing properties: the Oasis and the Virgin River, both of which are located in Mesquite. The larger of the two facilities, the Oasis, has been in operation for approximately 11 years, and the Virgin River has been in operation for approximately three years. These two facilities draw a majority of their patronage from travelers on Interstate 15, the local population base and the residents of nearby border towns between Utah and Nevada. The Company will compete directly with these existing properties as well as attempt to expand the Mesquite market by targeting Las Vegas residents and tour and travel patrons who otherwise are visiting Las Vegas.

     The Company's planned project in Maryland Heights, Missouri will compete directly with President Riverboats in downtown St. Louis, Alton Belle in Alton, Illinois, Casino Queen in East St. Louis and St. Charles Station in St. Charles, Missouri, proposed riverboat casinos in Kimmswick, Missouri and St. Charles County, Missouri and, potentially, additional riverboats in the St. Louis metropolitan area.

EMPLOYEES

     At March 31, 1995, the Company had 2,261 employees, including approximately 1,357 and 786 employed in riverboat operations (including land-based activities) in Lake Charles and Metropolis, respectively, 45 employed at Players Bluegrass Downs, 32 employed at Players Island Resort and 41 employed in the Company's executive office. As of July 13, 1995, the Company employed 984 people at Players Island Resort. The Company believes its relations with its employees are generally good.

     On June 28, 1995, the United Food and Commercial Workers Union, Local 881, filed a petition with the St. Louis Regional Office of the National Labor Relations Board (the 'NLRB') requesting the NLRB to conduct an election to ascertain whether approximately one-half of the employees at the Metropolis Complex wished to be represented by the union. That election had been scheduled for August 18, 1995, but was indefinitely postponed pending investigation of unfair labor practice charges filed by the Local 881. Since the outcome of such election is unknown, the Company is currently unable to assess the potential consequences such activity may have on its Metropolis operations.


     On May 23, 1995, the Seafarers International Union ('SIU'), A.G.L.I.W.D., and the American Maritime Officers ('AMO') union filed petitions to represent for the purpose of collective bargaining certain marine crewmembers. The AMO petitioned to represent licensed crewmembers -- captains, mates and chief engineers. The SIU petitioned to represent unlicensed crew members -- bos'ns, deckhands and oilers. In total, the petitions affect approximately 70 employees.

     Beginning on July 24, 1995, the NLRB conducted a multi-day hearing to gather evidence concerning the composition of the bargaining unit for purposes of a union election. Players has taken the position that the licensed crewmembers and bos'ns are supervisors and not eligible to vote in a union election. If the NLRB agrees with Players' position, approximately 45 employees will be affected by the union petitions. The NLRB currently is considering Players' arguments. In the coming weeks, the NLRB will issue a decision, after which a union election will take place.

PROPERTIES

     Metropolis, Illinois: The Company leases its docking facilities in Metropolis, which cover 1,810 linear feet of riverfront, from the City of Metropolis pursuant to a 20-year lease with a 20-year renewal option at an annual rent of approximately $7,000. The Company also owns several parcels of land in Metropolis, some with buildings, aggregating approximately eight acres, and it leases an additional two acres. The owned or leased area is used primarily for free customer parking or as office space. Some of the land is being held for development, and some of the current parking area may be developed, in which event the Company believes suitable replacement parking space could be obtained.

     The Ohio River occasionally overflows its banks at Metropolis, most often during late winter and early spring. Such flooding may cover a portion of the Company's closest parking location, although the Company believes that it will still have adequate available parking within reasonable walking distance of its landing during typical flooding periods. Although the Ohio River did not overflow its banks at Metropolis during the flooding that occurred during the Summer of 1993, there can be no assurance that it will not do so in the future. If flooding is especially severe, it may be impractical for passengers to board the riverboat at its normal dock site. The Company has developed an emergency plan that would permit gaming activities to continue in such circumstances. Any use of an alternate landing because of flooding may result in some loss of service. See 'Risk Factors--Loss of Riverboat or Dockside Facility from Service.'

     Lake Charles, Louisiana: On January 25, 1995, the Company entered into a preliminary agreement (the 'Beeber Agreement') with The Beeber Corporation ('Beeber') to purchase Players Hotel and approximately 15 acres of real estate comprising the landside facility for the Players Lake Charles Riverboat and the Lake Charles Star Riverboat (collectively, the 'Property'). Under this arrangement, the Company agreed to pay a total purchase price of $6.7 million for the Property consisting of (i) $5.5 million in cash, Common Stock based upon the per share closing price of Common Stock on January 25, 1995 ($12.17 per share, post-split adjusted) or a combination of cash and Common Stock to be determined by Beeber on or prior to July 25, 1995 and (ii) the Company's assumption of Beeber indebtedness secured by the Property in an amount not to exceed $1.25 million. The Beeber Agreement (i) provided that, in the event Beeber chose to receive any portion of the purchase price in Common Stock, Beeber would have the right for up to 36 months after the date of closing under the Beeber Agreement to require the Company to repurchase such Common Stock at a price equal to the closing price of the Common Stock on January 25, 1995 ($12.17 per share, post-split adjusted) and (ii) granted Beeber certain piggyback registration rights to register the resale of Common Stock received as part of the purchase price. On August 16, 1995, the Company and Beeber entered into a definitive agreement concerning the Property and closed the Property purchase on August 18, 1995. At such closing, the $6.7 million purchase price was paid by the Company as follows: (i) by becoming obligated to discharge a promissory note payable in January 1996 exclusively through delivery of 507,382 shares of Common Stock (i.e., $6.18 million in Common Stock at the $12.17 per share value set forth in the Beeber Agreement), (ii) by paying $0.3 million in satisfaction of the outstanding first mortgage on the Property and (iii) by paying $0.2 million into escrow to satisfy any applicable liens, adjustments and charges, with any remaining amounts payable to Beeber after satisfaction of such escrow items. As additional consideration, the Company is required to continue making certain payments to Beeber and a third party, which payments are related to a lease agreement dated May 19, 1993 between the Company and Beeber, as amended (the 'Lake Charles Lease'). Under this arrangement, the Company and such parties have entered into an agreement whereby the Company is obligated to pay $2.95 for each passenger who patronizes the Company's Lake Charles riverboats, subject to certain conditions (the 'Continuing Lease Payments'). See '-- Legal Proceedings; Jebaco Litigation.

     The Company has obtained a commitment for a title insurance policy with respect to the Property. Such policy contains an exception with respect to a strip of lakefront land adjacent to and abutting the Property, which was previously under water, and may be subject, under certain circumstances, to a claim of ownership by the State of Louisiana by virtue of certain riparian claims (the 'Lakefront Strip'). The Company has entered into a long-term lease with the State of Louisiana for the Lakefront Strip in order to obtain whatever rights the State of Louisiana may have in or to the Lakefront Strip and is negotiating another long-term lease with the State of Louisiana for certain waterbottoms (i.e., riparian rights) adjoining the Lakefront Strip (the 'Waterbottoms Lease'). The Company has obtained written notification from the State of Louisiana concerning the State's affirmative intention to enter into the Waterbottoms Lease with the Company, and the Company has had preliminary discussions with the State of Louisiana concerning the terms of the Waterbottoms Lease. As a result, the Company does not anticipate any difficulty in executing the Waterbottoms Lease or any material annual payments in connection therewith.

     Mesquite, Nevada: The Company owns the 45 acre parcel of real property that currently constitutes the Players Island Resort. An additional 17 acres of adjoining property has been acquired for expansion purposes, subject to the rights of third parties to develop or participate with the Company in a development, as described below. In addition, the Company has leased 190 acres of land to develop an 18-hole golf course near the Players Island Resort.

     In June 1994, the Company acquired a 45-acre site in Mesquite, Nevada from Gem Gaming, Inc. ('Gem Gaming'). The site is located just off Interstate 15 near the Nevada-Utah border, approximately 70 miles northeast of Las Vegas. The Company also acquired an option to purchase all or part of an adjacent 90-acre parcel (the '90 Acre Mesquite Option'). As total consideration, the Company paid approximately $12.5 million to Gem Gaming, comprised of $5 million in cash, approximately $4.2 million in Company Common Stock and a $3.2 million note, which was repaid on June 29, 1995. The Company also granted Gem Gaming a five year warrant to purchase up to 150,000 shares of the Company's Common Stock at an exercise price of $15.80 per share. The Company has closed an agreement to
(i) exercise the 90 Acre Mesquite Option in part to acquire 17 acres of the 23 acre portion of the subject property that is zoned for casino development (the '17 Acre Parcel') for approximately $2.6 million, (ii) terminate the option for the remaining 73 acres of the subject property (the '73 Acre Parcel'), consisting of 67 acres that are not zoned for casino development and six acres that are zoned for casino development, (iii) subject the 73 Acre Parcel to a ten-year restriction against casino development or use and (iv) grant rights to the owner of the 73 Acre Parcel to, under certain circumstances, (A) participate (for up to a 40% equity interest) in a joint venture with the Company or its affiliates in any development of the 17 Acre Parcel by the Company or its affiliates, (B) acquire the 17 Acre Parcel for an amount equal to the Company's original purchase price, plus interest on such price at a rate of 8% per annum, if the Company, or its affiliates, fails to commence the development of such property within five years of the date of purchase (in which event the

17 Acre Parcel would be subject to a five-year restriction against casino-related development or use), and (C) so long as the Company has not yet commenced development of the 17 Acre Parcel, to require the Company to contribute the 17 Acre Parcel and participate as a joint venture party in the development of the entire 90 acre property by the owner of the 73 Acre Parcel, subject to the Company's reasonable consent, and with percentage interests based on fair market valuation of the relative contributions to the joint venture.

     The Company has also leased additional land adjacent to the Players Island Resort, together with irrigation water rights for such land, for the development during fiscal 1996 of an 18-hole golf course, upon which the landlord has retained rights to develop a golf community housing development. The lease of the golf course property and related irrigation rights provides for a term of 99 years at a starting annual rent of $216,000, subject to increase every five years based on the consumer price index. During fiscal 1996, the Company intends to invest approximately $6-9 million in leasehold improvements related to the development of the golf course.

     Maryland Heights, Missouri: The Company and Harrah's are evaluating two sites for purposes of developing the Maryland Heights Project, one site which Harrah's owns (the 'Harrah's Site') and a separate site in which the Company has certain real property interests (described below). The two sites are not contiguous. Therefore, if the Maryland Heights Project is developed, only one of the sites will be utilized.

     The Company has acquired options, for which it paid cash of approximately $1,400,000, to lease and/or purchase and develop two parcels of real estate (the 'Players Option Parcels') aggregating 218 acres located on the Missouri River in Maryland Heights, Missouri. On March 15, 1995, the Company exercised its option to lease one of the Players Option Parcels consisting of approximately 132 acres (the '132 Acre Parcel') at an exercise price of $780,000. By doing so, the Company became the tenant under an existing lease for the 132 Acre Parcel which provides, among other things, for maximum annual basic rent of $250,000, maximum annual percentage rent of $100,000, a 15-year term with four ten-year renewal options, and an option to purchase the 132 Acre Parcel (the '132 Acre Purchase Option') for a purchase price of $2,500,000 if exercised during the first lease year, or $3,000,000 if exercised during the second lease year. On March 17, 1995, the Company exercised the 132 Acre Purchase Option and thereby acquired title to such property.

     While no definitive agreement has been reached, the Company presently expects that it and Harrah's will develop the Maryland Heights Project at the Harrah's Site. In such event, the Harrah's Letter of Intent contemplates that Players would make annual lease payments to Harrah's concerning the Harrah's Site equal to 2% of the first $50 million of net gaming revenue, as defined by the Missouri regulatory authorities, at the Company's Maryland Heights riverboat (the 'Missouri Net Gaming Revenue'); 3% of the Missouri Net Gaming Revenue between $50 and $100 million; and 4% of the Missouri Net Gaming Revenue in excess of $100 million.

     Bluegrass Downs, Kentucky: In November 1993, the Company acquired Bluegrass Downs racetrack (currently known as Players Bluegrass Downs), located in Paducah, Kentucky, in anticipation that the Kentucky legislature would enact legislation to authorize casino-type gaming, such as slot machines and table games, at licensed racetracks. If any legislation is adopted permitting additional forms of gaming at racetracks, the Company currently plans to develop its track into a facility that would offer all permitted forms of gaming. There can be no assurance that such legislation will be adopted. The racetrack is approximately ten miles from the Company's Metropolis docking site. The next closest Kentucky racetrack to Metropolis is Ellis Park, which is approximately 100 miles from each of Paducah and Metropolis. Bluegrass Downs is on a 70 acre tract that includes a 5/8 mile oval racetrack; an enclosed 17,000 square foot clubhouse housing dining, wagering facilities and administrative areas; barns and related buildings that can accommodate 725 horses; and a parking area for more than 1,400 cars.

LICENSE WITH MERV GRIFFIN AND THE GRIFFIN GROUP

     The Company is a party to a license (the 'Griffin License') with The Griffin Group, which is a company controlled by Mr. Merv Griffin and a major stockholder of the Company, under which Mr. Griffin acts as the public representative for all of the Company's riverboat and dockside casinos. In addition, Mr. Griffin provides other services, principally of a promotional nature. This relationship with Mr. Griffin is designed to develop, on the Company's behalf, a high profile in new markets and access to national media. The Company features Mr. Griffin in print, radio and television advertisements. The Company's right to Mr. Griffin's services are exclusive in the riverboat and dockside casino industry, except that Mr. Griffin has the right to represent casinos of GG&E.

GG&E currently has only one land-based casino in Atlantic City, New Jersey, although GG&E is believed to be examining the possibility of developing riverboat and other land-based casinos at one or more locations. In consideration of Mr. Griffin's services under the Griffin License, the Company, in 1992, issued to The Griffin Group a warrant to purchase 2.1 million shares of Common Stock an exercise price of $2.67 per share (on a split-adjusted basis). The warrant currently is outstanding and has not been exercised. In addition, the Griffin License requires the Company to pay annual fees to The Griffin Group for each riverboat casino complex equal to the greater of (i) $50,000 or (ii) an amount based upon a percentage of the respective casino's earnings per fiscal year before depreciation, interest and taxes ('EBDIT') for the year.

     The Griffin License has an initial four-year term expiring December 31, 1996; provided, however, the fee payable under clauses (i) or (ii) is not payable with respect to the Metropolis Complex and the Players Lake Charles Riverboat through December 31, 1996. The EBDIT fee payable to The Griffin Group is payable in the following cumulative amounts: to the extent that EBDIT per complex is $15 million or less, the payment is two-thirds of 1% of EBDIT (against which any minimum $50,000 payment for the particular riverboat will be credited); to the extent that EBDIT per complex is more than $15 million but not more than $30 million, the additional payment is 1% of EBDIT in excess of $15 million; and to the extent that EBDIT per complex is more than $30 million, the additional payments will be 1 1/2% of EBDIT in excess of $30 million. The Griffin Group also is entitled to reimbursement of certain expenses and indemnification against certain claims. Mr. Griffin will be entitled to additional compensation, as negotiated in good faith, if he hosts, produces or performs in any shows at a Company casino. The Company has the right to renew the Griffin License indefinitely from year-to-year thereafter.

     The Company has initiated discussions with The Griffin Group concerning the extension of the Griffin License to the Company's development projects and to the Lake Charles Star Riverboat and the Players Island Resort.

LEGAL PROCEEDINGS

  Ornstein and Mississippi Gold, Inc. Litigation

     On June 7, 1994, Marvin Ornstein and Mississippi Gold, Inc. ('MGI') filed a lawsuit in the United States District Court for the Southern District of Illinois against the Company, PCI, Inc. (a subsidiary of the Company), Morton Friedman, individually and as Chairman-Director of the Illinois Gaming Board, the Illinois Gaming Board and the Illinois State Police. The complaint alleges that the Company and PCI, Inc. defamed Mr. Ornstein and MGI as a result of the publication of certain statements made by the Illinois Gaming Board in 1990 concerning the licensability of Mr. Ornstein. The complaint further alleges that the defendants conspired to prohibit Mr. Ornstein and MGI from being licensed for riverboat gaming in Illinois. The complaint requests an unspecified amount for compensatory damages and punitive damages and seeks recovery of attorneys' fees and costs. Previous litigation between the Company and Mr. Ornstein and MGI in New Jersey state court, involving substantially similar factual matters, was settled by the Company's payment of $10,000 to Mr. Ornstein and MGI.

  Poulos and Ahern Litigation

     The Company, certain suppliers and distributors of video poker and electronic slot machines and over forty other casino operators have been named as defendants in a class action suit filed April 26, 1994 in the United States District Court, Middle District of Florida, by William Ahern and William H. Poulos. The plaintiffs allege common law fraud and deceit, mail fraud, wire fraud and Racketeer Influenced and Corrupt Organizations Act violations in the marketing and operation of video poker games and electronic slot machines. The suit seeks unspecified damages and recovery of attorneys' fees and costs. On December 9, 1994, an Order was entered by the District Court in Florida transferring the consolidated action to the United States District Court for the District of Nevada. Motions for class certification and motions to dismiss are pending. Although discovery is in the preliminary stages, the Company believes that the claims are wholly without merit and does not expect that the lawsuit will have a material adverse effect on the Company's financial position or results of operations.

  Jebaco Litigation

     On May 12, 1995, Jebaco, Inc. ('Jebaco') filed suit in Louisiana State Court for, among other things: injunctive relief to prevent the Company's purchase of the Property from Beeber; judicial dissolution of the Company's original acquisition (from Jebaco) of the Company's option to enter into the Lake Charles Lease; a judicial determination of the amount, manner of computation and manner of payment of the Continuing Lease Payments; an accounting; and monetary damages. See '--Properties--Lake Charles, Louisiana'. Although a temporary restraining order was originally issued against the Company's purchase of the Property, the Lousiana State Court on May 24, 1995 dissolved the temporary restraining order and refused to issue a preliminary injunction, thereby permitting the Company's purchase of the Property. On August 18, 1995, the Company acquired the Property. The Company believes that this litigation represents a dispute primarily between Jebaco and Beeber. The Company, Beeber and Jebaco have entered into a settlement agreement to resolve all issues raised in such litigation. Pursuant to this agreement, a stipulation of dismissal of all claims will be filed in Louisiana State Court. The settlement agreement provides that the Company will make payments to Jebaco and Beeber based upon a revised computation related to the number of passengers who patronize the Company's Lake Charles riverboats. This revised computation provides for an aggregate Company payment of $2.95 per passenger, based upon passenger counts reported to the U.S. Coast Guard.

Settlement of Missouri Litigation

     Players, Land Property Associates, Inc. ('LPA') and Roy W. Fischer, Jr. ('Fischer') entered into a Settlement Agreement and Release dated as of June 30, 1995 (the 'Settlement Agreement'). Pursuant to the Settlement Agreement: (i) Players paid Fischer and LPA $30,000, (ii) three lawsuits between the parties, as well as two additional lawsuits by Fischer against the Missouri Gaming Commission were dismissed with prejudice, (iii) Fischer and LPA released all claims against Players, The Promus Companies, Incorporated ('Promus') and related persons (including Harrah's), (iv) Players and Promus released all claims against Fischer, LPA and related persons, (v) all agreements between the parties (with the exception of one lease which expired July 2, 1995) were terminated by mutual agreement, (vi) Fischer agreed that he would not take any 'public' action during the next five years that would interfere with either the Maryland Heights Project or any other Players' gaming project in the State of Missouri, and (vii) Fischer agreed that he would not be involved during the next five years with any other gaming facility located in the City of Maryland Heights, Missouri.

                               REGULATORY MATTERS

     The Company is subject to state and Federal laws which regulate businesses generally and the gaming business specifically. Below is a brief description of some of the more significant regulation to which the Company is subject. All laws are subject to change and different interpretations. This is especially true with respect to current laws regulating the gaming industry, since in many cases these laws and the regulatory agencies that apply them are new. Changes in laws or their interpretation may result in the imposition of more stringent, burdensome, or expensive requirements, or the outright prohibition of an activity.

ILLINOIS GAMING REGULATION

     The Riverboat Gambling Act of Illinois (the 'Illinois Riverboat Act') currently authorizes a five-member Illinois Gaming Board to issue up to ten riverboat gaming licenses. The Illinois Gaming Board issued an owner's license to a wholly-owned subsidiary of the Company, for its Metropolis operations in February 1993. This license is subject to renewal, unless revoked, in February 1996 and annually thereafter. As of the date of this Prospectus, the Illinois Gaming Board has granted licenses to nine other riverboat owners, some with multiple boats, with dock sites based in Alton, Aurora, East Peoria, East St. Louis, Elgin, Rock Island, Joliet (two licensees have a dock site based in Joliet) and East Dubuque.

     Each owner's license granted entitles the licensee to own and operate up to two riverboats (with a combined maximum of 1,200 gaming participants) and equipment thereon from a specified dock site. The duration of the license initially runs for a period of three years. Thereafter, the license is subject to renewal on an annual basis upon, among other things, a determination by the Illinois Gaming Board that the licensee continues to meet all of the requirements of the Illinois Riverboat Act and the Illinois Gaming Board's Rules. All licensees have a continuing duty to maintain suitability for licensure. There can be no assurance that the Company's license will be renewed, although the Company is not aware of any reason why it would not be. A license does not create a property right, but is a revocable privilege granted by the State of Illinois contingent upon continuing suitability for licensure. The licensee bears the burden of rebutting by clear and convincing evidence any charges raised by the Illinois Gaming Board.

     The Illinois Riverboat Act grants the Illinois Gaming Board extensive jurisdiction, specific powers and duties for the purposes of administering, regulating and enforcing the system of riverboat gaming. Any riverboat operation not conducted in compliance with the Illinois Riverboat Act may constitute an illegal gaming place and consequently may be subject to criminal penalties, including possible seizure, confiscation and destruction of illegal gaming devices and seizure and sale of riverboats and dock facilities. The Illinois Riverboat Act also provides for civil penalties, equal to the amount of gross receipts derived from wagering on the gaming, whether unauthorized or authorized, conducted on the date of any violation. The Illinois Gaming Board may revoke or suspend licenses as the Board may see fit and in compliance with applicable laws of the State of Illinois regarding administrative procedures and may suspend an owner's license, without notice or hearing, upon a determination that the safety or health of patrons or employees is jeopardized by continuing a riverboat's operation. The suspension may remain in effect until the Illinois Gaming Board determines that the cause for suspension has been abated and it may revoke the owner's license upon a determination that the owner has not made satisfactory progress toward abating the hazard.

     A holder of an owner's license is required to obtain all licenses from the Illinois Gaming Board necessary for the operation of a riverboat, including a liquor license and a license to prepare and serve food and all other necessary licenses. All sales, use, occupation and excise taxes which apply to food and beverages apply to sales aboard riverboats.

     All riverboats must be accessible to disabled persons, must be either a replica of a 19th century Illinois riverboat or be of a casino cruise ship design, and must comply with applicable Federal and state laws, including U.S. Coast Guard regulations.

     A person employed at a riverboat gaming operation must hold an occupation license from the Illinois Gaming Board which permits the holder to perform only activities included within such holder's level of occupation license or any lower level of occupation license. The Illinois Gaming Board also requires that officers, directors and other key persons of a gaming operation be licensed. In addition, a riverboat licensee can purchase or lease gaming equipment or supplies only from a supplier who has been issued a supplier's license by the Illinois Gaming Board.

     As a condition to maintaining an owner's license, the licensee must, among other things, submit detailed financial information and other information to the Illinois Gaming Board including an annual audit by an independent certified public accountant, selected by the Administrator of the Illinois Gaming Board, of the financial transactions and conditions of the total operations of a holder of an owner's license including the condition of the licensee and its internal control system. The holder of an owner's license must prepare and send to the Administrator and the independent certified public accountant selected by the Administrator a written response to issues raised by such accountant's reports on (i) the procedures required to be performed by such accountant on a quarterly basis with respect to certain aspects of the licensee's operations and (ii) the annual audit referred to in the previous sentence. Among other continuing obligations, the holder of an owner's license has a duty to promptly disclose any material changes in the information it provides to the Illinois Gaming Board. The holder of an owner's license must report promptly to the Administrator of the Illinois Gaming Board any facts which the holder has reasonable grounds to believe indicate a violation of law (other than minor traffic violations) or Illinois Gaming Board Rule or a holder's internal controls committed by suppliers or licensed employees including, without limitation the performance of licensed activities different than those permitted under their license. The duty to disclose to the Illinois Gaming Board changes in information continues throughout the period of licensure. A duty exists to promptly disclose the identity of a compensated agent acting on behalf of the holder of an owner's license with regard to action by the Illinois Gaming Board.

     A holder of an owner's license is subject to the imposition of fines, suspension or revocation of its license for any act or failure to act on the part of the licensee or its agents or employees that is injurious to the public health, safety, morals, good order or general welfare of the people of the State of Illinois or that would discredit or tend to discredit the Illinois gaming industry or the State of Illinois, including, without limitation, (i) failing to comply with or make provision for compliance with applicable legal requirements including the Illinois Riverboat Act, the rules promulgated thereunder or any other applicable Federal, state or local law or regulation or order or failure by the holder of an owner's license to comply with or make provisions for complying with the holder's internal controls; (ii) failing to comply with any rule, order or ruling of the Illinois Gaming Board or its agents pertaining to gaming; (iii) receiving goods or services from a person or business entity which does not hold any required supplier's license; (iv) being suspended or ruled ineligible for a gaming license or having a gaming license revoked or suspended in any state or gaming jurisdiction; (v) associating with, either socially or in business affairs, or employing persons of notorious or unsavory reputation or who have extensive police records or who have failed to cooperate with any officially constituted investigatory or administrative body if public confidence and trust in gaming would thereby be adversely affected; and (vi) employing in any Illinois riverboat's gaming operations any person known to have been found guilty of cheating or using any improper device in connection with any game.

     Minimum and maximum wagers on games are not established by regulation but are left to the discretion of the licensee; however, wagering may not be conducted with money or other negotiable currency. Riverboat cruises are limited to a duration of four hours, and pursuant to the language of the Illinois Riverboat Act, no gaming may be conducted while the riverboat is docked. Illinois Gaming Board Rule, Section 3000.500, currently permits gaming during the 30-minute time periods at the beginning and end of a cruise while the passengers are embarking and disembarking (total gaming time per cruise is limited to four hours, however, including the pre- and post-docking periods). In addition, pursuant to Illinois Gaming Board Rule, Section 3000.510, dockside gaming is permitted if the captain of the riverboat reasonably determines that it is unsafe to cruise due to inclement weather, mechanical or structural problems or river icing. Recent pronouncements by the Illinois Gaming Board indicate that the explanations for failure to cruise pursuant to Illinois Gaming Board Rule, Section 3000.510 will be scrutinized and that any abuse of the rule will result in disciplinary actions, which may include, among other things, any of the following: cancellation of future cruises, penalties, fines and suspensions or revocation of license. In such event, the riverboat must be cleared at least once every four hours, at which time a new gaming session may commence; patrons may leave the vessel at any time but may only board the vessel during the first 30 minutes of the gaming session. No person under the age of 21 is permitted to wager, and wagers may only be taken from a person present on a licensed riverboat. With respect to electronic gaming devices, the payout percentage may not be less than 80% nor more than 100%.

     The Illinois Riverboat Act imposes a 20% wagering tax on adjusted gross receipts from gaming. The tax imposed is to be paid by the licensed owner to the Illinois Gaming Board on the day after the gaming day when the wagers were made. The Illinois legislation also requires that licensees pay a $2.00 admission tax for each person admitted to a gaming cruise.

     An ownership interest in a business entity (other than a publicly traded corporation) which has an interest in a holder of an owner's license may only be transferred or pledged as collateral with leave of the Illinois Gaming Board. Any person or entity who or which, individually or in association with others, acquires directly or indirectly, beneficial ownership of more than 5% of any class of voting securities or non-voting securities convertible into voting securities of a publicly traded corporation which holds an ownership interest or a beneficial interest in the holder of an owner's license is required to file a Personal Disclosure Form 1. (The Illinois Gaming Board, however, takes the position that it can require any individual or entity seeking a transfer of an ownership interest in an owner's license to file a personal disclosure Form 1.) The Personal Disclosure Form 1 forms the basis of investigation by the Illinois Gaming Board to determine suitability of the person or entity seeking transfer of an ownership interest. If the Illinois Gaming Board denies an application for such a transfer, commencing as of the date the Illinois Gaming Board issues a notice that it denies such application, it will be unlawful for such applicant to receive any dividends or interest on his shares, to exercise, directly or indirectly, any right conferred by such shares, or to receive any remuneration from any person or entity holding any license under the Illinois Riverboat Act for services rendered. If the Illinois Gaming Board denies an application for such a transfer and if no hearing is requested or if the Illinois Gaming Board issues a final order of disqualification, the holder of an owner's license shall purchase all of the disqualified person's or entity's shares at the lesser of either the market price or the purchase price for such shares.

     A holder of an owner's license can only make distributions to stockholders to the extent such distributions would not impair the financial viability of the gaming operation. Factors to be considered should include but not be limited to the following: (i) working capital requirements, (ii) debt service requirements,
(iii) repairs and maintenance requirements and (iv) capital expenditure requirements.

     Holders of an owner's license must immediately inform the Illinois Gaming Board and obtain formal approval from the Illinois Gaming Board whenever a change is proposed in the following areas: key persons; type of entity; equity and debt capitalization of entity; investors and/or debt holders; sources of funds; applicant's economic development plan; riverboat capacity or significant design change; gaming positions; anticipated economic impact; or pro forma budgets and financial statements.

     The Company is subject to certain risks associated with the promulgation of new or revised rules that could adversely affect the Company's operations. The Illinois Riverboat Act may be amended, and new or revised rules may be promulgated, changing the number of available licenses or gaming locations in Illinois, or otherwise changing Illinois gaming regulations. Although no new or revised rules have been promulgated in the last 20 months, no assurance can be given that no such rules would be promulgated, and the Company has no control over such developments. In addition, uncertainty exists from time to time regarding the Illinois gaming regulatory environment due to the limited experience in interpreting the Illinois Riverboat Act and the rules promulgated thereunder. For example, changes in membership of the Illinois Gaming Board resulted in a vote being taken to prohibit any dockside gambling which was narrowly defeated by a vote of three to two. Due to the relative novelty of this regulatory environment, there can be no assurance that adverse regulatory developments will not occur in the future or that adverse interpretations of rules will not be issued.

LOUISIANA GAMING REGULATION

     In July 1991, the Louisiana legislature adopted legislation permitting certain types of gaming activity on certain rivers and waterways in Louisiana. The legislation granted authority to supervise riverboat gaming activities to the Louisiana Riverboat Gaming Commission and the Riverboat Gaming Enforcement Division of the Louisiana State Police (the 'Louisiana Enforcement Division'). The Louisiana Riverboat Gaming Commission is authorized to hear and determine all appeals relative to the granting, suspension, revocation, condition or renewal of all licenses, permits and applications. In addition, the Louisiana Riverboat Gaming Commission must establish regulations concerning authorized routes, duration of excursions, minimum levels of insurance, construction of riverboats and periodic inspections. The Louisiana Enforcement Division is authorized to investigate applicants and issue licenses, investigate violations of the statute and conduct continuing reviews of gaming activities.

     The statute authorizes issuance of up to 15 licenses to conduct gaming activities on a riverboat of new construction in accordance with applicable law. However, no more than six licenses may be granted to riverboats operating from any one parish.

     In issuing a license, the Louisiana Enforcement Division must find that the applicant is a person of good character, honesty and integrity and a person whose prior activities, criminal record, if any, reputation, habits, and associations do not pose a threat to the public interest of the State of Louisiana or to the effective regulation and control of gaming, or create or enhance the dangers of unsuitable, unfair or illegal practices, methods and activities in the conduct of gaming or the carrying on of business and financial arrangements in connection therewith. The Louisiana Enforcement Division will not grant a license unless it finds that: (i) the applicant is capable of conducting gaming operations, which means that the applicant can demonstrate the capability, either through training, education, business experience, or a combination of the above, to operate a gaming casino; (ii) the proposed financing of the riverboat and the gaming operations is adequate for the nature of the proposed operation and from a source suitable and acceptable to the Louisiana Enforcement Division; (iii) the applicant demonstrates a proven ability to operate a vessel of comparable size, capacity and complexity to a riverboat so as to ensure the safety of its passengers; (iv) the applicant submits a detailed plan of design of the riverboat in its application for a license; (v) the applicant designates the docking facilities to be used by the riverboat; (vi) the applicant shows adequate financial ability to construct and maintain a riverboat; and (vii) the applicant has a good faith plan to recruit, train and upgrade minorities in all employment classifications.

     Certain persons affiliated with a riverboat gaming licensee, including directors and officers of the licensee, directors and officers of any holding company of the licensee involved in gaming operations, persons holding five percent or greater interests in the licensee, and persons exercising influence over a licensee ('Affiliated Gaming Persons'), are subject to the application and suitability requirements of the Louisiana gaming law.

     The Louisiana gaming law specifies certain restrictions and conditions relating to the operation of riverboat gaming, including the following: (i) gaming is not permitted while a riverboat is docked, other than the forty-five minutes between excursions, and during times when dangerous weather or water conditions exist; (ii) each round-trip riverboat cruise may not be less than three nor more than eight hours in duration, subject to specified exceptions;
(iii) agents of the Louisiana Enforcement Division are permitted on board at any time during gaming operations; (iv) gaming devices, equipment and supplies may only be purchased or leased from permitted suppliers; (v) gaming may only take place in the designated gaming area while the riverboat is upon a designated river or waterway; (vi) gaming equipment may not be possessed, maintained or exhibited by any person on a riverboat except in the specifically designated gaming area, or a secure area used for inspection, repair or storage of such equipment; (vii) wagers may be received only from a person present on a licensed riverboat; (viii) persons under 21 are not permitted in designated gaming areas;
(ix) except for slot machine play, wagers may be made only with tokens, chips or electronic cards purchased from the licensee aboard a riverboat; (x) licensees may only use docking facilities and routes for which they are licensed and may only board and discharge passengers at the riverboat's licensed berth; (xi) licensees must have adequate protection and indemnity insurance; (xii) licensees must have all necessary Federal and state licenses, certificates and other regulatory approvals prior to operating a riverboat; and (xiii) gaming may only be conducted in accordance with the terms of the license and the rules and regulations adopted by the Louisiana Enforcement Division.

     An initial license to conduct riverboat gaming operations is valid for a term of five years. The Company was issued an initial operator's license by the Louisiana Enforcement Division on December 6, 1993. The Louisiana gaming law provides that a renewal application for the period succeeding the initial five year term of the operator's license must be made to the Louisiana Enforcement Division. The application for renewal consists of a statement under oath of any and all changes in information, including financial information, provided in the previous application.

     The transfer of a license or permit or an interest in a license or permit is prohibited. The sale, purchase, assignment, transfer, pledge or other hypothecation, lease, disposition or acquisition (a 'Transfer') by any person of securities which represent 5% or more of the total outstanding shares issued by a corporation that holds a license is subject to Louisiana Enforcement Division disapproval. A security issued by a corporation that holds a license must generally disclose these restrictions. Prior Louisiana Enforcement Division approval is required for the Transfer of any ownership interest of 5% or more in any non-corporate licensee or for the Transfer of any 'economic interest' of 5% or more in any licensee or Affiliated Gaming Person. An 'economic interest' is defined for purposes of a Transfer as any interest whereby a person receives or is entitled to receive, by agreement or otherwise, a profit, gain, thing of value, loan, credit, security interest, ownership interest or other economic benefit.

     A licensee must notify the Louisiana Enforcement Division of any withdrawals of capital, loans, advances or distributions in excess of 5% of retained earnings for a corporate licensee, or of capital accounts for a partnership or limited liability company licensee, upon completion of any such transaction. No prior approval of any such withdrawal, loan, advance or distribution is required, but any such transaction is ineffective if disapproved by the Louisiana Enforcement Division within 120 days after the required notification. In addition, the Louisiana Enforcement Division may issue an emergency order for not more than 10 days prohibiting payment of profits, income or accruals by, or investments in, a licensee.

     Riverboat gaming licensees and their Affiliated Gaming Persons are required to notify the Louisiana Enforcement Division within thirty days after the receipt by any such persons of any loans or extensions of credit. The Louisiana Enforcement Division is required to investigate the reported loan or extension of credit, and to either approve or disapprove the transaction. If disapproved, the loan or extension of credit must be rescinded by the licensee or Affiliated Gaming Person. The Company is an Affiliated Gaming Person of its Louisiana subsidiary that is the licensee of the Players Lake Charles Riverboat and the Players Star Riverboat. On March 23, 1995, the Company received from the Louisiana Enforcement Division approval of the sale and issuance of the Notes, the execution and delivery of a Guarantee by the Company's Louisiana subsidiaries, and the making and repayment of loans from the Company to its Louisiana subsidiaries, in amounts up to the amount of the Offering. Any other advances by the Company to its Louisiana subsidiaries in the form of loans or other intercompany indebtedness are subject to the disapproval power of the Louisiana Enforcement Division.

     Fees for conducting gaming activities on a riverboat include (i) $50,000 per riverboat for the first year of operation and $100,000 per year per riverboat thereafter plus (ii) 18 1/2% of net gaming proceeds.

     In 1995, Louisiana enacted legislation authorizing the governing authority of Calcasieu Parish to levy an additional admission fee of fifty cents per passenger, the proceeds of which will be used primarily to fund education in the parish. This increase is applicable to the Company's two Lake Charles riverboats.

     In July 1991, Louisiana also authorized operation of VLTs at various types of facilities in the state, including bars, truckstops, racetracks and off-track betting parlors.

     Proposals to amend or supplement Louisiana's riverboat gaming statute are frequently introduced in the Louisiana state legislature. No assurances can be given that changes in Louisiana gaming law will not occur, or that such changes will not have an adverse impact on the Company's business in Louisiana.

NEVADA GAMING REGULATION

     The ownership and operation of casino gaming facilities in Nevada are subject to: (i) the Nevada Gaming Control Act and the regulations promulgated thereunder (collectively, the 'Nevada Act'); and (ii) various local ordinances and regulations. Gaming operations in Nevada are subject to the licensing and regulatory control of the Nevada Gaming Commission ('Nevada Commission'), the Nevada State Gaming Control Board ('Nevada Board') and various other county and city regulatory agencies, including the City of Mesquite, collectively referred to as the 'Nevada Gaming Authorities.'

     The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy which are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities; (iv) the prevention of cheating and fraudulent practices; and (v) providing a source of state and local revenues through taxation and licensing fees. Change in such laws, regulations and procedures could have an adverse effect on the Company's gaming operations.

     The Company is registered with the Nevada Commission as a publicly traded corporation (a 'Registered Corporation') and has been found suitable to own the stock of Players Nevada. Players Nevada is licensed by the Nevada Gaming Authorities to conduct nonrestricted gaming operations at the Players Island Resort and is a corporate licensee ('Corporate Licensee') under the terms of the Nevada Act. No person may become a stockholder of, or receive any percentage of profits from, a Corporate Licensee without first obtaining licenses and approvals from the Nevada Gaming Authorities.

     The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, the Company or Players Nevada in order to determine whether such individual is suitable or should be licensed as a business associate of a Corporate Licensee. Officers, directors and certain key employees of Players Nevada are required to file applications with the Nevada Gaming Authorities and have been required to be licensed or found suitable by the Nevada Gaming Authorities. Officers, directors and key employees of the Company who are actively and directly involved in the activities of the Corporate Licensee may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or a finding of suitability must pay all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position.

     If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with the Company or Players Nevada, the companies involved would have to sever all relationships with such person. In addition, the Nevada Commission may require the Company or Players Nevada to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

     The Company and Players Nevada are required to submit detailed financial and operating reports to the Nevada Commission. Substantially all material loans, leases, sales of securities and similar financing transactions by Players Nevada will be required to be reported to or approved by the Nevada Commission.

     If it were determined that the Nevada Act was violated by Players Nevada, the gaming licenses it holds could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, the Company, Players Nevada and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Further, a supervisor could be appointed by the Nevada Commission to operate the Players Island Resort and, under certain circumstances, earnings generated during the supervisor's appointment (except for reasonable rental value of the casino) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of the licenses of Players Nevada could (and revocation of any license of Players Nevada would) materially adversely affect the Company.

     Any beneficial holder of a Registered Corporation's voting securities, regardless of the number of shares owned, may be required to file an application, be investigated, and have his suitability as a beneficial holder of the Registered Corporation's voting securities determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

     The Nevada Act requires any person who acquires more than 5% of a Registered Corporation's voting securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of a Registered Corporation's voting securities apply to the Nevada Commission for a finding of suitability within thirty days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an 'institutional investor,' as defined in the Nevada Act, which acquires more than 10%, but not more than 15%, of a Registered Corporation's voting securities may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the Registered Corporation, any change in the Registered Corporation's corporate charter, bylaws, management, policies or operations of the Registered Corporation, or any of its gaming affiliates, or any other action which the Nevada Commission finds to be inconsistent with holding the Registered Corporation's voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

     Any person who fails or refuses to apply for a finding of suitability or a license within thirty days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the voting securities of the Company beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. The Company is subject to disciplinary action if, after it receives notice that a person is unsuitable to be a stockholder or to have any other relationship with the Company or Players Nevada, it (i) pays that person any dividend or interest upon voting securities of the Company, (ii) allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person, (iii) pays remuneration in any form to that person for services rendered or otherwise, or
(iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities including, if necessary, the immediate purchase of said voting securities for cash at fair market value.

     The Nevada Commission may, in its discretion, require the holder of any debt security of a Registered Corporation, such as the holders of the Notes, to file applications, be investigated and be found suitable to own the debt security of a Registered Corporation. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the Registered Corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Commission, it: (i) pays the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by pay of principal, redemption, conversion, exchange, liquidation, or similar transaction.

     The Company is required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner of the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. The Company is also required to render maximum assistance in determining the identity of the beneficial owner. The Company is also required to render maximum assistance to the Nevada Board, upon its request, to determine the identities of any of its securityholders. The Nevada Commission has the power to require the stock certificates of the Company to bear a legend indicating that the securities are subject to the Nevada Act. However, to date, the Nevada Commission has not imposed such a requirement on the Company.

     The Company may not make a public offering of its securities without the prior approval of the Nevada Commission if the securities or proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. The exchange of the Old Notes for the New Notes (the 'Exchange') qualifies as a public offering (as such term is defined in the Nevada Act). On June 21, 1995, the Nevada Commission approved the Exchange and in connection therewith, also approved (i) the Players Nevada Guarantee of the Notes, (ii) the hypothecation of the assets of Players Nevada as security for the New Notes and (iii) the placement of restrictions upon, and the agreement not to encumber, the equity securities of Players Nevada. Approval of a public offering does not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the Prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful.

     Changes in the control of a Registered Corporation through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby he obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Nevada Board and Nevada Commission in a variety of stringent standards prior to assuming control of such Registered Corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

     The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada corporate gaming licensees, and Registered Corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to: (i) assure the financial stability of corporate gaming licensees and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before the Registered Corporation can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by the Registered Corporation's stockholders for the purposes of acquiring control of the Registered Corporation.

     License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the state of Nevada and to the counties and cities in which the Corporate Licensee's operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either: (i) a percentage of the gross revenues received up to a maximum of 6.25%; (ii) the number of gaming devices operated; or (iii) the number of table games operated. A casino entertainment tax is also paid by casino operations where entertainment is furnished in connection with the selling of food or refreshments.

     Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons (collectively, 'Licensees'), and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada Board of their participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Commission. Thereafter, Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. Licensees are also subject to disciplinary action by the Nevada Commission if they knowingly violate any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fail to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engage in activities that are harmful to the state of Nevada or its ability to collect gaming taxes and fees, or employ a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of personal unsuitability.

MISSOURI GAMING REGULATION

     In November 1992, the voters of Missouri approved a referendum authorizing riverboat gaming in Missouri. In 1993, the Missouri Legislature enacted legislation which substantially revised the referendum legislation regarding riverboat gaming and its regulation (the 'Missouri Gaming Act'). The Missouri Gaming Act established the Missouri Gaming Commission, which has broad jurisdiction over and supervisory powers concerning gaming operations conducted under the Missouri Gaming Act. Following a challenge to legislation authorizing riverboat casino gaming, a January 1994 Missouri Supreme Court ruling created uncertainties regarding the extent to which casino gaming is constitutional in Missouri. In February 1994, the Missouri legislature passed legislation which would permit the voters to amend the State Constitution to permit legislation reauthorizing riverboat casino gaming consistent with the State Constitution. The vote on the proposed State Constitutional amendment was held in April 1994 to permit games of chance on riverboat casinos. In the April 1994 vote, the State Constitutional amendment was narrowly defeated. As a result of the Missouri legislature's actions in February 1994, several municipalities in Missouri which had previously approved local ordinances permitting gaming, including the City of Maryland Heights resubmitted the local gaming activities ordinances to the voters in April 1994 as well. The Maryland Heights ordinance was approved by municipal voters in the April 1994 vote. Subsequently, at the statewide general election held November 8, 1994, a second proposal to amend the Missouri Constitution to permit games of chance on riverboats and floating facilities on the Missouri and Mississippi Rivers was adopted. As a result thereof, effective December 8, 1994, reel slot machines and other games of chance were authorized for use in Missouri casinos.

     Under the Missouri Gaming Act, gaming is permitted in Missouri only on the Missouri and Mississippi Rivers. The Missouri Gaming Act calls for licensure of owners (Class A license), operators (Class B license), suppliers and gaming-related occupations. There is no statewide numerical limit to the number of licenses which may be granted. As a result of the Missouri legislature's May 1994 amendments to the Missouri Gaming Act, prior uncertainty regarding whether any city or county outside of the two major metropolitan areas of Missouri (St. Louis/St. Louis County and the Kansas City metropolitan area) may be granted more than one license has been removed. Under the May 1994 amendments to the Missouri Gaming Act, any city or county may be granted more than one license if the 'home dock' city or county has authorized more than one excursion gaming boat. However, within all cities and counties in Missouri the Missouri Gaming Commission has the ultimate responsibility for setting the number, location and type of licensed boats. As noted above, excursion gaming boats also must be authorized by the local home dock city or county.

     On May 24, 1995, the Company's amended application for a gaming license at the Maryland Heights Project was filed with the Missouri Gaming Commission. The Missouri Gaming Commission is considering licensing applications for review in selected pools of three and has chosen the Company's and Harrah's applications for consideration in the next such pool. Such applications are currently under investigation, but no assurances can be given when the Missouri Gaming Commission or any other governmental agency will act on the applications, whether all approvals will be obtained or whether any unusually burdensome restrictions may be imposed on the Company or Harrah's in order to obtain such approvals. As of the date of this Prospectus, six gaming licenses have been issued by the Missouri Gaming Commission, two for the metropolitan St. Louis area in the eastern part of the state, two for the Kansas City area (approximately 250 miles west of St. Louis), one for St. Joseph, in the northwestern part of Missouri, and one for Caruthersville, in the southeastern part of Missouri. The two licenses in the St. Louis area are based in the City of St. Louis, approximately 20 miles east of the Company's proposed development in Maryland Heights, and in St. Charles, across the Missouri River from the Company's proposed Maryland Heights development. If the Harrah's parcel is ultimately developed for the Maryland Heights Project, such project would be one mile across the river from the site of the competing St. Charles licensee. See 'Business -- Properties -- Maryland Heights, Missouri.' The City of Maryland Heights previously passed ordinances permitting two riverboat casinos to be based within its city limits and giving preliminary local approval to the proposed projects of both the Company and Harrah's. The Missouri Gaming Act does not limit the statewide number of licenses that may be granted. Under the Missouri Gaming Act, as amended by the Missouri Legislature in May 1994 and as signed into law by the Missouri Governor shortly thereafter (the 'Amended Missouri Gaming Act'), multiple riverboat casinos can be licensed for operation in Maryland Heights. No assurance can be given that the Missouri Gaming Commission will not limit the number of licenses granted to Maryland Heights, to the St. Louis metropolitan area in which Maryland Heights is located, or on a statewide basis.

     The Missouri Gaming Act provides a maximum loss limit of $500 per individual player per gaming excursion. Gaming excursions are required by regulation to be no less than two hours and no more than four hours in duration. Excursion gaming boats are required to cruise, unless the Missouri Gaming Commission determines under applicable criteria to permit gaming at a continuously docked boat. Such criteria include, among other items, danger to the boat's passengers because of the location of the dock or excursion cruising conditions, disruption of interstate commerce, violation of another state's laws or Federal law, or possible interference with railway or barge transportation.

     The U.S. Coast Guard has previously advised the Missouri Gaming Commission that circumstances generally prevailing on the Missouri River, on which the Company's excursion gaming boat facility will be located if its application is granted, militate against cruising riverboats. While the Coast Guard has refused to instruct the Missouri Gaming Commission that all Missouri River operations be continuously docked riverboats, the U.S. Coast Guard has made clear its need to be advised of all plans to deal with risk factors from riverboat cruising operations. The U.S. Coast Guard, through the U.S. Army Corps of Engineers permit process, can veto a cruising riverboat gaming project for failing to meet its safety requirements. Additionally, Missouri Gaming Commission regulations provide for dockside operation even for a cruising riverboat under circumstances of inclement weather, mechanical difficulty or declaration by the U.S. Army Corps of Engineers that navigation on the Missouri River is unsafe. Traditionally, between the months of December and April the U.S. Army Corps of Engineers has 'closed' the Missouri River by failing to warrant the navigational channel due to low water levels. The Missouri Gaming Commission has indicated that dockside operation is expected during this period.

     Licensees must establish financial responsibility sufficient to meet adequately the requirements of the proposed enterprise. Additionally, the Missouri Gaming Commission's regulations require that if the Company's application is granted, the Company's licensed subsidiary would be prohibited from allowing withdrawals of capital by, or making loans, advances, or distributions of any type of assets to, its owner(s), in excess of 5% of such entity's accumulated earnings without Missouri Gaming Commission approval.

     The Missouri Gaming Act also requires that the excursion gaming boat resemble historic Missouri riverboats, encourages use of Missouri resources, goods and services in the operation of the boat, and requires that the boat provide for nongaming areas, food service and a Missouri theme gift shop. Use of the space on any vessel and operating criteria are determined in accordance with rules and regulations of the U.S. Coast Guard. There is no size limit on Missouri gaming boats and no minimum or maximum space prescribed for gaming areas.

     The Missouri Gaming Act directly subjects the gaming enterprises to various Missouri taxes. An admission fee of $2.00 per ticket per excursion must be paid to the Missouri Gaming Commission. Licensees may charge any admission fee above the $2.00 amount that they desire. Gaming enterprises in Missouri are also subject to an 'adjusted gross receipts tax' equal to 20 percent of the gross receipts from licensed gaming games and devices less winnings paid to wagerers. Owners/operators are subject to all other income taxes, sales taxes, earnings taxes, use taxes, property taxes or any other tax or fee levied by local, state or Federal governments.

     Transfer of a Class A or Class B gaming license (the type of licenses applied for in connection with the Maryland Heights application) is not permitted without approval of the Missouri Gaming Commission, nor may such interests be pledged as collateral to other than a regulated bank or savings and loan association without the approval of the Missouri Gaming Commission. No transfer of an interest of 5% or greater, directly or indirectly, in a publicly traded company holding a Class A or Class B license shall occur without the Missouri Gaming Commission's approval. Additionally, the Missouri Gaming Commission may require a licensee to maintain cash or cash equivalents, in an amount sufficient to protect patrons against defaults in gaming debts owed by the licensee.

     Application fees are based upon costs of investigation and approval of licenses. The minimum nonrefundable application fee is $50,000. The initial owner's Class A license granted and the first subsequent license renewal of an excursion gaming boat operator is for a period of one year. Thereafter, license renewal periods are every two years. The annual fee for licensure is $25,000.

KENTUCKY GAMING REGULATION

     The Company presently owns and operates Players Bluegrass Downs, a thoroughbred race track located in Paducah, Kentucky. Pursuant to the Kentucky statutes governing horseracing, the Kentucky Racing Commission (the 'Racing Commission') has plenary power to promulgate administrative regulations prescribing conditions under which all legitimate horse racing and wagering thereon is conducted. The Racing Commission issues race track licenses on an annual basis and awards racing dates subsequent to an annual application required to be filed with the Racing Commission. The Racing Commission may revoke or suspend a license if the Racing Commission has reason to believe that any provision of the Kentucky statutes, administrative regulations, or conditions established by the Racing Commission, has not been satisfied.

PROPOSED TEXAS GAMING LEGISLATION

     Since the Players Lake Charles Riverboat began operating on December 8, 1993, more than half of its patrons have come from Texas, with a significant portion coming from the metropolitan Houston area. Although casino gaming is not currently permitted in Texas, and the Attorney General of Texas has issued an opinion that gaming in Texas would require an amendment to the State's Constitution, the Texas legislature has considered various proposals to authorize casino gaming and two bills related to gaming were presented in the most recent legislative session that concluded on May 29, 1995. See 'Business--Lake Charles Operations.' Additional bills may be introduced from time to time whenever the legislature is in session. Since the Texas legislature (which meets every two years in odd-numbered years) did not pass legislation to amend the Texas State Constitution during the 1995 regular session, such legislation will have to await the next regular session in 1997, or a special session of the legislature. Special sessions can only be called by the Governor for matters that were pending in the regular legislative session. Governor George Bush has taken a public position against legalized casino gaming. A constitutional amendment requires a two-thirds vote of those present and voting in each house of the Texas state legislature and approval by the electorate at a referendum.

CERTAIN REQUIRED APPROVALS ASSOCIATED WITH THE BANK FACILITY

     Certain aspects of the Bank Facility are subject to required disclosure to, approval of or disapproval by the respective Gaming Authorities in the states in which the Company conducts or proposes to conduct gaming operations. The Bank Facility may be reviewed as part of the Company's application for a gaming license in a jurisdiction, or if previously licensed, as a separate review item. The disclosure, review and approval requirements for the Bank Facility in Illinois, Louisiana, Nevada and Missouri are substantially similar to the disclosure, review and approval requirements applicable to the Notes and the Guarantees except that additional disclosure, review and/or approval requirements may apply with respect to the security for the Bank Facility to be provided by the Company and its subsidiaries. The Bank Facility has been approved by the Gaming Authorities in Illinois, Nevada and Louisiana. No assurance can be given that the Bank Facility and the proposed security for the Bank Facility will receive all required approvals, that such approvals will be received on a timely basis or that the failure to obtain all required approvals will not adversely impact the Bank Facility or the Company's ability to make borrowings thereunder. See '--Missouri Gaming Regulation.'

U.S. COAST GUARD

     Each cruising riverboat also is regulated by the U.S. Coast Guard, whose regulations affect boat design and stipulate on-board facilities, equipment and personnel (including requirements that each vessel be operated by a minimum complement of licensed personnel) in addition to restricting the number of persons who can be aboard the boat at any one time. All vessels operated by the Company must hold a Certificate of Inspection. Loss of the Certificate of Inspection of a vessel would preclude its use as an operating riverboat. The vessel must be drydocked periodically for inspection of the hull, which will result in a loss of service that can have an adverse effect on the Company. For vessels of the Company's type, the inspection cycle is every five years. Less stringent rules apply to permanently moored vessels such as the dockside barges used by the Company. The Company believes that these regulations, and the requirements of operating and managing cruising gaming vessels generally, make it more difficult to conduct riverboat gaming than to operate land-based casinos.

     All shipboard employees of the Company employed on U.S. Coast Guard regulated vessels, even those who have nothing to do with the actual operation of the vessel, such as dealers, cocktail hostesses and security personnel, may be subject to the Jones Act which, among other things, exempts those employees from state limits on workers' compensation awards. The Company believes that it has adequate insurance to cover employee claims.

SHIPPING ACT OF 1916

     In order for the Company's vessels to have United States flag registry, the Company must maintain 'United States citizenship' as defined in the Shipping Act of 1916, as amended (the 'Shipping Act'), and other applicable statutes. A corporation operating any vessel in the coastwise trade, such as the Company, is not considered a United States citizen unless, among other things, United States citizens own 75% of its outstanding capital stock.

REQUIRED DIVESTITURE OF COMMON STOCK

     As noted above, there are various state and Federal regulations on the ownership of the Company's Common Stock. The Company's Articles of Incorporation and By-laws provide that if any governmental commission, regulatory authority, entity, agency or instrumentality (collectively, an 'Authority') having jurisdiction over the Company or any affiliate of the Company or that has granted a license, certificate of authority, franchise or similar approval (collectively, a 'License') to the Company or any affiliate of the Company orders or requires any stockholder to divest any or all of the shares owned by such stockholder (a 'Divestiture Order') and the stockholder fails to do so by the date required by the Divestiture Order (unless the Divestiture Order is stayed), the Company will have the right to acquire the shares from the stockholder that the stockholder failed to divest as required by such Divestiture Order. If, after reasonable notice and an opportunity for affected parties to be heard, any Authority determines that continued ownership of the Company's Common Stock by any stockholder shall be grounds for the revocation, cancellation, non-renewal, restriction or withholding of any License granted to or applied for by the Company or any affiliate of the Company, such stockholder shall divest the shares that provide the basis for such determination, and if such stockholder fails to divest shares within 10 days after the date the Authority's determination becomes effective (unless the determination is stayed), the Company shall have the right to acquire such shares from the stockholder. If the Company determines that persons who are not citizens of the United States as determined under the Shipping Act or other applicable statutes (the 'Foreign Citizens') own more than 25% of the Company's outstanding Common Stock, the Company may require the Foreign Citizen(s) who most recently acquired the shares that bring total Foreign Citizen ownership to more than 25% of the outstanding Common Stock (the 'Excess Shares') to divest the Excess Shares to persons who are United States citizens. If the Foreign Citizen(s) so directed fail to divest the Excess Shares to United States citizens within 30 days after the date on which the Company gives a written notice to the Foreign Citizen(s) to divest the Excess Shares, the Company shall have the right to acquire the shares that the Foreign Citizen failed to divest as required by the Company's notice.

     Whenever the Company has the right to acquire shares from a stockholder pursuant to the provisions described in the preceding paragraph, the Company will pay the stockholder $.10 per share or such higher price as may be required by applicable legal requirements. Some state gaming regulations require a purchase price equal to the fair market value of the shares under certain circumstances described above. If there is no other applicable legal requirement, any amount payable to the stockholder in excess of $.10 per share will be paid in five equal annual installments with interest at the lower of the prime rate or the LIBOR rate, as published from time to time in the Wall Street Journal.

     When any Divestiture Order is entered or when the Company tenders the consideration for which it may acquire shares, as described above, the shares in question shall no longer be entitled to any voting, dividend or other rights until such time as they have been appropriately divested. The foregoing provisions of the Company's Articles of Incorporation and By-laws relating to required divestiture are in addition to, and not in replacement of, any applicable legal requirements.

     The provisions of the Articles of Incorporation and By-laws described above are uncommon and no controlling precedent has been found to determine how they would be enforced or whether they are enforceable.

     The terms of the Notes feature certain analogous provisions which could give rise to the obligation of the holder to sell such Notes or the right of the Company to repurchase the Notes at a price equal to the lowest of the holder's cost, the principal amount or then current market prices. See 'Description of New Notes--Regulatory Redemption.'

PAID ADVERTISING AND MARKETING

     The Federal Communications Commission ('FCC') prohibits broadcasters from accepting advertising that actively promotes gaming, although the FCC does not ban all advertising for casinos. Federal regulation also restricts the circulation of certain materials related to gaming through the United States mail.

DISCOURAGEMENT OF SHARE ACCUMULATIONS

     Various state limits requiring approvals of shareholdings over certain thresholds may discourage accumulations over such limits and therefore may discourage changes in control of the Company. The Federal laws referred to above may also discourage ownership by stockholders who are not United States citizens.

                                   MANAGEMENT

     The Company's directors and executive officers are as follows:


                                           DIRECTOR                          PRESENT POSITION
           NAME                  AGE         SINCE                           WITH THE COMPANY
---------------------------  -----------  -----------  ------------------------------------------------------------
Edward Fishman.............      52          1985      Chairman of the Board of Directors and Chief Executive
                                                         Officer
David Fishman..............      47          1985      Vice Chairman of the Board of Directors
Howard Goldberg............      50          1986      President, Chief Operating Officer and Director
Thomas E. Gallagher........      50          1992      Director
Marshall S. Geller.........      56          1989      Director
Lee Seidler................      60          1987      Director
Steven P. Perskie..........      50          1994      Executive Vice President, General Counsel and Director
Peter J. Aranow............      49           --       Executive Vice President, Chief Financial Officer and
                                                         Secretary

     Edward Fishman has served as Chairman of the Board and Chief Executive Officer of the Company since 1985 and as President during May 1993. In addition, he has 16 years of marketing experience in the casino industry, and he has served as a marketing consultant to Resorts International Casino/Hotel in Atlantic City and Harrah's East Hotel/Casino.

     David Fishman has served as the Company's Vice Chairman of the Board since 1985 and he served as Secretary from 1985 until May 1993. His principal activities relate to overall supervision of individual casino development and operations.

     Howard Goldberg became President of the Company in May 1993 and Chief Operating Officer shortly thereafter. Mr. Goldberg's duties are principally related to long-range development and strategic planning. Prior to joining the Company, he was the managing shareholder practicing law in the Atlantic City, New Jersey law firm of Horn, Goldberg, Gorny, Daniels, Plackter & Weiss, which is outside general counsel to the Company and has represented the Company since its inception. Since the advent of casino gaming in Atlantic City, Mr. Goldberg specialized in representing casinos in New Jersey and other jurisdictions for development and regulatory matters. He remains associated with the law firm, but he does not currently engage in any firm-related activities other than on an occasional and incidental basis. The amount of the payments due to him from the firm are not affected by fees paid by the Company to the firm.

     Thomas E. Gallagher has been President and Chief Executive Officer of The Griffin Group since April 1, 1992. For the preceding 15 years, he was a partner of the law firm of Gibson, Dunn & Crutcher. Since November 1993, he has served as a director, and since May 1995, he has served as President and Chief Executive Officer of Griffin Gaming & Entertainment, Inc. (formerly Resorts International Inc.).

     Marshall S. Geller is the Senior Managing Partner of M. Geller & Co., a merchant banking investment company. From April 1993 through July 1995, Mr. Geller was the Senior Managing Partner and founder of Golenberg & Geller, Inc., a merchant banking investment company. He served as the Company's interim President from November 1992 through April 1993. Mr. Geller served as Vice Chairman of Gruntal & Co., Inc., an investment banking firm, from 1988 to 1990. From 1967 until 1988, he was a Senior Managing Director of Bear, Stearns & Co., Inc., an investment banking firm ('Bear Stearns'). He is currently interim Co-Chairman of Hexcel Corporation and a director of Value Vision International, Inc.

     Lee Seidler is a private investor. He is affiliated with Bear Stearns as Managing Director Emeritus. From 1981 to 1989, he was a Senior Managing Director of Bear Stearns. He is a director of Synthetic Industries, Inc., The Shubert Organization, Inc. and The Shubert Foundation.

     Steven P. Perskie joined the Company's Board of Directors and became a Vice President and its General Counsel in May 1994 and became Executive Vice President on March 13, 1995. His responsibilities include the development of opportunities for the Company in new and emerging gaming jurisdictions and strategic planning.

From 1990 to May 1994, he served as Chairman of the New Jersey Casino Control Commission (the 'NJCCC'). During his tenure as Chairman of the NJCCC, Mr. Perskie oversaw the restructuring of the composition and focus of the NJCCC. Prior to joining the NJCCC, he served from January to October 1990 as Chief of Staff to Governor Jim Florio of the State of New Jersey. From October 1989 to January 1990, he was the Director of Transition for Governor-Elect Florio. For several years prior to October 1989, he was a presiding judge in the Superior Court of the State of New Jersey. He also served for eleven years through 1982 in the New Jersey Legislature, first as a member of the General Assembly and then as a member of the Senate. As a state legislator, he was the author and principal sponsor of the New Jersey Casino Control Act in 1977.

     Peter J. Aranow joined the Company as an Executive Vice President in May 1993, and he became the Company's Chief Financial Officer and Secretary shortly thereafter. From 1977 to May 1993, he was employed in the Investment Banking Department of Bear Stearns in progressively more responsible positions, including Senior Managing Director. During his tenure with Bear Stearns, one of Mr. Aranow's specialties was the gaming industry.

     Edward and David Fishman are brothers. Howard Goldberg and Lee Seidler are brothers-in-law.

                            DESCRIPTION OF NEW NOTES

     The New Notes will be issued pursuant to an Indenture (the 'Indenture') among the Company, the Guarantors and First Fidelity Bank, National Association (the 'Trustee'). Except as otherwise indicated below, the following summary applies to both the Old Notes and the New Notes. As used herein, the term 'Notes' shall mean the Old Notes and the New Notes, unless otherwise indicated.

     The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the 'Trust Indenture Act'). The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof.

     The form and terms of the New Notes are substantially identical to the form and terms of the Old Notes, except that the New Notes (i) will be registered under the Securities Act of 1933, as amended, (ii) will not provide for payment of penalty interest as Liquidated Damages, which terminate upon consummation of the Exchange Offer, and (iii) will not bear any legends restricting transfer thereof. The New Notes will be issued solely in exchange for an equal principal amount of Old Notes. As of the date hereof, $150 million aggregate principal amount of Old Notes is outstanding. See 'The Exchange Offer.'

     The following summary of certain provisions of the Indenture does not purport to be complete and is subject to the provisions of the Indenture and the Notes, including the definitions therein of certain terms used below. A copy of the Indenture has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part. Capitalized terms used in this section and not otherwise defined below have the respective meanings assigned to them in the Indenture.

     Definitions relating to certain terms are set forth under '--Certain Definitions' and throughout this description. Capitalized terms used herein without definition have the meanings ascribed to them in the Indenture. Wherever particular provisions of the Indenture are referred to in this summary, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference.

GENERAL

     The New Notes will be senior unsecured obligations of the Company, limited in aggregate principal amount to $150 million, and will rank pari passu in right of payment with all present and future senior Indebtedness of the Company and senior to all future Subordinated Indebtedness of the Company. The New Notes will be jointly and severally guaranteed on a senior unsecured basis by the Initial Guarantors and all future Subsidiaries of the Company. Upon receipt of all necessary regulatory approvals and development of the Maryland Heights Project, the New Notes will also be guaranteed on the same basis by the Maryland Heights Operating Subsidiary and the Maryland Heights Investment Subsidiary but not the Maryland Heights Joint Venture Entity. The New Notes and the Guarantees will effectively be subordinated in right of payment to all secured Indebtedness of the Company and the Guarantors, such as the Indebtedness under the Credit Agreement, to the extent of the value of the assets securing such Indebtedness. The term 'Subsidiaries' does not include Unrestricted Subsidiaries.

     The New Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the New Notes will be issued in global form. See '--Book-Entry; Delivery and Form.'

     The New Notes will mature on April 15, 2005. The New Notes will bear interest at 10 7/8% per annum from and including the date of issuance or from the most recent Interest Payment Date for which interest has been paid or provided for, payable semi-annually on April 15 and October 15 of each year to the persons in whose names such New Notes are registered at the close of business on the April 1 or October 1 immediately preceding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Principal of, premium, if any, and interest on the New Notes will be payable, and the Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. At the option of the Company, payment of interest may be made by check mailed to the Holders of the New Notes at the addresses set forth upon the registry books of the Company. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Company, the Company's office or agency will be the corporate trust office of the Trustee.

OPTIONAL REDEMPTION

     The New Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after April 15, 2000 upon not less than 30 nor more than 60 days' notice to each Holder of the New Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing April 15 of the years indicated below, in each case together with accrued interest thereon to the redemption date:


YEAR                                                            PERCENTAGE
----                                                            -----------
2000..........................................................     104.078%
2001..........................................................     102.719%
2002..........................................................     101.359%
2003 and thereafter...........................................     100.000%

     The New Notes will not be subject to redemption pursuant to any mandatory sinking fund.

     Notice of any redemption will be sent by first-class mail at least 30 days and not more than 60 days prior to the date fixed for redemption, to the Holder of each New Note to be redeemed at such Holder's last address as then shown upon the registry books. The notice of redemption must state the date fixed for redemption, the redemption price and the amount of accrued but unpaid interest to be paid. Any notice that relates to a New Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date fixed for redemption, upon surrender of such New Note, a new New Note or New Notes in principal amount equal to the unredeemed portion thereof will be issued. On and after the date fixed for redemption, interest will cease to accrue on the New Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds in satisfaction of the redemption price pursuant to the Indenture.

REGULATORY REDEMPTION

     The Indenture will provide that if the ownership of any of the New Notes by any person or entity will preclude, interfere with, threaten or delay the issuance, maintenance, existence or reinstatement of any gaming or liquor license, permit or approval, or result in the imposition of burdensome terms or conditions on such license, permit or approval, as determined by any Governmental Authority or the Board of Directors of the Company, the Holder shall be obligated to dispose of such Holder's New Notes (in which event the Company shall have no obligation to pay any interest to such Holder), and, if such New Notes are not so disposed of within the required period, the Company shall have the right to redeem such Holder's New Notes at a redemption price equal to the lowest of (i) the price at which such Holder or beneficial owner acquired such New Notes, without accrued interest, if any, (ii) the principal amount of such New Notes, without accrued interest, if any, and (iii) the Current Market Price of such New Notes on such redemption date, without accrued interest, if any. The Indenture will provide that any Holder or beneficial owner of a New Note required to qualify or be found suitable under applicable Gaming Laws must pay all investigative fees and costs of the Gaming Authorities in connection with such application therefor.

CERTAIN COVENANTS

  Repurchase of New Notes at the Option of the Holder Upon a Change of Control

     In the event that a Change of Control (as defined below) has occurred, each Holder of New Notes will have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Company (the 'Change of Control Offer'), to require the Company to repurchase all or any part of such Holder's New Notes on the date that is no later than 30 Business Days after the occurrence of such Change of Control, at a cash price (the 'Change of Control Offer Price') equal to 101% of the principal amount thereof, together with accrued interest to the purchase date. The Change of Control Offer shall remain open for 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the 'Change of Control Offer Period'). Upon expiration of the Change of Control Offer Period, the Company shall purchase all New Notes tendered in response to the Change of Control Offer.

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the New Notes to require the Company to repurchase or redeem the New Notes in the event of a takeover, recapitalization or similar restructuring.

     As used herein, a 'Change of Control' means (i) any merger or consolidation of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction or transactions, any 'person' or 'group' (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the Beneficial Owner, directly or indirectly, of more than 40% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers or trustees, as applicable, of the transferee or surviving entity, (ii) the time that the Company first determines or reasonably should have known that any 'person' or 'group' (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the Beneficial Owner, directly or indirectly, of more than 40% of the total voting power in the aggregate of all classes of Capital Stock then outstanding of the Company normally entitled to vote in the election of directors, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company then in office; provided, however, that a 'Change of Control' shall not be deemed to occur under clauses (i) or (ii) above if the 'person' referred to in either such clause is an Excluded Person, or the 'group' referred to in either such clause consists exclusively of two or more 'Excluded Persons' who engages or engage in any transaction or series of transactions or announces or announce any intention to effect any transaction or series of transactions referred to in clauses (i) or (ii), unless (y) such transaction or series of transactions is subject to Rule 13e-3 under the Exchange Act, or any similar or successor rule, and (z) immediately prior to and during the 180-day period following (1) such transaction or series of related transactions referred to in clause (i), or (2) the time that the Company first determines or reasonably should have known that any such Excluded Person or any such 'group' consisting exclusively of two or more Excluded Persons, is or becomes the Beneficial Owner, directly or indirectly, of more than 40% of such total voting power, as referred to in clause (ii), the New Notes are or become rated, in the case of either clause (1) or (2), 'B+' or below by Standard & Poor's Corporation and 'B1' or below by Moody's Investors Service, or if either such service or both such services shall no longer make a rating of the New Notes publicly available, another nationally recognized securities agency or agencies, as the case may be, selected by the Company, which shall be substituted for Standard & Poor's Corporation or Moody's Investors Service or both, as the case may be; provided, further, that the 180-day period referred to in clause (z) shall be extended for so long as the rating of the New Notes is under publicly announced consideration for possible downgrade by any such rating agency. On or before the Change of Control Purchase Date, the Company will (i) accept for payment New Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U. S. Legal Tender or Cash Equivalents sufficient to pay the Change of Control Offer Price (together with accrued and unpaid interest) of all New Notes so tendered and (iii) deliver to the Trustee New Notes so accepted together with an Officers' Certificate listing the New Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to the Holders of New Notes so accepted payment in an amount equal to the Change of Control Offer Price (together with accrued and unpaid interest), and the Trustee will promptly authenticate and mail or deliver to such Holders a new New Note equal in principal amount to any unpurchased portion of the New Note surrendered. Any New Notes not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Offer Period expires.

     The Change of Control purchase feature of the New Notes may make more difficult or discourage a takeover of the Company, and, thus, the removal of incumbent management. The Change of Control purchase feature resulted from negotiations between the Company and the Initial Purchasers.

     The phrase 'all or substantially all' of the assets of the Company as used in the Indenture has no clearly established meaning under New York law (which governs the Indenture), has been the subject of limited judicial interpretation in few jurisdictions and will be interpreted based upon the particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of 'all or substantially all' of the assets of the Company has occurred and therefore whether a Change of Control has occurred. Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws.

     The repurchase by the Company of the New Notes upon a Change of Control could violate and result in a default under the Credit Agreement or other Indebtedness of the Company or its Subsidiaries, even if a Change of Control, in and of itself, would not cause a default. Any such default would likely give the lenders under the Credit Agreement the right to proceed against any collateral securing the Indebtedness thereunder. In any event, such lenders would likely have the right to seek repayment of such Indebtedness at least on a pari passu basis with the New Notes. There can be no assurance that the Company will have sufficient financial resources to effect a repurchase pursuant to a Change of Control Offer.

  Limitation on Sale of Assets and Subsidiary Stock; Event of Loss

     The Indenture will provide that, other than upon an Event of Loss, neither the Company nor any of its Subsidiaries will, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including, without limitation, upon any sale or other transfer or issuance of any Capital Stock of any Subsidiary or any sale and leaseback transaction, whether by the Company or any such Subsidiary, or through the issuance, sale or transfer of Capital Stock by a Subsidiary (an 'Asset Sale'), with an aggregate fair market value in excess of $7.5 million unless (1) within 310 days after the date of such Asset Sale, the Asset Sale Offer Amount (as defined below), or so much thereof as is required pursuant to the provisions described below, is applied to the repurchase of the New Notes with U.S. Legal Tender pursuant to an irrevocable, unconditional offer (an 'Asset Sale Offer') to repurchase New Notes at a purchase price (the 'Asset Sale Offer Price') of 100% of principal amount, together with accrued interest to the date of payment, (2) at least 80% of the consideration for such conveyance, sale, transfer or other disposition or issuance (other than assumption of trade indebtedness) consists of U.S. Legal Tender or Cash Equivalents; provided, however, that for purposes of this clause
(2), the assumption of Indebtedness of the Company or a Subsidiary that is pari passu with the New Notes shall be deemed to be Cash Equivalents if the Company, such Subsidiary and all other Subsidiaries of the Company, to the extent any of the foregoing are liable with respect to such Indebtedness, are expressly released from all liability for such Indebtedness by the holder thereof in connection with such Asset Sale, and any securities or notes received by the Company or such Subsidiary from such transferee that are converted by the Company or such Subsidiary into U.S. Legal Tender or Cash Equivalents within 10 Business Days of the date of such Asset Sale shall be deemed to be Cash Equivalents, (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale and (4) the Board of Directors of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives not less than fair market value for such Asset Sale. The 'Asset Sale Offer Amount' shall mean, with respect to any Asset Sale, the product of (A) (1) the Net Cash Proceeds of such Asset Sale, minus (2) the sum of the amounts that, within 270 days of such Asset Sale, are (i) invested in assets or property that is part of a Related Business of the Company or one of its Subsidiaries, (ii) used to retire Indebtedness outstanding under the Credit Agreement if, concurrently therewith, the amount of such Indebtedness permitted pursuant to paragraph (f) of the covenant '--Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock' is permanently reduced by the amount so retired (and any related revolving or multiple advance arrangement is permanently reduced by a corresponding amount), or (iii) used to retire Indebtedness secured by the assets sold (if required by its terms as a result of the applicable Asset Sale) and any related revolving or multiple advance arrangement is permanently reduced by a corresponding amount, and pay related fees and reasonable expenses, multiplied by (B) a fraction, the numerator of which is the aggregate principal amount of the New Notes outstanding on the date of such Asset Sale and the denominator of which is the sum of (1) the aggregate principal amount of the New Notes outstanding on the date of such Asset Sale, plus (2) the aggregate principal amount of any other Indebtedness of the Company or its Subsidiaries existing on the date of such Asset Sale that (w) is not retired under clause (A) (2) (ii) or (iii) of this sentence, (x) is pari passu with the New Notes, (y) is not assumed by the transferee in such Asset Sale with a concurrent release in full of the Company and its Subsidiaries therefrom, and
(z) pursuant to the instruments relating thereto, is required to be repaid with the proceeds of such Asset Sale. The Indenture will provide that an Asset Sale Offer may be deferred until the accumulated Asset Sale Offer Amounts from Asset Sales exceed $10.0 million. The Company will be required to keep each Asset Sale Offer open for 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the 'Asset Sale Offer Period'). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount, plus an amount equal to accrued interest, to the purchase of all New Notes properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all New Notes so tendered) at the Asset Sale Offer Price or, if New

Notes are tendered in an amount less than the Asset Sale Offer Amount, to the purchase of all New Notes tendered.

     Notwithstanding the foregoing provisions of the prior paragraph:

          (i) the Company and its Subsidiaries may in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of assets acquired and held for resale in the ordinary course of business;

          (ii) the Company and its Subsidiaries may convey, sell, lease, transfer or otherwise dispose of assets pursuant to and in accordance with the provisions of the covenant '--Limitation on Mergers, Consolidations and Sales of Assets;'

          (iii) the Company and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable; and

          (iv) the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of its wholly-owned Subsidiaries.

     The Indenture will also provide that upon an Event of Loss incurred by the Company or any of its Subsidiaries resulting in Net Cash Proceeds of more than $7.5 million, the Company shall make an offer, within 310 days after such Event of Loss, to purchase (an 'Event of Loss Offer') for U.S. Legal Tender at a purchase price (the 'Event of Loss Offer Price') of 100% of principal amount (together with accrued interest to the date of payment) that principal amount of New Notes equal to the 'Event of Loss Offer Amount' (as defined below). The 'Event of Loss Offer Amount' shall mean, with respect to any Event of Loss, the product of (A)(1) the Net Cash Proceeds of such Event of Loss, minus (2) the sum of the amounts that, within 270 days after such Event of Loss, are (i) invested in assets or property that is part of a Related Business of the Company or one of its Subsidiaries, (ii) used to retire Indebtedness outstanding under the Credit Agreement if, concurrently therewith, the amount of such Indebtedness permitted pursuant to paragraph (f) of the covenant '--Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock' is permanently reduced by the amount so retired, (and any related revolving or multiple advance arrangement is permanently reduced by a corresponding amount), or (iii) used to retire Indebtedness secured by the assets to which such Event of Loss relates (if required by its terms as a result of the applicable Event of Loss) and any related revolving or multiple advance arrangement is permanently reduced by a corresponding amount, and pay related fees and reasonable expenses, multiplied by (B) a fraction, the numerator of which is the aggregate principal amount of the New Notes outstanding on the date of such Event of Loss and the denominator of which is the sum of (1) the aggregate principal amount of the New Notes outstanding on the date of such Event of Loss, plus (2) the aggregate principal amount of any other Indebtedness of the Company or its Subsidiaries existing on the date of such Event of Loss that is not retired under clause (A) (2) (ii) or
(iii) of this sentence, (x) is pari passu with the New Notes and, pursuant to the instruments relating thereto, is required to be repaid with the proceeds of such Event of Loss. The Indenture will provide that an Event of Loss Offer may be deferred until the accumulated Event of Loss Offer Amounts of all Events of Loss exceeds $10.0 million. The Company will be required to keep each Event of Loss Offer open for 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the 'Event of Loss Offer Period'). Upon the expiration of each Event of Loss Offer Period, the Company shall apply the Event of Loss Offer Amount, plus an amount equal to accrued interest, to the purchase of all New Notes properly tendered (on a pro rata basis if the Event of Loss Amount is insufficient to purchase all New Notes so tendered) or, if New Notes are tendered in an amount less than the Event of Loss Amount, to the purchase of all the New Notes tendered.

  Limitation on Restricted Payments

     The Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if, immediately prior thereto and after giving effect thereto on a pro forma basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) the Company could not incur at least $1.00 of additional Subordinated Indebtedness pursuant to clause (ii) of paragraph (a) of the covenant described under '--Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock,' or (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving pro forma effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) 50% of the aggregate Adjusted Consolidated Net Income of the Company for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter that preceded the Issue Date, to and including the last day of the latest fiscal quarter ended immediately prior to the date of each such calculation for which financial statements are available (or, in the event Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds received by the Company as a capital contribution after the Issue Date or from the sale of the Company's Qualified Capital Stock (other than to a Subsidiary of the Company and other than in connection with a Qualified Exchange) after the Issue Date.

     The foregoing clauses (2) and (3) of the immediately preceding paragraph will not prohibit (t) Investments in a Maryland Heights Joint Venture Entity in an amount not in excess of $65.0 million, (u) Investments in one or more persons in an amount not in excess of $45.0 million in the aggregate at any one time outstanding for all such Investments made in any one or more persons in reliance upon this clause (u), for the purpose of developing, constructing or acquiring
(i) a Casino or Casinos or, if applicable, any Related Businesses in connection with such Casino or Casinos, or (ii) a Related Business to be used primarily in connection with an existing Casino or Casinos in which the Company or its Subsidiaries have at least a fifty percent (50%) ownership interest, (v) in the case of any Subsidiary, pro rata distributions on its Capital Stock, (w) the payment of any dividend on or redemption of Qualified Capital Stock within 60 days after the date of its declaration or authorization, respectively, if such dividend or redemption could have been made on the date of such declaration or authorization, respectively, in compliance with the foregoing provisions, (x) the redemption or repurchase of any Capital Stock or Indebtedness of the Company or any of its Subsidiaries (other than any Capital Stock or Indebtedness that is held or beneficially owned by any Excluded Person) required by the Regulatory Redemption provisions of the Indenture (or any substantially comparable provision governing other Indebtedness), or by any Governmental Authority or the Board of Directors of the Company if, in any such case, the ownership of such Capital Stock or Indebtedness by the holder thereof will preclude, interfere with, threaten or delay the issuaance, maintenance, existence or reinstatement of any gaming or liquor license, permit or approval, or result in the imposition of burdensome terms or conditions on such license, permit or approval, (y) a Qualified Exchange or (z) other Restricted Payments which in the aggregate do not exceed $10.0 million for all such Restricted Payments permitted by this clause (z) taken together. The full amount of any Restricted Payment made pursuant to clause (w) or (x), however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph.

  Maintenance of Insurance

     The Company will maintain and cause its Subsidiaries to maintain customary property and comprehensive general liability insurance and (as applicable) brownwater coverage, in each case on terms and in an amount reasonably sufficient (taking into account, among other factors, the creditworthiness of the insurer) to avoid a material adverse change in the financial condition or results of operation of the Company and its Subsidiaries, taken as a whole.

  Limitation on Transactions with Affiliates

     The Indenture will provide that neither the Company nor any of its Subsidiaries or Unrestricted Subsidiaries will be permitted after the Issue Date to enter into any contract, arrangement, understanding or transaction with an Affiliate (an 'Affiliate Transaction') or series of related Affiliate Transactions involving consideration to either party in excess of $5.0 million except for transactions approved by a majority of the disinterested (as to such transaction) directors of the Company and evidenced by an Officers' Certificate addressed and delivered to the Trustee stating that such Affiliate Transaction has been so approved and is made in good faith and that the terms of such Affiliate Transaction are fair and reasonable to the Company and such Subsidiaries and Unrestricted Subsidiaries, as the case may be; provided, however, that with respect to any Affiliate Transaction (including any series of related transactions) involving consideration to either party in excess of $10.0 million the Company also must, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction to the Company and such Subsidiaries and Unrestricted Subsidiaries, as the case may be, from a financial point of view from an independent investment banking firm of national reputation. Notwithstanding the foregoing, 'Affiliate Transaction,' shall not include: (a) payments of reasonable and customary compensation, directors' fees and indemnities of directors, officers and employees, (b) payments under the Griffin License as in effect on the Issue Date, (c) related party transactions described under 'Certain Transactions' in the Company's Proxy Statement for its 1994 Annual Meeting of Stockholders as in effect on the Issue Date, (d) Restricted

Payments permitted under the covenant '--Limitation on Restricted Payments' described above, (e) transactions solely between or among the Company and one or more wholly-owned Guarantors or between or among one or more wholly-owned Guarantors, and (f) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary.

  Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock

     The Indenture will provide that, except as set forth below, neither the Company nor any of its Subsidiaries will, directly or indirectly, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an acquisition, merger or consolidation), extend the maturity of, or otherwise become responsible for, contingently or otherwise (individually and collectively, to 'incur' or, as appropriate, an 'incurrence'), any Indebtedness or any Disqualified Capital Stock from and after the Issue Date. Notwithstanding the foregoing:

          (a) The Company and the Guarantors may incur Indebtedness or Disqualified Capital Stock if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the 'Incurrence Date'), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock, would be at least 3.0 to 1 (or 2.5 to 1 in the case of the incurrence of Subordinated Indebtedness or Disqualified Capital Stock);

          (b) The Company and the Guarantors may incur Indebtedness evidenced by the Notes and represented by the Indenture up to the amounts specified therein as of the Issue Date and the Guarantees thereof;

          (c) The Company and its Subsidiaries may incur Purchase Money Indebtedness to finance the purchase of land, buildings, furnitures, fixtures or equipment for any Casino owned and operated by the Company that has at least 200 slot machines and 10 table games; provided, however, that the aggregate amount of such Indebtedness outstanding at any time pursuant to this paragraph (c) (including any Indebtedness issued to refinance, replace or refund such Indebtedness) with respect to any such Casino shall not exceed $15.0 million.

          (d) The Company and its Subsidiaries may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clauses (a), (b) and (c) of this covenant; provided, however, that in the case of the refinancing of Indebtedness described in clause (c), such Refinancing Indebtedness is Non-recourse Indebtedness as to any assets other than with respect to the assets acquired with the Indebtedness refinanced, replaced or refunded;

          (e) The Company and the Guarantors may incur Indebtedness (in addition to any Indebtedness incurred in accordance with any other provision of this covenant) in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to an aggregate of $10.0 million for the Company and all of its Subsidiaries taken together, minus the amount of any Indebtedness incurred pursuant to this clause (e) retired with Net Cash Proceeds from any Asset Sale or Event of Loss or assumed by a transferee in an Asset Sale;

          (f) The Company and its Subsidiaries may incur Indebtedness pursuant to the Credit Agreement on or after the Issue Date up to an aggregate amount outstanding (including any Indebtedness issued to refinance, refund or replace such Indebtedness) at any time equal to the sum of (i) $120.0 million minus the amount of any Indebtedness incurred pursuant to this clause (f) retired with the Net Cash Proceeds from any Asset Sale or Event of Loss or assumed by a transferee in an Asset Sale, plus (ii) such additional amounts as may be deemed to be outstanding in the form of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement; provided, however, that the maximum aggregate amount permitted to be outstanding under this paragraph (f) shall not be deemed to limit additional Indebtedness under the Credit Agreement to the extent such additional Indebtedness is permitted pursuant to paragraph (a) hereof; and

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          (g) Permitted Indebtedness.

     In the event that the Company incurs Indebtedness, or any Subsidiary incurs Indebtedness or Disqualified Capital Stock, to any wholly-owned Subsidiary pursuant to clause (b) of the definition of Permitted Indebtedness, and such latter Subsidiary thereafter ceases to remain a 'Subsidiary' as defined in the Indenture, the aggregate outstanding amount of such Indebtedness incurred by the Company, or of such Indebtedness or Disqualified Capital Stock incurred by such Subsidiary, to the Subsidiary that ceases to so remain a 'Subsidiary' shall be deemed to be Indebtedness incurred by the Company or such Subsidiary at the time of such change in Subsidiary status. Indebtedness and Disqualified Capital Stock issued by any person that is not a Subsidiary, which Indebtedness or Disqualified Capital Stock is outstanding at the time such person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or a Subsidiary of the Company, shall be deemed to have been incurred at the time such person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or a Subsidiary of the Company. A guarantee by the Company or a Subsidiary of the Company of Indebtedness incurred by the Company or a Subsidiary is not considered a separate incurrence for purposes of this covenant.

  Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

     The Indenture will provide that neither the Company nor any of its Subsidiaries will, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary to pay dividends or make other distributions to, or to pay any obligation (including, without limitation, in respect of a Guarantee) to, or to otherwise transfer assets or make or pay loans or advances to, the Company or any of its Subsidiaries, except (a) reasonable and customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practices, (b) restrictions imposed by applicable law (including gaming regulations), (c) restrictions under any Acquired Indebtedness or any agreement relating to any property, asset or business acquired by the Company or any of its Subsidiaries, which restrictions existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired or to any property, asset or business other than the property, assets and business so acquired, (d) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement (subject only to reasonable and customary closing conditions and termination provisions) that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets to be sold of such Subsidiary, provided such restrictions apply solely to the Capital Stock or assets to be sold of such Subsidiary, and such sale or disposition is permitted under the covenant '--Limitation on Sale of Assets and Subsidiary Stock; Event of Loss,' (e) reasonable and customary restrictions on transfers of collateral imposed in connection with Liens securing Indebtedness, to the extent such Liens are permitted by the covenant '--Liens' and to the extent such Indebtedness is permitted by the covenant '-- Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock,' and (f) replacements of restrictions imposed pursuant to clause (c) and this clause (f) that are not more restrictive than those being replaced and do not apply to any additional property or assets.

  Liens

     The Indenture will provide that neither the Company nor any of its Subsidiaries, directly or indirectly, create, grant, assume, incur or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, or any income or profits therefrom, securing Indebtedness, other than: (i) Permitted Liens; (ii) Liens securing Indebtedness incurred in accordance with clause (c) of the covenant '--Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock;' (iii) Liens securing Refinancing Indebtedness in accordance with clause (d) of the covenant '--Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock' but only if such Liens have the same relative priority and do not extend to property or assets permitted to be subject to the Liens securing the Indebtedness being refinanced; (iv) Liens securing Indebtedness incurred in accordance with clause (f) of the covenant '--Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock' and Liens securing any increases in the amount of Indebtedness under the Credit Agreement above the amount of Indebtedness permitted under such clause (f), but only to the extent that the increase in such Indebtedness is permitted under clause (a) of the covenant '--Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock' at the time of the incurrence of such additional Indebtedness;
(v) a Lien on the Lake Charles Star Riverboat to secure

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
Indebtedness to the seller of the Interests in connection with the purchase of such Interests by the Company's Subsidiaries in a principal amount not to exceed $10.0 million and a maturity date no later than December 31, 1995; and (vi) Liens in favor of the Company. Notwithstanding the foregoing, the Company may not and may not permit any Subsidiary to, directly or indirectly, create, grant, assume, incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets, whether now owned or hereafter acquired, securing Subordinated Indebtedness.

   Limitation on Consolidation, Merger and Sale of Assets

     The Indenture will provide that neither the Company nor any Subsidiary may consolidate with or merge with or into another person or, directly or indirectly, sell, lease or convey all or substantially all of its assets, whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i)if the transaction involves the Company or a Guarantor, either (a) the Company or such Guarantor, as the case may be, is the continuing entity, and in the case of a Guarantor, (1) such Guarantor remains a Subsidiary of the Company, and (2) such Guarantor's Guarantee remains in full force and effect and the rights of the Holders thereunder and under the New Notes and the Indenture are not be adversely affected as a result thereof, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the Obligations of the Company or such Guarantor, as the case may be, in connection with the New Notes, the Indenture and any applicable Guarantee, and the rights of the Holders under the New Notes, the Indenture and any such Guarantee are not adversely affected as a result thereof; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; (iii) other than in the case of a transaction between the Company and a wholly-owned Subsidiary or between wholly-owned Subsidiaries of the Company, immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated surviving or transferee entity is at least equal to the Consolidated Net Worth of the Company or such Subsidiary, as the case may be, immediately prior to such transaction; (iv) other than in the case of a transaction solely between the Company and any wholly-owned Subsidiary or between wholly-owned Subsidiaries of the Company, the consolidated surviving or transferee entity would, immediately after giving effect to such transaction on a pro forma basis, be permitted to incur at least $1.00 of additional Subordinated Indebtedness pursuant to clause (ii) of paragraph (a) under the caption '--Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock;' and (v) such transaction will not result in the loss of any material Gaming License. For purposes of this covenant, the Consolidated Coverage Ratio shall be determined on a pro forma consolidated basis (giving pro forma effect to the transaction and any related incurrence of Indebtedness or Disqualified Capital Stock) for the four fiscal quarters that ended immediately preceding such transaction for which financial statements are available. Notwithstanding the foregoing, a Subsidiary shall not be subject to the foregoing restrictions in circumstances involving the disposition by the Company of such Subsidiary or a disposition of all or substantially all of the assets of such Subsidiary in a transaction that is not prohibited by the covenant '--Limitation on Sale of Assets and Subsidiary Stock; Event of Loss.'

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or a Guarantor that is subject to the foregoing restrictions, the successor corporation formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under the Indenture and the New Notes (including, without limitation, any Guarantee) with the same effect as if such successor corporation had been named therein as the Company, or such Guarantor, as the case may be, and the Company or such Guarantor, as applicable, will be released from its obligations under the Indenture, the New Notes and any applicable Guarantee, except as to any obligations that arise from or as a result of such transaction.

  Limitation on Lines of Business

     The Indenture will provide that neither the Company nor any of its Subsidiaries or Unrestricted Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than in a Related Business.

  Limitation on Status as Investment Company

     The Indenture will prohibit the Company and its Subsidiaries from being required to register as an 'investment company' (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

  Restriction on Issuance or Sale of Subsidiary Stock

     The Indenture will provide that the Company will not sell, and will not permit any of its Subsidiaries to issue or sell, any shares of Capital Stock of any Subsidiary, other than common stock with no special rights and no preferences, privileges, or redemption or prepayment provisions, to any Person other than the Company or a wholly-owned Subsidiary. The Indenture will also provide that all of the Capital Stock of a Subsidiary may be sold in a transaction that complies with the covenant '--Limitation on Sale of Assets and Subsidiary Stock; Event of Loss.'

  Guarantee by Maryland Heights Investment Subsidiary and Maryland Heights Operating Subsidiary

     The Indenture provides that the Company shall cause the Maryland Heights Investment Subsidiary and the Maryland Heights Operating Subsidiary, which may be the same Subsidiary of the Company, to become Guarantors on the same basis as the Initial Guarantors and to execute supplemental indentures, in the form prescribed by the Indenture, and a Guarantee evidencing such obligations in the same form as the Guarantee executed by the Initial Guarantors with respect to the New Notes, and deliver such executed supplemental indentures and Guarantees to the Trustee within five Business Days after they become Subsidiaries, subject to the receipt of any approval required by any Gaming Authority, which the Company, the Maryland Heights Investment Subsidiary and the Maryland Heights Operating Subsidiary shall use their best efforts to obtain. The Indenture further provides that the Company shall cause the Maryland Heights Investment Subsidiary and the Maryland Heights Operating Subsidiary to be and remain wholly-owned Subsidiaries of the Company. Under the Indenture, the Company does not have any obligation to cause the Maryland Heights Joint Venture Entity to become a Guarantor or execute such a supplemental indenture or Guarantee.

  Additional Subsidiary Guarantors

     The Indenture provides that the Company shall cause each of its Subsidiaries created or acquired after the Issue Date to execute a Guarantee and a supplemental indenture, in the form prescribed by the Indenture, and to deliver copies thereof to the Trustee, subject to the receipt of any approval required by any Gaming Authority, which the Company and its Subsidiaries shall use their best efforts to obtain.

RELEASE OF GUARANTORS

     The Indenture provides that if all the Capital Stock of a Guarantor is sold by the Company or any Subsidiary or upon the consolidation or merger of a Guarantor with or into any other person other than the Company or a Subsidiary, in circumstances where such sale, consolidation or merger is not prohibited under the covenant '--Limitation on Sale of Assets and Subsidiary Stock; Event of Loss,' such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under its Guarantee and the Indenture without any further action required on the part of the Trustee or any Holder.

REPORTS

     Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and each Holder, within 15 days after it is or would have been required to file such with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company was subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations as such would be so required.

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EVENTS OF DEFAULT AND REMEDIES

     The Indenture defines an Event of Default as (i) the failure by the Company to pay any installment of interest on the New Notes as and when due and payable and the continuance of any such failure for 30 days, (ii) the failure by the Company to pay all or any part of the principal, or premium, if any, on the New Notes when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, pursuant to any Offer to Purchase, or otherwise, (iii) the failure by the Company or any Guarantor to observe or perform any other covenant or agreement contained in the New Notes, the Indenture or any Guarantee and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the New Notes outstanding, (iv) certain events of bankruptcy, insolvency or reorganization in respect of the Company, any of its Subsidiaries that individually or as a group constitute a Significant Subsidiary, (v) a default in the payment of principal, premium or interest when due which extends beyond any stated period of grace applicable thereto or an acceleration for any other reason of the maturity of any Indebtedness of the Company or any of the its Subsidiaries with an aggregate principal amount in excess of $10.0 million, (vi) final, non-appealable, unsatisfied judgments not covered by insurance aggregating in excess of $10.0 million, at any one time being rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days, and (vii) the loss of the legal right to operate any Casino by the Company or any of its Subsidiaries and such loss continuing for more than 90 days. The Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default. Except in the case of a Default in payment of principal of or interest on any New Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

     If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (iv) of the preceding paragraph), then in every such case, unless the principal of all of the New Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the New Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an 'Acceleration Notice'), may declare all principal and accrued interest thereon to be due and payable immediately. If an Event of Default specified in clause (iv) in the preceding paragraph occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding New Notes without any declaration or other act on the part of Trustee or the Holders. The Holders of no less than a majority in aggregate principal amount of the New Notes at the time outstanding generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the New Notes which have become due solely by such acceleration, have been cured or waived.

     Prior to the declaration of acceleration of the maturity of the New Notes, the Holders of a majority in aggregate principal amount of the New Notes at the time outstanding may waive on behalf of all the Holders any default, except a default in the payment of principal of or interest on any New Note not yet cured, or a default with respect to any covenant or provision that cannot be modified or amended without the consent of the Holder of each outstanding New Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the New Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. The Indenture will provide that the Company will be required to file annually with the Trustee a certificate as to the performance by the Company and the Guarantors of certain of their obligations under the Indenture and as to any default in such performances.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option at any time elect to have the obligations of the Company and the Guarantors discharged with respect to the outstanding New Notes ('Legal Defeasance'). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented, and the Indenture shall cease to be of further effect as to all outstanding New Notes and Guarantees except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such New

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
Notes when such payments are due, from the funds in the defeasance trust; (ii) the Company's obligations with respect to such New Notes concerning issuing temporary New Notes, registration of New Notes, mutilated, destroyed, lost or stolen New Notes, and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trust, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ('Covenant Defeasance') and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the New Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under 'Events of Default' will no longer constitute an Event of Default with respect to the New Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the New Notes, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such New Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such New Notes, and the Trustee on behalf of the Holders must have a valid, perfected, exclusive security interest in such trust; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
(B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such New Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been met.

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AMENDMENTS AND SUPPLEMENTS

     Except as provided below, with the consent of the Holders of not less than a majority in aggregate principal amount of the New Notes at the time outstanding (including consents obtained in connection with a tender offer or exchange offer for New Notes), the Company, the Guarantors and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or any Guarantee or modify the rights of the Holders. Notwithstanding the foregoing, without the consent of the Holders of not less than two-thirds in aggregate principal amount of the New Notes at any time outstanding, no amendment or waiver of the Indenture may change any provision relating to (i) events of default or remedies, (ii) the Guarantees, or (iii) the maturity of any New Note (except for changes relating to the Stated Maturity, which require the consent of each Holder). Without the consent of each Holder affected thereby, no amendment or waiver of the Indenture may: (i) change the Stated Maturity of any New Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or alter the redemption thereof (including any price to be paid by the Company upon any redemption) in a manner adverse to any Holder, or change the place of payment where, or the coin or currency in which, any New Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), (ii) reduce the percentage in principal amount of the outstanding New Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, (iii) change the provisions described above under the caption 'Repurchase of New Notes at the Option of the Holder Upon a Change of Control' in a manner that adversely affects the rights of any Holder of New Notes, or (iv) change the terms of any Asset Sale Offer (including, without limitation, the Asset Sale Offer Amount or Asset Sale Offer Price) or any Event of Loss Offer (including, without limitation, the Event of Loss Offer Amount or Event of Loss Offer Price) in a manner that adversely affects the rights of any Holder of New Notes.

     Notwithstanding the foregoing, without the consent of any Holder of New Notes, the Company and the Trustee may amend or supplement the Indenture or the New Notes for, among other purposes, to cure any ambiguity, defect or inconsistency, to provide for uncertificated New Notes in addition to or in place of certificated New Notes, to provide for the assumption of the Company's Obligations to Holders of the New Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the New Notes or that does not adversely affect the legal rights under the Indenture of any Holder, to comply with the Trust Indenture Act, or to set forth such other matters as may be necessary or desirable in connection with the Exchange Offer.

SATISFACTION AND DISCHARGE

     The Indenture will cease to be of further effect when either (a) all such outstanding New Notes theretofore authenticated and delivered (except lost, stolen or destroyed New Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (b) all such New Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the New Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity of the New Notes; (ii) the Company has paid all other sums payable under the Indenture; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

NO PERSONAL LIABILITY OF STOCKHOLDERS, EMPLOYEES, OFFICERS OR DIRECTORS

     The Indenture will provide that no direct or indirect stockholder, incorporator, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the Obligations of the Company or the Guarantors under the Indenture or the New Notes by reason of his, her or its status as such stockholder, incorporator, employee, officer or director.

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CERTAIN DEFINITIONS

     'Acquired Indebtedness' with respect to a person means Indebtedness of another person existing at the time such person becomes a Subsidiary of the subject person or is merged or consolidated into or with the subject person or one of its Subsidiaries, and not incurred in connection with or in anticipation of, such merger or consolidation or such other person becoming a Subsidiary of such subject person.

     'Acquisition' means the purchase or other acquisition of any person or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation or other transfer, and whether or not for consideration.

     'Adjusted Consolidated Net Income' means, with respect to any period, Consolidated Net Income for such period, minus 100% of the amount of any writedowns, writeoffs or negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period.

     'Affiliate' means (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any of its Subsidiaries, (ii) any spouse, immediate family member or other relative who has the same principal residence of any person described in clause (i) above, and (iii) any trust in which any person described in clause (i) or (ii) above has a beneficial interest. For purposes of this definition, the term 'control' means (a) the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) the beneficial ownership of 10% or more of any class of voting Capital Stock of a person (on a fully diluted basis) or of warrants or other rights to acquire such class of Capital Stock (whether or not presently exercisable).

     'Average Life' means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal (or redemption) payment of such security or instrument multiplied by the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

     'Beneficial Owner' for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a 'person' shall be deemed to have 'beneficial ownership' of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     'Business Day' means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     'Capital Stock' means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     'Capitalized Lease Obligation' means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

     'Cash Equivalent' means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit having a maturity not greater than one year of any domestic commercial bank, or U.S. branch of a foreign bank, of recognized standing having capital and surplus in excess of $500,000,000, and time deposits and certificates of deposit having a maturity not greater than one year of other banks located in jurisdictions where the Company and its Subsidiaries do business; provided, however, the aggregate amount of all time deposits and certificates of deposit of such other banks may not exceed $5.0 million, (iii) commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and maturing within one year after the date of acquisition, (iv) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above,
(v) marketable obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or payable at the demand of the holder thereof, within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; and (vi) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (v) above.

     'Casino' means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, vessel, barge, ship and equipment.

     'Consolidated Coverage Ratio' of any person on any date of determination (the 'Transaction Date') means, the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of prior to the Transaction Date) to (b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of prior to the Transaction Date but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, however, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is a party to an Interest Swap and Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     'Consolidated Debt' means, with respect to any person, as of a specific date, all Indebtedness of such person and its Consolidated Subsidiaries as of such date, determined in accordance with GAAP.

     'Consolidated EBITDA' means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income tax expense, (ii) consolidated depreciation and amortization expense, (iii) Consolidated Fixed Charges, and (iv) consolidated preopening expenses.

     'Consolidated Fixed Charges' of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expense of such person for such period, whether paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations), of such person and its Consolidated Subsidiaries during such period, including, without limitation, to the extent such expense was deducted in computing Consolidated Net Income for such period (i) amortization of original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations that constitute Indebtedness, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, (b) one-third of rental expense for such period attributable to operating leases of such person and its Consolidated Subsidiaries, and (c) the amount of dividends payable by such person or any of its Consolidated Subsidiaries in respect of Disqualified Capital Stock (other than by Subsidiaries of such person to such person or such person's wholly-owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     'Consolidated Net Income' means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including, without limitation, from the sale of assets outside of the ordinary course of business or from the issuance or sale of any Capital Stock), (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Subsidiary of such person during such period, but not in excess of such person's pro rata share of such person's net income for such period, (c) the net income (or loss) of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation (other than any Gaming Law that is generally applicable to all persons operating Casinos through Subsidiaries in any jurisdiction in which the Company or such Subsidiary is conducting business so long as there is in effect no specific order, decree or other prohibition pursuant to such Gaming Law in such jurisdiction limiting the payment of a dividend or similar distribution by such a Consolidated Subsidiary) applicable to such Consolidated Subsidiary and (e) the cumulative effect of a change in accounting principles.

     'Consolidated Net Worth' of any person at any date means the aggregate of capital, surplus and retained earnings of such person and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP adjusted to exclude (to the extent included in calculating such equity), (a) the amount of capital, surplus and accrued but unpaid dividends attributable to any Disqualified Capital Stock or treasury stock of such person or any of its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such person subsequent to the Issue Date and (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in persons that are not Subsidiaries.

     'Consolidated Subsidiary' means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

     'Credit Agreement' means the credit agreement contemplated by that certain letter dated March 15, 1995 to the Company from First Interstate Bank of Nevada, N.A. and Bankers Trust Company, providing for an aggregate of $120.0 million revolving credit facility or any substitute therefor, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term 'Credit Agreement' shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of the Credit Agreement, and all refundings, refinancings and replacements thereafter, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers, issuers or guarantors thereunder, so long as such borrowers, issuers and guarantors include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided, however, that on the date such additional Indebtedness is incurred the incurrence thereof is permitted pursuant to paragraph (a) of the covenant '--Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock,' or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

     'Current Market Price' on any date means the arithmetic mean of the Quoted Price of the New Notes for the 20 consecutive trading days commencing 30 days before such date.

     'Disqualified Capital Stock' means (a) except as provided in (b), with respect to any person, Capital Stock of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the New Notes and (b) with respect to any Subsidiary of such person (including any Subsidiary of the Company), any Capital Stock other than any common stock with no special rights and no preferences, privileges, or redemption or repayment provisions; provided, however, that the Common Stock issued pursuant to, and subject to, the terms of the Beeber Agreement shall not constitute Disqualified Capital Stock.

     'Event of Loss' means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset; or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

     'Exchange Act' means the Securities Exchange Act of 1934, as amended.

     'Excluded Person' means (a) the Company or any wholly-owned Guarantor, (b) any employee benefit plan of the Company or any wholly-owned Guarantor or any trustee or similar fiduciary holding Capital Stock of the Company for or pursuant to the terms of any such plan, (c) Merv Griffin, (d) Edward Fishman,
(e) David Fishman, (f) Howard Goldberg, (g) Thomas E. Gallagher, (h) Marshall S. Geller, (i) Lee Seidler, (j) Steven P. Perskie, (k) Peter J. Aranow and (l) members of the immediate families and Affiliates (where the determination of whether a person is an Affiliate is made without reference to clause (b) of the definition of such term) of the foregoing persons.

     'GAAP' means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect on the Issue Date.

     'Gaming Authority' means any Governmental Authority with the power to regulate gaming in any Gaming Jurisdiction, and the corresponding Governmental Authorities with the responsibility to interpret and enforce the laws and regulations applicable to gaming in any Gaming Jurisdiction.

     'Gaming Jurisdiction' means any Federal, state or local jurisdiction in which any entity in which the Company has a direct or indirect beneficial, legal or voting interest conducts casino gaming, now or in the future.

     'Gaming Law' means any law, rule, regulation or ordinance governing gaming activities (including, without limitation, The Riverboat Gambling Act of Illinois, The Louisiana Riverboat Economic Development and Gaming Control Act, the Missouri Riverboat Gaming Act, Mo. Rev. Stat. Section 313.800 et seq. and the Nevada Gaming Control Act, in each case including all amendments or modifications thereof), any administrative rules or regulations promulgated thereunder, and any of the corresponding statutes, rules and regulations in each Gaming Jurisdiction.

     'Gaming Licenses' means every material license, material franchise or other material authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming in any state or jurisdiction in which the Company or any of the Guarantors conduct business now or in the future and any applicable liquor licenses.

     'Governmental Authority' means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, any province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

     'Guarantors' means (1) the Initial Guarantors and (2) all future Subsidiaries of the Company.

     'Guarantees' means the guarantees in favor of the Holders executed by the Initial Guarantors and to be executed by all future Subsidiaries of the Company.

     'Indebtedness' of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date or that are being contested in good faith and for which adequate reserves have been made) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest and Hedging Swap Obligations; (c) all liabilities of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any Capital Stock; (d) all obligations secured by a Lien to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability, provided, however, that the amount of such obligations shall be limited to the lesser of the fair market value of the assets or property to which such Lien attaches and the amount of the obligation so secured; and (e) any and all deferrals renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties.

     'Initial Guarantors' means Players Lake Charles, Inc., a Louisiana corporation; Players Riverboat Management, Inc., a Nevada corporation; Players Riverboat, Inc., a Nevada corporation; Players Mesquite Golf Club, Inc., a Nevada corporation; Players Indiana, Inc., an Indiana corporation; Players Michigan City, Inc., an Indiana corporation; Players Riverboat, LLC, a Louisiana limited liability company; Players Nevada, Inc., a Nevada corporation; Players Bluegrass Downs, Inc., a Kentucky corporation; Players Mesquite Land, Inc., a Nevada corporation; Players Michigan City Management, Inc., an Indiana corporation; Players Maryland Heights, Inc., a Missouri corporation; River Bottom, Inc., a Missouri corporation; Showboat Star Partnership, a Louisiana general partnership; and Southern Illinois Riverboat/Casino Cruises, Inc., an Illinois corporation.

     'Interest Swap and Hedging Obligation' means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

     'Investment' by any person in any other person means (without duplication)
(a) the acquisition by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition;
(b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable arising in the ordinary course of business); (c) other than the Guarantees of the New Notes and guarantees of other Indebtedness of the Company or any Subsidiary to the extent permitted by the covenant described under '--Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock,' the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such person to another person, other than to the Company or a wholly-owned Subsidiary; or (e) the designation by the Board of Directors of the Company of a person to be an Unrestricted Subsidiary in accordance with the definition of 'Unrestricted Subsidiary.' The Company shall be deemed to make an 'Investment' in an amount equal to the fair market value of the net assets of any person, determined by the Board of Directors of the Company in good faith at the time that such person is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or one of its Subsidiaries, shall be deemed an Investment valued at its fair market value, determined by the Board of Directors of the Company in good faith at the time of such transfer.

     'Issue Date' means the date of first issuance of the New Notes under the Indenture.

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
     'Maryland Heights Investment Subsidiary' means the wholly-owned Subsidiary of the Company (which may be the Maryland Heights Operating Subsidiary) that will make the Investment in the Maryland Heights Joint Venture Entity.

     'Maryland Heights Joint Venture' means the joint venture and business operations proposed to be conducted by the Company and its Subsidiaries, as contemplated by that certain Letter of Intent dated March 3, 1995, among the Company, The Promus Companies Incorporated (the predecessor of Harrah's before Harrah's was the subject of a spin-off transaction) and Harrah's Club.

     'Maryland Heights Joint Venture Entity' means the entity to be formed jointly by the Company (or any wholly-owned Subsidiary thereof) and The Promus Companies Incorporated or any successor thereto (i.e., Harrah's) or any Affiliate thereof to develop and operate certain shoreside facilities in connection with the Maryland Heights Joint Venture.

     'Maryland Heights Operating Subsidiary' means the wholly-owned Subsidiary of the Company that will operate a Casino and certain Related Business Assets in connection with the Maryland Heights Joint Venture.

     'Net Cash Proceeds' means the aggregate amount of U.S. Legal Tender or Cash Equivalents received by the Company, in the case of a sale of Qualified Capital Stock, and by the Company and its Subsidiaries in respect of an Asset Sale or an Event of Loss, plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt), less, in each case, the sum of all fees, commissions and other expenses incurred in connection with such Asset Sale or an Event of Loss, and, in the case of an Asset Sale or an Event of Loss only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its Subsidiaries in connection with such Asset Sale or Event of Loss.

     'Non-recourse Indebtedness' means Indebtedness of a person to the extent that under the terms thereof (including any related instruments, documents or filings) (i) no personal recourse shall be had against such person for the payment of the principal of or interest or premium on such Indebtedness, and
(ii) enforcement of obligations on such Indebtedness is limited only to recourse against interests in property and assets purchased with the proceeds of the incurrence of such Indebtedness or the Indebtedness refinanced by such Indebtedness and as to which neither the Company nor any Subsidiary provides any credit support.

     'Obligation' means any principal, premium, interest, penalties, fees, reimbursements, damages, indemnification and other liabilities relating to obligations of the Company or any Guarantor under the New Notes, the Guarantees or the Indenture, including any liquidated damages pursuant to the Exchange and Registration Rights Agreement.

     'Offer to Purchase' means any Change of Control Offer, Asset Sale Offer or Event of Loss Offer.

     'Paying Agent' means First Fidelity Bank, National Association or any successor as paying agent under the Indenture.

     'Pari Passu' as applied to the ranking of any Indebtedness of a person in relation to other Indebtedness of such person, means that each such Indebtedness either (i) is not subordinate or junior in right of payment to any Indebtedness or (ii) is subordinate or junior in right of payment to the same Indebtedness as is the other, and is so subordinate or junior to the same extent, and is not subordinate or junior in right of payment to each other or to any Indebtedness as to which the other is not so subordinate or junior.

     'Permitted Indebtedness' means any of the following:

          (a) The Company and each of its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money of any person other than the Company or such Subsidiary), all in the ordinary course of business, in amounts and for the purposes customary in the Company's industry for gaming operations similar to those of the Company and its Subsidiaries; provided, however, that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) for the Company and its Subsidiaries shall at no time exceed $5.0 million;

          (b) The Company may incur Indebtedness to any wholly-owned Subsidiary, and any wholly-owned Subsidiary may incur Indebtedness, or issue Disqualified Capital Stock, to any other wholly-owned Subsidiary or the Company; provided, however, that such obligations, in any case where the Company or a Guarantor is the obligor, shall be subordinated in all respects to the Company's Obligations pursuant to the New Notes and each Guarantor's Obligations pursuant to its Guarantee of the Company's Obligations pursuant to the New Notes, as the case may be; and

          (c) The Company and any Subsidiary may post a bond or surety obligation (or incur an indemnity or similar obligation) in order to prevent the impairment or loss of or to obtain a Gaming License, to the extent required by applicable law and consistent in character and amount with customary industry practice.

     'Permitted Liens' means any of the following:

          (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings by the Company or one or more of its Subsidiaries if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary or Subsidiaries, as the case may be, in accordance with GAAP;

          (b) Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen and for crew wages or salvage or other like Liens arising by operation of law in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (i) the underlying obligations are not overdue for a period of more than 60 days or (ii) such Liens are being contested in good faith and by appropriate proceedings by the Company or its Subsidiary and adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

          (c) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or its Subsidiary) or interfere with the ordinary conduct of the business of the Company or such Subsidiary; provided, however, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit;

          (d) Liens disclosed on a schedule to the Indenture;

          (e) Liens that secure Acquired Indebtedness of the Company or any of its Subsidiaries, provided, however, in each case, that such Liens do not secure any other property or assets and were not put in place in connection with or in anticipation of such acquisition, merger or consolidation;

          (f) customary Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security legislation;

          (g) judgment and attachment Liens with respect to judgments and attachments not giving rise to an Event of Default; and

          (h) any Lien in favor of the Company or any wholly-owned Subsidiary thereof.

     'Person' or 'person' means an individual, corporation, partnership, association, limited liability company, limited liability partnership, trust, estate or other entity.

     'Purchase Money Indebtedness' means any Non-recourse Indebtedness of such person owed to any seller or other person incurred to finance the acquisition of any Related Business Assets and incurred substantially concurrently with or within 30 days following such acquisition.

     'Qualified Capital Stock' means any Capital Stock of the Company that is not Disqualified Capital Stock.

     'Qualified Exchange' means any defeasance, redemption, repurchase or other acquisition of Capital Stock or Subordinated Indebtedness of the Company with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock of the Company or in exchange for Qualified Capital Stock of the Company.

     'Quoted Price' means for any day the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the New Notes are listed or admitted to trading, or if the New Notes are not listed or admitted to trading on any national securities exchange, but are traded in the over the counter market, the closing sale price of the New Notes or, in case no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

     'Reference Period' with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) for which financial information is available ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the New Notes or the Indenture.

     'Refinancing Indebtedness' means Indebtedness or Disqualified Capital Stock
(a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a 'Refinancing'), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock refinanced and (ii) if such Indebtedness being refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, however, that (A) Refinancing Indebtedness of any Guarantor shall only be used to refinance outstanding Indebtedness or Disqualified Capital Stock of such Guarantor, (B) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated, if applicable, to the rights of holders of the New Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have no installment of principal (or redemption) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness (or Disqualified Capital Stock) to be so refinanced which was scheduled to come due prior to the Stated Maturity.

     'Regulatory Redemption' means (i) a disposition by the Holder of any New Notes required by any Governmental Authority or the Board of Directors of the Company or (ii) a redemption or repurchase by the Company of any New Notes required by any Governmental Authority or the Board of Directors of the Company if, in either case, the ownership of any of the New Notes by the Holder thereof will preclude, interfere with, threaten or delay the issuance, maintenance, existence or reinstatement of any gaming or liquor license, permit or approval, or result in the imposition of burdensome terms or conditions on such license, permit or approval.

     'Related Business' means the gaming (including parimutuel betting) business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all reasonably related businesses necessary for, in support or anticipation of and ancillary to or in preparation for, the gaming business including, without limitation, the development, expansion or operation of any Casino (including any land-based, dockside, riverboat or other type of Casino), owned, or to be owned, by the Company or one of its Subsidiaries.

     'Related Business Asset' means property, goods or services pertaining to a Related Business, other than debt or securities of any other person.

     'Restricted Investment' means, in one or a series of related transactions, any Investment other than in Cash Equivalents and in Investments of the type set forth in clause (v) of the definition of Cash Equivalents that have a maturity longer than one year so long as the Average Life of all such Investments does not exceed 15 months; provided, however, that the extension of credit to customers of Casinos consistent with industry practice in the ordinary course of business shall not be a Restricted Investment.

     'Restricted Payment' means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Capital Stock of such person or any Subsidiary of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such person, or any Subsidiary of such person, (c) any purchase, redemption or other acquisition or retirement for value of, or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a Subsidiary of such person, prior to the scheduled maturity, any scheduled repayment of principal or any scheduled sinking fund payment, as the case may be, of such Subordinated Indebtedness (including any payment in respect of any amendment of the terms of any such Subordinated Indebtedness, which amendment is sought in connection with any such acquisition of such Indebtedness or seeks to shorten any such due date), and (d) any Restricted Investment (including, in any case, the designation of a person as an Unrestricted Subsidiary) by such person; provided, however, that the term 'Restricted Payment' does not include (i) any dividend, distribution or other payment on or with respect to Capital Stock of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer; (ii) any dividend, distribution or other payment to the Company, or to any of its wholly-owned Subsidiaries, by any of its Subsidiaries; (iii) Investments in or loans to a wholly-owned Subsidiary the proceeds of which are used by such Subsidiary in a Related Business activity of such Subsidiary; (iv) loans or advances to officers or employees of the Company or any of its Subsidiaries to pay business related expenses or relocation costs of such officers or employees in connection with their employment by the Company or any of its Subsidiaries in an aggregate amount outstanding at any time not exceeding $5.0 million for all such officers and employers; (v) any Investment received as consideration for any Asset Sale to the extent that the Company or any of its Subsidiaries is permitted to receive such Investment without violating the provisions of the covenant '--Limitation on Sale of Assets and Subsidiary Stock; Event of Loss'; and (vi) Investments received as part of the settlement of litigation or in satisfaction of extensions of credit to any Person otherwise permitted under the Indenture pursuant to the reorganization, bankruptcy or liquidation of such Person.

     'Significant Subsidiary' means any Subsidiary that would be a 'significant subsidiary' as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such regulation is in effect on the date hereof.

     'SIRCC' means Southern Illinois Riverboat/Casino Cruises, Inc., an Illinois corporation.

     'Stated Maturity,' when used with respect to the principal of any New Note, means April 15, 2005 and, with respect to interest on any New Note, means the scheduled date for payment of such interest.

     'Subordinated Indebtedness' means Indebtedness of the Company or a Guarantor, as applicable, that is subordinated by its express terms in right of payment to the New Notes or any Guarantee, as applicable, in all respects and has no scheduled installment of principal due, by maturity, redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the New Notes.

     'Subsidiary,' with respect to any person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person or (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest. When used with respect to the Company, Subsidiary shall be deemed to include any direct Subsidiary of the Company and each indirect Subsidiary that is a direct Subsidiary of the Company or one or more of its direct or indirect Subsidiaries. Notwithstanding the foregoing, no Unrestricted Subsidiary shall be a Subsidiary of the Company or any of its Subsidiaries.

     'Unrestricted Subsidiary' means any person that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) provided that such person shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business. The Board of Directors of the Company may designate any person (including any newly acquired or newly formed Subsidiary at or prior to the time it is so formed or acquired) to be an Unrestricted Subsidiary if (a) such Restricted Payment is not prohibited by the terms of the covenant '--Limitation on Restricted Payments;' provided, however, that the determination of whether a Restricted Payment is prohibited under such covenant may be made without reference to clause (3) of the first paragraph thereof in the case of an Investment in any person that would be a Subsidiary but for the designation as an Unrestricted Subsidiary (except that the definition of 'Subsidiary,' solely for purposes of this proviso, shall be modified by substituting '50% or more' for the words 'a majority' in clause (i) of such definition and the word 'majority' in clause (ii) of such definition) engaged solely in, or being formed solely for the purposes of engaging in, the business of developing, constructing, expanding or acquiring (y) a Casino or Casinos and, if applicable, any Related Businesses in connection with such Casino or Casinos, or (z) a Related Business to be used primarily in connection with an existing Casino or Casinos in which the Company or its Subsidiaries have at least a fifty percent (50%) ownership interest, if (A) the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the date of such designation is not less than 3.25 to 1; or (B) the ratio of the Consolidated Debt of the Company as of the date of such designation to Consolidated EBITDA of the Company for such Reference Period is less than 3.25 to 1; provided, further, that the full amount of any Restricted Payment pursuant to the foregoing proviso shall be deducted in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to clause (3) of the covenant '--Limitation on Restricted Payments;' (b) such person does not own any Capital Stock of, or own or hold any Lien on any property of, or hold any debt of, the Company or any Guarantor and (c) such person does not, at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the holder of such Indebtedness has recourse to any of the assets of the Company or any of its Subsidiaries. Any such designation also constitutes a Restricted Payment for purposes of the covenant '--Limitation on Restricted Payments.' The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, however, that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of additional Subordinated Indebtedness pursuant to clause (ii) of paragraph (a) of the covenant described under '--Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock.' Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. Notwithstanding anything to the contrary, no Initial Guarantor may be designated an Unrestricted Subsidiary.

     'U.S. Government Obligations' means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     'U.S. Legal Tender' means such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

BOOK-ENTRY; DELIVERY AND FORM

     Except as set forth below, the New Notes will initially be issued in the form of one or more registered notes in global form (the 'Global New Notes'). Each Global New Note will be deposited on the Expiration Date with, or on behalf of, The Depository Trust Company (the 'Depository') and registered in the name of Cede & Co., as nominee of the Depository.

     DTC has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a member of the Federal Reserve System, (iii) a 'clearing corporation' within the meaning of the Uniform Commercial Code, as amended, and (iv) a 'Clearing Agency' registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its participants (collectively, the 'Participants') and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. The Depository's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the 'Indirect Participants') that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Holders of Notes that are Participants may elect to hold Notes through the Depository. Holders of Notes who are not Participants may beneficially own securities held by or on behalf of the Depository only through Participants or Indirect Participants.

     The Company expects that pursuant to procedures established by the Depository (i) upon deposit of the Global New Notes, the Depository will credit the accounts of Participants which have elected to receive New Notes pursuant to the Exchange Offer with an interest in the Global New Note and (ii) ownership of New Notes will be shown on, and the transfer of ownership thereof will be effected through, records maintained by the Depository (with respect to the interests of Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. As a result, the ability of a person having a beneficial interest in New Notes represented by a Global New Note to pledge such interest to persons or entities that do not participate in the Depository's system or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

     So long as the Depository or its nominee is the registered owner of a Global New Note, the Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the New Notes represented by the Global New Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global New Note will not be entitled to have New Notes represented by such Global New Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Securities, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder.

     Payments with respect to the principal of, premium, if any, and interest on any New Notes represented by a Global New Note registered in the name of the Depository or its nominee on the applicable record date will be payable by the Trustee to or at the direction of the Depository or its nominee in its capacity as the registered holder of the Global New Note representing such New Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the New Notes, including the Global New Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of New Notes (including principal, premium, if any, and interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global New Note as shown on the records of the Depository. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants.

CERTIFICATED SECURITIES

     Any person having a beneficial interest in a Global New Note may, upon request to the Trustee, exchange such beneficial interest for Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto. In addition, if (i) the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor with 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of New Notes in definitive form under the Indenture, then, upon surrender by the Depository of its Global New Note, Certificated Securities will be issued to each person that the Depository identifies as the beneficial owner of the New Notes represented by the Global New Note.

     Neither the Company nor the Trustee shall be liable for any delay by the Depository or any Participant or Indirect Participant in identifying the beneficial owners of the related New Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from the Depository for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the New Notes to be issued).

                              PLAN OF DISTRIBUTION



     Each broker-dealer that holds Old Notes that were acquired for its own account as a result of market-making or other trading (other than Old Notes acquired directly from the Company), may exchange Old Notes for New Notes in the Exchange Offer. However, any such broker-dealer may be deemed to be an 'underwriter' within the meaning of such term under the Securities Act and must, therefore, acknowledge that it will deliver a prospectus in connection with any resale of New Notes received in the Exchange Offer. This prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this Prospectus, as it may be amended or supplemented from time to time. The Company has agreed that, for a period of 180 days after the consummation of the Exchange Offer, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such sale. The Company will not receive any proceeds from any sales of New Notes by broker-dealers. Any resale of New Notes by broker-dealers may be made directly to a purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an 'underwriter' within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify Eligible Holders (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company incorporates herein by reference, the following documents filed with the Commission under the Exchange Act:


(a)        The Company's Annual Report on Form 10-K for the year ended March 31, 1995, including all amendments thereto;

(b)        The Company's Current Report on Form 8-K dated July 20, 1995 (regarding the proposed President
           Casino IV Riverboat acquisition, Hyatt Joint Venture and Shreveport Letter of Intent);

(c)        The description of the Company's Common Stock contained in the Company's General Form for
           Registration of Securities (Form 10) dated August 13, 1986, File No. 0-14897, filed by the Company to register such securities under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the transactions to which this Prospectus relates;

(d)        The information under the captions entitled 'Compensation Committee Interlocks and Insider
           Participation' and 'Certain Transactions' on pages 13-16 of the Company's Proxy Statement dated
           August 11, 1995 relating to its 1995 Annual Meeting of Stockholders; and

(e)        All documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or
           15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the transactions to which this Prospectus relates, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents or reports.


     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Prospectus.


     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless they are specifically incorporated by reference into such documents. Requests for such copies should be directed to: Peter J. Aranow, Executive Vice President, Chief Financial Officer and Secretary, Players International, Inc., 3900 Paradise Road, Suite 135,
Las Vegas, Nevada 89109, (702) 691-3300.

                                 LEGAL MATTERS

     The validity of the New Notes will be passed upon for the Company by Morgan, Lewis & Bockius, Philadelphia, Pennsylvania.

                                    EXPERTS

     The consolidated financial statements of Players International, Inc. at March 31, 1995 and for the year then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of the Company as of and for the years ended March 31, 1993 and 1994 included or incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                  PLAYERS INTERNATIONAL, INC. AND SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS

                   THREE MONTHS ENDED JUNE 30, 1994 AND 1995

                   YEARS ENDED MARCH 31, 1993, 1994 AND 1995


                                                                                                            PAGE
                                                                                                          ---------
Report of Independent Auditors..........................................................................  F-2

Report of Independent Public Accountants................................................................  F-3

Audited Financial Statements:

  Consolidated Balance Sheets...........................................................................  F-4

  Consolidated Statements of Operations.................................................................  F-5

  Consolidated Statements of Stockholders' Equity.......................................................  F-6

  Consolidated Statements of Cash Flows.................................................................  F-7

  Notes to Consolidated Financial Statements............................................................  F-9

     The financial statements for the three month periods ended June 30, 1994 and 1995 are unaudited.

Unaudited Financial Statements:

  Condensed Consolidated Balance Sheet as of June 30, 1995..............................................  F-19

  Condensed Consolidated Statements of Operations.......................................................  F-21

  Condensed Consolidated Statements of Cash Flows.......................................................  F-22

  Notes to Condensed Consolidated Financial Statements..................................................  F-23

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Players International, Inc.

     We have audited the accompanying consolidated balance sheet of Players International, Inc. as of March 31, 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Players International, Inc. as of March 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Philadelphia, Pennsylvania
May 19, 1995

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Players International, Inc.:

     We have audited the accompanying consolidated balance sheet of PLAYERS INTERNATIONAL, INC. (a Nevada corporation) and subsidiaries as of March 31, 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended March 31, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Players International, Inc. and subsidiaries as of March 31, 1994, and the results of their operations and their cash flows for the years ended March 31, 1994 and 1993 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Las Vegas, Nevada
May 24, 1994

                  PLAYERS INTERNATIONAL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                    (DOLLARS IN THOUSANDS, EXCEPT PAR VALUE)

                                     ASSETS


                                                                                               MARCH 31,
                                                                                         ----------------------
                                                                                            1994        1995
                                                                                         ----------  ----------
CURRENT ASSETS:
  Cash and cash equivalents............................................................  $   13,957  $   23,886
  Marketable securities, net (Note 2)..................................................      63,589      26,446
  Accounts receivable, net of allowance for doubtful accounts of $43 at March 31, 1994
     and $130 at March 31, 1995........................................................         949       1,351
  Notes receivable.....................................................................       1,320       1,279
  Inventories..........................................................................         494         863
  Deferred income tax (Note 5).........................................................       1,773       2,345
  Prepaid expenses and other current assets............................................       1,415       5,452
                                                                                         ----------  ----------
     Total current assets..............................................................      83,497      61,622
                                                                                         ----------  ----------
PROPERTY AND EQUIPMENT, net of accumulated depreciation and amortization of $3,619 at
  March 31, 1994 and $10,248 at March 31, 1995 (Note 4)................................      46,899     118,105
                                                                                         ----------  ----------
DEFERRED INCOME TAX -- long-term (Note 5)..............................................       3,180       1,943
                                                                                         ----------  ----------
INTANGIBLES, net (Note 1)..............................................................       1,716      39,130
                                                                                         ----------  ----------
OTHER ASSETS...........................................................................       3,273       2,990
                                                                                         ----------  ----------
                                                                                         $  138,565  $  223,790
                                                                                         ----------  ----------
                                                                                         ----------  ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt (Note 7)...........................................  $      154  $    3,375
  Accounts payable.....................................................................       2,669       8,233
  Accrued liabilities (Note 3).........................................................       9,877      27,030
  Other liabilities....................................................................         548         669
  Income taxes payable (Note 5)........................................................       2,893          --
                                                                                         ----------  ----------
     Total current liabilities.........................................................      16,141      39,307
                                                                                         ----------  ----------
OTHER LONG-TERM LIABILITIES (Note 6)...................................................         869       2,808
                                                                                         ----------  ----------
LONG-TERM DEBT, net of current portion (Note 7)........................................       5,711       5,532
                                                                                         ----------  ----------
COMMITMENTS AND CONTINGENCIES (Note 11)
STOCKHOLDERS' EQUITY:
  Preferred stock, no par value, Authorized -- 10,000,000 shares, Issued and
     outstanding -- none...............................................................          --          --
  Common stock, $.005 par value, Authorized -- 90,000,000 shares, Issued and outstanding -- 26,357,100 shares at March 31, 1994 and 29,672,400 shares at March
     31, 1995..........................................................................         132         148
  Additional paid-in capital...........................................................     106,883     121,712
  Unrealized loss on marketable securities, net of tax.................................        (150)       (451)
  Retained earnings....................................................................       8,979      54,734
                                                                                         ----------  ----------
     Total stockholders' equity........................................................     115,844     176,143
                                                                                         ----------  ----------
                                                                                         $  138,565  $  223,790
                                                                                         ----------  ----------
                                                                                         ----------  ----------

 The accompanying notes are an integral part of these consolidated statements.

                  PLAYERS INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                    YEAR ENDED MARCH 31,
                                                                          ----------------------------------------
                                                                              1993          1994          1995
                                                                          ------------  ------------  ------------
REVENUES:
  Casino................................................................  $      4,606  $     95,873  $    210,942
  Food and beverage.....................................................           546         5,314         7,406
  Other.................................................................           577         5,895         5,347
                                                                          ------------  ------------  ------------
                                                                                 5,729       107,082       223,695
                                                                          ------------  ------------  ------------
COSTS AND EXPENSES:
  Casino................................................................         2,177        35,145        74,839
  Food and beverage.....................................................           505         5,094         6,799
  Other gaming related and general costs................................         1,712        23,680        48,050
  Corporate administrative expenses.....................................            --         2,675         7,276
  Pre-opening and gaming development costs..............................         4,995         7,026         9,117
  Depreciation and amortization.........................................           180         3,706         7,065
  Option and stock compensation expense.................................            --         2,868            --
                                                                          ------------  ------------  ------------
                                                                                 9,569        80,194       153,146
                                                                          ------------  ------------  ------------
  Income (loss) from continuing operations before other income (expense)
    and provision for income taxes......................................        (3,840)       26,888        70,549
                                                                          ------------  ------------  ------------
OTHER INCOME (EXPENSE):
  Interest income.......................................................             6         1,623         3,340
  Other income, net.....................................................            --            83           275
  Interest expense......................................................          (274)         (887)         (694)
                                                                          ------------  ------------  ------------
                                                                                  (268)          819         2,921
                                                                          ------------  ------------  ------------
  Income (loss) from continuing operations before provision for income
    taxes...............................................................        (4,108)       27,707        73,470
PROVISION FOR INCOME TAXES..............................................            34        10,255        27,715
                                                                          ------------  ------------  ------------
  Income (loss) from continuing operations..............................        (4,142)       17,452        45,755
                                                                          ------------  ------------  ------------
DISCONTINUED OPERATIONS (Note 13):
  Loss from discontinued operations.....................................        (6,071)           --            --
  Loss on disposition of discontinued operations, including a provision
    of $748 for operating losses during phase out period................          (960)           --            --
                                                                          ------------  ------------  ------------
                                                                                (7,031)           --            --
                                                                          ------------  ------------  ------------
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE.....................            --         3,500            --
                                                                          ------------  ------------  ------------
NET INCOME (LOSS).......................................................  $    (11,173) $     20,952  $     45,755
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK AND COMMON STOCK
  EQUIVALENTS OUTSTANDING
  (Note 1)..............................................................    13,042,500    28,436,600    31,169,600
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK AND COMMON STOCK
  EQUIVALENTS OUTSTANDING ASSUMING FULL DILUTION (Note 1)...............    13,042,500    28,987,200    31,636,700
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE:
  From continuing operations                                              $       (.32) $        .61  $       1.47
  From change in accounting principle...................................            --           .12            --
  From discontinued operations..........................................          (.54)           --            --
                                                                          ------------  ------------  ------------
                                                                          $       (.86) $        .73  $       1.47
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
EARNINGS PER COMMON SHARE -- ASSUMING FULL DILUTION:
  From continuing operations............................................  $       (.32) $        .60  $       1.45
  From change in accounting principle...................................            --           .12            --
  From discontinued operations..........................................          (.54)           --            --
                                                                          ------------  ------------  ------------
                                                                          $       (.86) $        .72  $       1.45
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

 The accompanying notes are an integral part of these consolidated statements.

                  PLAYERS INTERNATIONAL, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
         FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED MARCH 31, 1995
                             (DOLLARS IN THOUSANDS)


                                                           COMMON STOCK         ADDITIONAL               ACCUMULATED
                                                    --------------------------   PAID-IN    UNREALIZED     EARNINGS
                                                       SHARES        AMOUNT      CAPITAL       LOSS       (DEFICIT)
                                                    -------------  -----------  ----------  -----------  ------------
BALANCE, March 31, 1992...........................     12,417,200   $      62   $    2,728   $      --    $     (800)
  Shares issued for contract settlement...........        527,100           3        2,282          --            --
  Shares issued under stock option plans..........        423,600           2          322          --            --
  Shares issued for warrants exercised............      2,152,200          11        5,156          --            --
  Shares issued in exchange of debentures.........        396,100           2          861          --            --
  Shares issued for services......................         75,000          --          201          --            --
  Proceeds allocated to warrants issued in
     conjunction with sale of 15 percent series
     A&B exchangeable debentures (Note 9).........             --          --          257          --            --
  Net Loss........................................             --          --           --          --       (11,173)
                                                    -------------  -----------  ----------  -----------  ------------

BALANCE, March 31, 1993...........................     15,991,200          80       11,807          --       (11,973)
  Shares issued under stock option plans..........        502,800           3          948          --            --
  Shares issued for warrants exercised............        245,100           1          912          --            --
  Shares issued in exchange for debentures........      2,028,700          10        4,413          --            --
  Shares sold in public offering and subsequent
     registration costs...........................      7,499,300          38       85,935          --            --
  Shares issued in connection with employment
     contracts....................................         90,000          --        1,065          --            --
  Compensation in connection with nonemployee
     directors' options...........................             --          --        1,803          --            --
  Unrealized loss on marketable securities, net of
     tax..........................................             --          --           --        (150)           --
  Net income                                                   --          --           --          --        20,952
                                                    -------------  -----------  ----------  -----------  ------------

BALANCE, March 31, 1994...........................     26,357,100         132      106,883        (150)        8,979
  Shares issued under stock option plans..........        277,700           1          688          --            --
  Shares issued in exchange for land..............        381,000           2        4,237          --            --
  Shares issued for warrants exercised............      2,656,600          13        7,261          --            --
  Tax benefit from exercise of nonqualified
     options......................................             --          --        2,643          --            --
  Change in unrealized loss on marketable
     securities, net of tax.......................             --          --           --        (301)           --
  Net income......................................             --          --           --          --        45,755
                                                    -------------  -----------  ----------  -----------  ------------
BALANCE, March 31, 1995...........................     29,672,400   $     148   $  121,712   $    (451)   $   54,734
                                                    -------------  -----------  ----------  -----------  ------------
                                                    -------------  -----------  ----------  -----------  ------------

 The accompanying notes are an integral part of these consolidated statements.

                  PLAYERS INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                                                   FOR THE YEAR ENDED MARCH 31,
                                                                                  -------------------------------
                                                                                    1993       1994       1995
                                                                                  ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).............................................................  $ (11,173) $  20,952  $  45,755
  Adjustments to reconcile net income (loss) to net cash provided by (used in)
     operating activities:
     Depreciation and amortization..............................................        180      3,706      7,065
     Option and stock compensation expense......................................         --      2,868         --
     Net benefit realized from deferred tax asset...............................         --     (1,299)        --
     Loss from discontinued operations..........................................      6,071         --         --
     Loss on disposition of discontinued operations.............................        960         --         --
     Cumulative effect of change in accounting principle........................         --     (3,500)        --
     Other......................................................................         --        141        279
  Changes in assets and liabilities, net of effects of discontinued operations:
     Accounts and notes receivable..............................................        (19)    (2,292)      (450)
     Inventories................................................................       (135)      (349)      (369)
     Prepaid expenses and other current assets..................................       (335)    (1,080)    (4,037)
     Other assets...............................................................       (593)    (2,741)       780
     Accounts payable...........................................................      1,460      1,211      1,934
     Accrued interest...........................................................        880       (880)        --
     Accrued liabilities........................................................      1,320      8,871      1,487
     Other liabilities..........................................................        150      1,081       (340)
  Net effect of discontinued operations.........................................     (2,871)    (2,822)        --
                                                                                  ---------  ---------  ---------
     Net cash provided by (used in) operating activities........................     (4,105)    23,867     52,104
                                                                                  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net purchases of property and equipment.......................................     (5,195)   (33,845)   (62,419)
  Costs in excess of fair value of tangible assets acquired.....................         --     (1,755)   (24,090)
  Purchases of marketable securities............................................         --    (63,922)   (22,970)
  Proceeds from sale of marketable securities...................................         --         --     59,509
  Other assets -- pre-opening costs -- riverboat................................        550         --         --
  Net effect of discontinued operations.........................................        281        423         --
                                                                                  ---------  ---------  ---------
     Net cash used in investing activities......................................     (4,364)   (99,099)   (49,970)
                                                                                  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Additions to long-term debt, net of debt issuance costs.......................      6,991         --         --
  Payments of long-term debt....................................................        (28)    (7,133)      (169)
  Proceeds allocated to warrants issued in conjunction with sale of 15 percent
     series A&B exchangeable debentures (Note 9)................................        257         --         --
  Issuance of common stock for warrants exercised...............................      5,168        263      7,273
  Proceeds from sale of common stock, net of all issuance and subsequent
     registration costs.........................................................         --     85,973         --
  Proceeds from exercise of stock options.......................................        524      1,601        691

 The accompanying notes are an integral part of these consolidated statements.

                  PLAYERS INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                                                   FOR THE YEAR ENDED MARCH 31,
                                                                                  -------------------------------
                                                                                    1993       1994       1995
                                                                                  ---------  ---------  ---------
  Net effect of discontinued operations.........................................       (219)      (306)        --
                                                                                  ---------  ---------  ---------
     Net cash provided by financing activities..................................     12,693     80,398      7,795
                                                                                  ---------  ---------  ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS.......................................      4,224      5,166      9,929
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD................................      4,567      8,791     13,957
                                                                                  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD......................................  $   8,791  $  13,957  $  23,886
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------
SUPPLEMENTAL CASH FLOW INFORMATION:
CONTINUING OPERATIONS:
  Interest paid, including amount capitalized...................................  $     249  $   2,050  $     694
  Income taxes paid.............................................................         --      8,761     30,102
  Debt incurred to purchase property and equipment..............................     10,513         --      3,200
  Common stock issued for purchase of land......................................         --         --      4,238
  Accrued liabilities incurred to purchase property and equipment...............         --         --      8,005
  Accrued liabilities relating to costs in excess of fair value of tangible
     assets acquired............................................................         --         --     13,441
  Tax benefit related to exercise of non-qualified stock options................         --         --      2,643
  Debentures exchanged for common stock.........................................        908      4,650         --
  Debenture loan costs amortized into additional paid-in capital................         44        227         --
  Land transferred to joint venture.............................................         --        167         --
  Unrealized loss on marketable securities, net of tax..........................         --        150        301
DISCONTINUED OPERATIONS:
  Interest paid.................................................................         73         27         --
  Taxes paid....................................................................         34         --         --
  Debt incurred to purchase property and equipment..............................         57         --         --

 The accompanying notes are an integral part of these consolidated statements.

                  PLAYERS INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     Players International, Inc. ('the Company') through wholly owned subsidiaries operates three riverboat casinos and a horse racetrack facility. Through another wholly owned subsidiary, the Company expects to open a land-based hotel and casino in Mesquite, Nevada on or about July 1, 1995. All operations include food and beverage facilities. A retail gift shop is also included in the operations of each casino.

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     Certain reclassifications have been made to the consolidated financial statements as previously presented to conform to the current classifications.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are carried at cost which approximates market value.

  Investments

     In May, 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115 ('SFAS 115'), 'Accounting for Certain Investments in Debt and Equity Securities.' The Company adopted the provisions of the new standard for investments held as of or acquired after March 31, 1994. Pursuant to SFAS 115, management has determined that the Company's marketable securities should be classified as available-for-sale. As available-for-sale investments, these securities are carried at fair value (previously carried at amortized cost) and unrealized gains and losses are reported in a separate component of stockholders' equity. The amortized cost of investments is adjusted for amortization of premiums and the accretion of discounts to maturity. Such amortization is included in interest income. Realized gains and losses are included in other income. The cost of securities sold is based on the specific identification method.

  Revenues and Promotional Allowances

     Casino revenues are the net of gaming wins less losses. Revenues exclude the retail value of complimentary admissions, food and beverage and other items furnished to customers, which totaled approximately $141,000, $3,385,000 and $9,916,000 for the years ended March 31, 1993, 1994 and 1995, respectively.

     The estimated costs of providing such complimentary services are included in casino costs and expenses through inter-department allocations from the department granting the services as follows (dollars in thousands):


                                                                       1993       1994       1995
                                                                     ---------  ---------  ---------
Food and beverage..................................................  $      70  $   1,398  $   5,583
Admissions.........................................................         --      1,548      2,848
Other..............................................................         49        218        717
                                                                     ---------  ---------  ---------
                                                                     $     119  $   3,164  $   9,148
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

  Pre-opening and Gaming Development Costs

     The Company is currently pursuing expansion opportunities in new gaming jurisdictions. All pre-opening and gaming development costs are expensed as they are incurred except for the cost of property and equipment which is capitalized.

                  PLAYERS INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Inventories

     Inventories consisting of food, beverage and gift items are stated at the lower of cost (first-in, first-out) or market.

  Depreciation and Amortization

     The Company computes depreciation for property and equipment using primarily the straight-line method over the estimated useful life of the assets. Amortization of leasehold and land improvements is computed using the straight-line method over the lesser of the estimated useful life or lease term.

     The following estimated useful lives are used:

Riverboat.....................................  10 years
Furniture, fixtures and equipment.............  5 to 7 years
Building and improvements.....................  10 to 20 years

  Intangibles

     Costs in excess of fair value of tangible assets acquired are recorded as intangibles on the accompanying consolidated balance sheets and are being amortized using the straight-line method over 15 years. At March 31, 1995 the increase in intangibles of $37,531,000 primarily related to the purchase of a riverboat.

     The Company periodically evaluates whether the remaining estimated useful life of intangibles may warrant revision or the remaining balance of intangibles may not be recoverable, generally based upon expectations of nondiscounted cash flows and operating income. Based on present operations and strategic plans, the Company believes that no impairment of intangibles has occurred.

  Per Share Amounts

     Per share amounts have been computed based on the weighted average number of outstanding shares and common stock equivalents, if dilutive, during each period. All per share amounts and shares outstanding reflect the 3-for-2 stock split declared on April 26, 1995 for stockholders of record at the close of business on May 8, 1995. For the year ended March 31, 1993, the effect of options and warrants was not considered since they were antidilutive. A summary of the number of shares used in computing primary earnings per share follows:


                                                                YEAR ENDED MARCH 31,
                                                      ----------------------------------------
                                                          1993          1994          1995
                                                      ------------  ------------  ------------
Weighted average number of shares
  outstanding.......................................    13,042,500    23,669,400    27,233,000
Dilutive effect of options and warrants.............            --     4,767,200     3,936,600
                                                      ------------  ------------  ------------
Shares used in computing primary earnings per
  share.............................................    13,042,500    28,436,600    31,169,600
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

     The number of shares used in computing fully diluted earnings per share for the year ended March 31, 1994 includes the conversion of convertible debentures as of April 1, 1993. Also, net income includes the elimination of interest expense on the convertible debentures of $116,000, net of tax. Fully diluted earnings per share reflect additional dilution related to stock options, due to the use of the market price at the end of the period, when higher than the average price for the period. As a result, the number of shares used in computing fully diluted earnings per share is as follows:

                  PLAYERS INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)


                                                                YEAR ENDED MARCH 31,
                                                      ----------------------------------------
                                                          1993          1994          1995
                                                      ------------  ------------  ------------
Weighted average number of shares
  outstanding.......................................    13,042,500    23,669,400    27,233,000
Dilutive effect of exchangeable debentures..........            --       550,600            --
Dilutive effect of options and warrants.............            --     4,767,200     4,403,700
                                                      ------------  ------------  ------------
Shares used in computing fully diluted earnings per
  share.............................................    13,042,500    28,987,200    31,636,700
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

2. MARKETABLE SECURITIES

     All marketable securities at March 31, 1994 and 1995 are municipal bonds. The following is a summary of marketable securities as of March 31, 1994 and 1995 (dollars in thousands):


                                                                               MARCH 31,
                                                                          --------------------
                                                                            1994       1995
                                                                          ---------  ---------
Cost....................................................................  $  63,844  $  27,165
Gross unrealized losses.................................................       (255)      (719)
                                                                          ---------  ---------
Estimated fair value....................................................  $  63,589  $  26,446
                                                                          ---------  ---------
                                                                          ---------  ---------

     The gross realized gains and (losses) on marketable securities totaled $136,000 and ($30,000) for the year ended March 31, 1995. There were no realized gains or (losses) for the years ended March 31, 1994 and 1993.

     The contractual maturities of marketable securities at March 31, 1995 were (dollars in thousands):


                                                                                     ESTIMATED
                                                                           COST     FAIR VALUE
                                                                         ---------  -----------
Due in one year or less................................................  $      --   $      --
Due in one year through five years.....................................  $  22,147   $  21,552
Due after five years...................................................  $   5,018   $   4,894

3. ACCRUED LIABILITIES

     A summary of the accrued liabilities is as follows (dollars in thousands):


                                                                                MARCH 31,
                                                                           --------------------
                                                                             1994       1995
                                                                           ---------  ---------
Medical insurance claims.................................................  $     618  $     842
Chip and token liability.................................................        245        322
Accrued payroll and related expenses.....................................      3,074      3,253
Accrued expenses.........................................................      5,940      7,197
Current portion of liabilities related to the purchase of a riverboat....         --     15,416
                                                                           ---------  ---------
                                                                           $   9,877  $  27,030
                                                                           ---------  ---------
                                                                           ---------  ---------

                  PLAYERS INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

4. PROPERTY AND EQUIPMENT

     A summary of property and equipment, stated at cost is as follows:


                                                                              MARCH 31,
                                                                        ----------------------
                                                                           1994        1995
                                                                        ----------  ----------
Land..................................................................  $    1,133  $   14,828
Riverboat and barges..................................................      22,798      44,607
Furniture, fixtures and equipment.....................................      16,270      25,975
Leasehold and land improvements.......................................      10,063      12,000
Construction in progress..............................................         254      30,943
Less -- accumulated depreciation and amortization.....................      (3,619)    (10,248)
                                                                        ----------  ----------
                                                                        $   46,899  $  118,105
                                                                        ----------  ----------
                                                                        ----------  ----------

5. INCOME TAXES

     Effective April 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by FASB Statement No. 109, 'Accounting for Income Taxes'. As permitted under the new rules, prior years' financial statements have not been restated.

     The cumulative effect of adopting Statement 109 as of April 1, 1993 was to increase net income by $3,500,000.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of March 31, 1994 and 1995 are as follows (dollars in thousands):


                                                                                  MARCH 31,
                                                                             --------------------
                                                                               1994       1995
                                                                             ---------  ---------
Deferred tax assets:
  Reserve for discontinued operations......................................  $     689  $     607
  Pre-opening, development and other costs.................................      3,696      4,422
  Unrealized loss on marketable securities.................................         95        268
  Accrued liabilities and prepaid expenses.................................         --      1,305
  Deferred revenue.........................................................        422        268
  Accrual of directors' option expense.....................................        674        558
                                                                             ---------  ---------
     Total deferred tax assets.............................................      5,576      7,428
Deferred tax liabilities:
  Tax over book depreciation...............................................        616      1,626
  Prepaid expenses.........................................................         --        394
  Other....................................................................          7      1,120
                                                                             ---------  ---------
     Total deferred tax liabilities........................................        623      3,140
                                                                             ---------  ---------
Net deferred tax assets....................................................  $   4,953  $   4,288
                                                                             ---------  ---------
                                                                             ---------  ---------

                  PLAYERS INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

5. INCOME TAXES--(CONTINUED)
     Significant components of the provision for income taxes attributable to continuing operations are as follows (dollars in thousands):


                                             DEFERRED                   LIABILITY METHOD
                                              METHOD          ------------------------------------
                                          MARCH 31, 1993       MARCH 31, 1994     MARCH 31, 1995
                                       ---------------------  -----------------  -----------------
Current:
  Federal............................        $      --            $   9,324          $  23,263
  State..............................               34                2,004              4,451
                                                   ---        -----------------  -----------------
  Total current......................               34               11,328             27,714
Deferred:
  Federal............................               --                 (873)               (89)
  State..............................               --                 (200)                90
                                                   ---        -----------------  -----------------
Total deferred.......................               --               (1,073)                 1
                                                   ---        -----------------  -----------------
                                             $      34            $  10,255          $  27,715
                                                   ---        -----------------  -----------------
                                                   ---        -----------------  -----------------

     The reconciliation of income tax attributable to continuing operations computed at the Federal statutory rates to income tax expense is:


                                             DEFERRED                         LIABILITY METHOD
                                              METHOD          ------------------------------------------------
                                          MARCH 31, 1993          MARCH 31, 1994           MARCH 31, 1995
                                       ---------------------  -----------------------  -----------------------
Federal statutory rate...............              (34%)                    35%                      35%
State taxes on income, net of Federal
  income tax benefit.................                1                       4                        4
Losses producing no current tax
  benefit............................               32                      --                       --
Tax exempt interest income from
  municipal bonds....................               --                     (2)                      (1)
                                                                            --                       --
                                                   ---
Financial statement provision rate...               (1%)                    37%                      38%
                                                                            --                       --
                                                   ---

6. OTHER LONG-TERM LIABILITIES

     A summary of other long-term liabilities follows (dollars in thousands):


                                                                                  MARCH 31,
                                                                             --------------------
                                                                               1994       1995
                                                                             ---------  ---------
Long-term portion of liabilities related to purchase of a riverboat........  $      --  $   2,400
Other......................................................................        869        408
                                                                             ---------  ---------
                                                                             $     869  $   2,808
                                                                             ---------  ---------
                                                                             ---------  ---------

                  PLAYERS INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7. LONG-TERM DEBT

     A summary of long-term debt is as follows (dollars in thousands):


                                                                                MARCH 31,
                                                                           --------------------
                                                                             1994       1995
                                                                           ---------  ---------
First Ships Mortgage, secured by a riverboat, interest at prime plus 2 percent (8 percent at March 31, 1994 and 1995) adjusted every 60
  months, payable in monthly installments of $49, due 2013...............  $   5,803  $   5,669
Note payable to Gem Gaming, Inc., unsecured, interest at 9% per year, principal due the earlier of the opening of the Mesquite facility or
  December 31, 1995......................................................         --      3,200
Other....................................................................         62         38
                                                                           ---------  ---------
                                                                               5,865      8,907
Less -- current portion                                                         (154)    (3,375)
                                                                           ---------  ---------
                                                                           $   5,711  $   5,532
                                                                           ---------  ---------
                                                                           ---------  ---------

     The aggregate annual maturities of long-term debt at March 31, 1995 are as follows (dollars in thousands):

YEAR ENDING MARCH 31:
---------------------
     1996........................................................     $3,375
     1997........................................................        164
     1998........................................................        169
     1999........................................................        184
     2000........................................................        199
     Thereafter..................................................      4,816
                                                                   ---------
                                                                      $8,907
                                                                   ---------
                                                                   ---------

8. STOCKHOLDERS' EQUITY

     In July 1993, the Company issued 7,499,250 shares of its $.005 par value common stock in a public offering. The price to the public was $12.50 per share. Net proceeds of the offering, after deducting all associated costs, were $86,238,400, or $11.50 per newly issued share.

9. COMMON STOCK OPTIONS AND WARRANTS

     The Company has four stock option plans, the 1985 Incentive Stock Option Plan ('1985 Plan') for employees covering 600,000 shares of common stock, the 1990 Incentive Stock Option and Non-Qualified Option Plan covering 1,200,000 shares of common stock ('1990 Plan'), the 1993 Incentive Stock Option and Non-Qualified Option Plan covering 3,000,000 shares of common stock ('1993 Plan'), and the 1994 Directors Stock Incentive Plan ('1994 Plan') covering 900,000 shares of common stock. As of March 31, 1995, the Company had 116,686, 495,375, 286,500 and 840,000 shares available for issuance in connection with future options that may be granted under the 1985 Plan, 1990 Plan, 1993 Plan and 1994 Plan, respectively. Options granted are generally exercisable between three and ten years from date of grant.

                  PLAYERS INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. COMMON STOCK OPTIONS AND WARRANTS--(CONTINUED)
The following is a summary of the 1985, 1990, 1993, and 1994 Plans:


                                                           1985       1990        1993       1994
                                                           PLAN       PLAN        PLAN       PLAN     SUB-TOTAL
                                                         ---------  ---------  ----------  ---------  ----------
Outstanding March 31, 1992.............................    418,875         --          --         --     418,875
  Granted..............................................     15,000    936,375          --         --     951,375
  Exercised............................................    (75,000)   (12,000)         --         --     (87,000)
  Expired or canceled..................................    (96,375)  (720,000)         --         --    (816,375)
                                                         ---------  ---------  ----------  ---------  ----------
Outstanding March 31, 1993.............................    262,500    204,375          --         --     466,875
  Granted..............................................         --    262,500     628,500         --     891,000
  Exercised............................................   (207,170)   (48,225)         --         --    (255,395)
  Expired or canceled..................................     (9,701)    (2,250)         --         --     (11,951)
                                                         ---------  ---------  ----------  ---------  ----------
Outstanding March 31, 1994.............................     45,629    416,400     628,500         --   1,090,529
  Granted..............................................         --    267,000   1,995,000     60,000   2,322,000
  Exercised............................................     (9,652)   (12,737)         --         --     (22,389)
  Expired or canceled..................................     (7,500)   (42,750)         --         --     (50,250)
                                                         ---------  ---------  ----------  ---------  ----------
Outstanding March 31, 1995.............................     28,477    627,913   2,623,500     60,000   3,339,890
                                                         ---------  ---------  ----------  ---------  ----------
                                                         ---------  ---------  ----------  ---------  ----------
Exercisable at March 31, 1995..........................     16,327    257,927     439,502         --     713,756
                                                         ---------  ---------  ----------  ---------  ----------
                                                         ---------  ---------  ----------  ---------  ----------

     In addition to the foregoing plans, other option and warrant activity is listed below including total for all plans and the exercise price range per share:


                                        NON-EMPLOYEE     OTHER                                 EXERCISE PRICE
                                          DIRECTORS     OPTIONS     WARRANTS       TOTAL      RANGE PER SHARE
                                        -------------  ----------  -----------  -----------  ------------------
Outstanding March 31, 1992............            --    1,532,347           --    1,951,222  $0.33 - $2.83
  Granted.............................            --      161,544    7,237,544    8,350,463  $1.19 - $6.92
  Exercised...........................            --     (336,645)  (2,152,161)  (2,575,806) $0.33 - $3.00
  Expired or canceled.................            --     (740,292)          --   (1,556,667) $0.33 - $2.50
                                        -------------  ----------  -----------  -----------
Outstanding March 31, 1993............            --      616,954    5,085,383    6,169,212  $0.33 - $6.92
  Granted.............................       332,877           --           --    1,223,877  $6.25 - $17.83
  Exercised...........................            --     (247,355)    (245,088)    (747,838) $0.33 - $4.13
  Expired or canceled.................            --       (8,982)          --      (20,933) $0.83 - $11.17
                                        -------------  ----------  -----------  -----------
Outstanding March 31, 1994............       332,877      360,617    4,840,295    6,624,318  $0.33 - $17.83
  Granted.............................            --           --      150,000    2,472,000  $11.50 - $16.58
  Exercised...........................      (112,500)    (142,857)  (2,740,295)  (3,018,041) $0.33 - $11.17
  Expired or canceled.................            --         (260)          --      (50,510) $0.83 - $17.83
                                        -------------  ----------  -----------  -----------
Outstanding March 31, 1995............       220,377      217,500    2,250,000    6,027,767  $0.67 - $17.83
                                        -------------  ----------  -----------  -----------
                                        -------------  ----------  -----------  -----------
Exercisable at March 31, 1995.........       220,377      217,500    1,612,500    2,764,133
                                        -------------  ----------  -----------  -----------
                                        -------------  ----------  -----------  -----------

     On June 23, 1992, a subsidiary of the Company sold to accredited investors 15 percent series A&B exchangeable debentures with a face value of $5,815,000, due April 14, 1997. In addition, 4,750,650 warrants to purchase common stock of the Company were issued. The debentures were exchangeable for common stock of the Company at the rate of 417 shares of common stock per $1,000 face value of debt. The Company called all outstanding debentures for redemption on June 28, 1993. These debentures were exchanged for 2,028,750 shares of the Company's common stock. The warrants were fully exercised prior to their expiration on February 23, 1995.

                  PLAYERS INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. COMMON STOCK OPTIONS AND WARRANTS--(CONTINUED)

     Under a contract with a spokesperson for the riverboats through December 31, 1996, the Company issued 2,100,000 warrants to purchase common stock of the Company. The warrants, which vest at 25% per year beginning January 1, 1993, are exercisable at $2.67 per warrant.

10. EMPLOYEE BENEFIT PLANS

     The Company has a defined contribution plan that provides retirement benefits for eligible employees. Eligible employees may elect to participate by contributing a percentage of their pre-tax earnings to the plan. Employee contributions to the plan, up to certain limits, are matched at 25% by the employer. The expense for the Company's defined contribution plan was $224,000 for the fiscal year ended March 31, 1995. There were no employer contributions in the prior years.

11. COMMITMENTS AND CONTINGENCIES

     The Company leases office space, land and equipment under operating leases expiring at various dates through December 2011.

     The minimum annual payments under noncancelable lease agreements at March 31, 1995 are as follows (dollars in thousands):

YEAR ENDING MARCH 31:
-----------------------------------------------------------------
     1996........................................................     $2,180
     1997........................................................        963
     1998........................................................        766
     1999........................................................        440
     2000........................................................          7
     Thereafter..................................................         80
                                                                   ---------
                                                                      $4,436
                                                                   ---------
                                                                   ---------

     A lease agreement for one of the Company's subsidiaries provided for contingent payments based on either the greater of the annual minimum rent or the calculated rent based on adjusted passenger admission. Rent expense for all operating leases was as follows (dollars in thousands):


                                                                          YEARS ENDED MARCH 31,
                                                                     -------------------------------
                                                                       1993       1994       1995
                                                                     ---------  ---------  ---------
Minimum rentals....................................................  $     606  $     869  $   2,213
Contingent payments................................................         --        662      3,236
                                                                     ---------  ---------  ---------
                                                                     $     606  $   1,531  $   5,449
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

     For the fiscal years ended March 31, 1994 and 1995, $203,000 and $101,000, respectively, of rent expense is included in pre-opening and gaming development costs in the accompanying consolidated statements of operations.

     In 1994, the Company began construction of a land based casino in Mesquite, Nevada. The total cost of the project is approximately $75-80 million. Costs incurred through March 31, 1995 were approximately $44 million. The project is expected to open on or about July 1, 1995.

     The Company is a defendant in various lawsuits. In the opinion of management and counsel, the outcome of these matters will not have a material adverse effect on the Company's business or results of operations.

                  PLAYERS INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

12. TRANSACTIONS WITH RELATED PARTIES

     A law firm performed legal services for the Company during the fiscal years ended March 31, 1993, 1994 and 1995 for which it was paid fees in the aggregate amount of $240,000, $955,000 and $1,293,000, respectively. The President of the Company was a partner of the firm through May 1993.

     A member of the board of directors was paid $70,000 during the year ended March 31, 1995 in consideration for consulting services rendered.

     The Company purchases promotional items from a company owned by certain directors and stockholders of the Company. During the years ended March 31, 1993, 1994 and 1995, the Company paid $98,000, $79,000 and $306,000, respectively, for such materials.

     In June 1992, the Company sold $2,250,000 face value of the 15% series A exchangeable debentures to The Griffin Group, Inc. (Griffin) (see Note 9). One of the affiliates of Griffin acquired $150,000 face value of debentures and 779,100 of the detachable warrants from Griffin. Subsequent to this purchase, a representative of Griffin, became a member of the Board of Directors of the Company. In December 1992, Griffin entered into a contract under which Mr. Merv Griffin became the spokesperson for the Company's riverboats (see Note 9). In February 1993, Griffin and its affiliates exercised 622,950 and 107,550, respectively, of the warrants attached to the debentures and became stockholders of the Company.

13. DISCONTINUED OPERATIONS

     In fiscal year 1993 the Board of Directors of the Company approved a plan to concentrate its efforts on the development and operation of riverboat casinos and to discontinue its marketing of various services and products related to gaming, travel and entertainment industries. The discontinued operations include the services and products of Players Club International, International Gaming Promotions, Players World Travel, the 900 Game Show Network and its cash advance services.

     In July 1993, the Company sold substantially all of its assets relating to
(i) its Players Club membership club, which provides discount and other benefits to individuals who participate in recreational gaming, and (ii) its Players World Travel travel agency, to Privilege Players Club Group, Inc. ('Privilege Players'), as assignee of Winners Entertainment Group, Inc. In consideration of the sale of the Players Club and Players World Travel assets the Company received $350,000 cash and Privilege Players assumed certain liabilities relating to such assets.

     The consolidated financial statements report separately the operating results and cash flows of the discontinued operations. There was no operating or cash flow activity resulting from the discontinued operations for the year ended March 31, 1995. Summary operating results of the discontinued operations are as follows (dollars in thousands):


                                                                         YEAR ENDED MARCH 31,
                                                                       ------------------------
                                                                          1993         1994
                                                                       -----------  -----------
Revenues.............................................................   $  14,640    $   3,360
Costs and expenses...................................................      20,711        4,376
                                                                       -----------  -----------
Loss before provision for income taxes and loss on disposition of
  discontinued operations............................................      (6,071)      (1,016)
Provision for income taxes...........................................          --           --
                                                                       -----------  -----------
Loss before loss on disposition of discontinued operations...........      (6,071)      (1,016)
Loss on disposition of discontinued operations.......................        (960)          --
                                                                       -----------  -----------
Net loss.............................................................   $  (7,031)   $  (1,016)
                                                                       -----------  -----------
                                                                       -----------  -----------

                  PLAYERS INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

13. DISCONTINUED OPERATIONS--(CONTINUED)

     The net loss from discontinued operations for the year ended March 31, 1994, had been previously provided for and reflected on the March 31, 1993 financial statements as a net liability for discontinued operations. The significant components of the net effect of discontinued operations on cash flows from operating activities are as follows (dollars in thousands):


                                                                         YEAR ENDED MARCH 31,
                                                                       ------------------------
                                                                          1993         1994
                                                                       -----------  -----------
Net loss.............................................................   $  (7,031)   $  (1,016)
Issuance of common stock under contract settlement...................       2,284           --
Amortization of deferred membership acquisition costs................       5,756           --
Payment of deferred membership acquisition costs.....................      (3,874)          --
Other................................................................         550          163
Changes in net liability of discontinued operations..................        (556)      (1,969)
                                                                       -----------  -----------
                                                                        $  (2,871)   $  (2,822)
                                                                       -----------  -----------
                                                                       -----------  -----------

     There were no significant components of the net effect of discontinued operations on cash flows from investing and financing activities.

14. SUBSEQUENT EVENTS

     On April 17, 1995, the Company issued $150,000,000 aggregate principal amount of 10-7/8% Senior Notes due to mature on April 15, 2005. Interest is payable in cash semi-annually on April 15 and October 15 commencing October 15, 1995. The Company intends to use the net proceeds for future expansion and development.

     On April 26, 1995, the Board of Directors declared a 3-for-2 stock split for stockholders of record at the close of business on May 8, 1995. All references to share data have been retroactively restated to reflect this split.

                  PLAYERS INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS


                                                                                         MARCH 31,    JUNE 30,
                                                                                          1995         1995
                                                                                       -----------  -----------
                                                                                                    (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents..........................................................  $    23,886  $    33,398
  Marketable securities, net.........................................................       26,446      125,641
  Accounts receivable, net of allowance for doubtful accounts of $130 at March 31,
     1995 and $125 at June 30, 1995..................................................        1,351          980
  Notes receivable...................................................................        1,279        3,299
  Inventories........................................................................          863        1,921
  Deferred income tax................................................................        2,345        2,110
  Prepaid expenses and other current assets..........................................        5,452        6,763
                                                                                       -----------  -----------
     Total current assets............................................................       61,622      174,112
                                                                                       -----------  -----------
PROPERTY AND EQUIPMENT, net of accumulated depreciation and amortization of $10,248
  at March 31, 1995 and $12,764 at June 30, 1995.....................................      118,105      148,332
                                                                                       -----------  -----------
DEFERRED INCOME TAX -- long-term.....................................................        1,943        1,943
                                                                                       -----------  -----------
INTANGIBLES, net.....................................................................       39,130       38,335
                                                                                       -----------  -----------
OTHER ASSETS.........................................................................        2,990        8,661
                                                                                       -----------  -----------
     TOTAL ASSETS....................................................................  $   223,790  $   371,383
                                                                                       -----------  -----------
                                                                                       -----------  -----------

  The accompanying notes are an integral part of these condensed consolidated statements.

                  PLAYERS INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                    (DOLLARS IN THOUSANDS, EXCEPT PAR VALUE)

                      LIABILITIES AND STOCKHOLDERS' EQUITY



                                                                                         MARCH 31,    JUNE 30,
                                                                                          1995         1995
                                                                                       -----------  -----------
                                                                                                    (UNAUDITED)
CURRENT LIABILITIES:
  Current portion of long-term debt..................................................  $     3,375  $        31
  Accounts payable...................................................................        8,233       10,450
  Accrued liabilities................................................................       27,030       21,670
  Other liabilities..................................................................          669          741
                                                                                       -----------  -----------
     Total current liabilities.......................................................       39,307       32,892
                                                                                       -----------  -----------
  OTHER LONG-TERM LIABILITIES........................................................        2,808        2,779
                                                                                       -----------  -----------
  LONG-TERM DEBT, net of current portion.............................................        5,532      150,000
                                                                                       -----------  -----------
STOCKHOLDERS' EQUITY:
  Preferred stock, no par value, Authorized -- 10,000,000 shares
     Issued and outstanding -- none
  Common stock, $.005 par value, Authorized -- 90,000,000 shares
     Issued and outstanding --
        29,672,400 at March 31, 1995
        29,763,940 at June 30, 1995..................................................          148          149
  Additional paid-in capital.........................................................      121,712      122,867
  Unrealized loss on marketable securities...........................................         (451)         (56)
  Retained earnings..................................................................       54,734       62,752
                                                                                       -----------  -----------
  TOTAL STOCKHOLDERS' EQUITY.........................................................      176,143      185,712
                                                                                       -----------  -----------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.........................................  $   223,790  $   371,383
                                                                                       -----------  -----------
                                                                                       -----------  -----------

  The accompanying notes are an integral part of these condensed consolidated statements.

                  PLAYERS INTERNATIONAL, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                                                     FOR THE THREE MONTHS
                                                                                        ENDED JUNE 30,
                                                                                ------------------------------
                                                                                     1994            1995
                                                                                --------------  --------------
REVENUES:
  Casino......................................................................  $       44,696  $       63,110
  Food and beverage...........................................................           1,947           1,668
  Other.......................................................................           1,683             834
                                                                                --------------  --------------
                                                                                        48,326          65,612
                                                                                --------------  --------------
COSTS AND EXPENSES:
  Casino......................................................................          15,671          24,399
  Food and beverage...........................................................           2,026           1,547
  Other gaming related expenses...............................................          10,077          14,496
  Corporate administrative expenses...........................................           1,520           1,830
  Pre-opening and gaming development costs....................................           1,575           5,758
  Depreciation and amortization...............................................           1,712           3,477
                                                                                --------------  --------------
                                                                                        32,581          51,507
                                                                                --------------  --------------
  Income before other income (expense) and provision for income taxes.........          15,745          14,105
                                                                                --------------  --------------
OTHER INCOME (EXPENSE):
  Interest income.............................................................             657           2,123
  Other income, net...........................................................             300             304
  Interest expense............................................................            (141)         (3,388)
                                                                                --------------  --------------
                                                                                           816            (961)
                                                                                --------------  --------------
  Income before provision for income taxes....................................          16,561          13,144
PROVISION FOR INCOME TAXES....................................................           6,120           5,126
                                                                                --------------  --------------
NET INCOME....................................................................  $       10,441  $        8,018
                                                                                --------------  --------------
                                                                                --------------  --------------
EARNINGS PER COMMON AND COMMON SHARE EQUIVALENT:
  Primary.....................................................................  $         0.34  $         0.25
  Fully diluted...............................................................            0.34            0.25
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES:
  Primary.....................................................................      30,846,600      32,473,170
  Fully diluted...............................................................      30,846,600      32,473,501

  The accompanying notes are an integral part of these condensed consolidated statements.

                  PLAYERS INTERNATIONAL, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                                                         FOR THE THREE MONTHS
                                                                                            ENDED JUNE 30,
                                                                                       ------------------------
                                                                                          1994         1995
                                                                                       -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................................................................  $    10,441  $     8,018
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization...................................................        1,712        3,477
     Other...........................................................................           51         (547)
  Changes in assets and liabilities:
     Accounts and notes receivable...................................................         (104)      (1,631)
     Inventories, prepaid expenses and other current assets..........................         (726)      (2,153)
     Other assets....................................................................         (372)      (7,248)
     Accounts payable and accrued liabilities........................................          (99)      (4,776)
     Other liabilities...............................................................          (93)          45
     Income tax payable..............................................................        3,317         (217)
                                                                                       -----------  -----------
  Net cash (used) provided by operating activities...................................       14,127       (5,032)
                                                                                       -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net purchases of property and equipment............................................       (8,419)     (29,704)
  Purchase of marketable securities..................................................       (1,668)    (117,277)
  Proceeds of sale of marketable securities..........................................        3,500       19,245
                                                                                       -----------  -----------
  Net cash used in investing activities..............................................       (6,587)    (127,736)
                                                                                       -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt...........................................           --      150,000
  Payments of long-term debt.........................................................          (41)      (8,876)
  Proceeds from exercise of stock options............................................          493        1,157
  Other..............................................................................          (46)          (1)
                                                                                       -----------  -----------
  Net cash provided by financing activities..........................................          406      142,280
                                                                                       -----------  -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS............................................        7,946        9,512
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.....................................       13,957       23,886
                                                                                       -----------  -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD...........................................  $    21,903  $    33,398
                                                                                       -----------  -----------
                                                                                       -----------  -----------
SUPPLEMENTAL CASH FLOW DISCLOSURE:
  Interest paid......................................................................  $       141  $       187
  Income taxes paid..................................................................        2,800        5,350
  Debt incurred to purchase land and equipment.......................................        3,211           --
  Stock issued to purchase land......................................................        4,238           --
  Unrealized gain (loss) on marketable securities, net of tax........................         (330)         394

  The accompanying notes are an integral part of these condensed consolidated statements.

NOTE 1--BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations. It is suggested that these condensed financial statements be read in conjunction with the financial statements and the notes thereto included in the Company's Form 10-K for the year ended March 31, 1995. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows of all periods presented have been made.

     The results of operations for the three month period ended June 30, 1995, are not necessarily indicative of the operating results for the full year.

     Certain reclassifications have been made to the financial statements as previously presented to conform to current classifications.

NOTE 2--CASINO REVENUES AND PROMOTIONAL ALLOWANCES

     Casino revenues are the net of gaming wins less losses. Revenues exclude the retail value of complimentary admissions, food and beverage and other items furnished to customers, which totaled approximately $1,675,000 and $3,941,000 for the three months ended June 30, 1994 and 1995, respectively.

     The estimated cost of providing such complimentary services are included in casino costs and expenses through inter-department allocations from the department granting the services as follows (dollars in thousands):


                                                                          FOR THE THREE MONTHS
                                                                             ENDED JUNE 30,
                                                                          --------------------
                                                                            1994       1995
                                                                          ---------  ---------
Food and beverage.......................................................  $     975  $   2,784
Admissions and other....................................................        587        810
                                                                          ---------  ---------
                                                                          $   1,562  $   3,594
                                                                          ---------  ---------
                                                                          ---------  ---------

NOTE 3--PRE-OPENING AND GAMING DEVELOPMENT COSTS

     All costs in connection with the identification and development of new gaming jurisdictions and sites are being expensed except for the cost of property and equipment, which is capitalized.

NOTE 4--PRIMARY AND FULLY DILUTED SHARES

     Per share amounts have been computed based on the weighted average number of outstanding shares and common stock equivalents, if dilutive, during each period. A summary of the number of shares used in computing primary earnings per share follows:


                                                                       FOR THE THREE MONTHS
                                                                          ENDED JUNE 30,
                                                                    --------------------------
                                                                        1994          1995
                                                                    ------------  ------------
Weighted average number of shares outstanding.....................    26,455,050    29,726,225
Dilutive effect of options and warrants...........................     4,391,550     2,746,945
                                                                    ------------  ------------
Shares used in computing primary earnings per share...............    30,846,600    32,473,170
                                                                    ------------  ------------
                                                                    ------------  ------------

     For the three months ended June 30, 1994 and 1995, primary and fully diluted earnings per share are not materially different.

                  PLAYERS INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)

NOTE 5--LONG-TERM DEBT

     On April 17, 1995, the Company issued $150,000,000 aggregate principal amount of 10 7/8% Senior Notes due to mature on April 15, 2005. Interest is payable in cash semi-annually on April 15 and October 15 commencing October 15, 1995. The Company intends to use the net proceeds for future expansion and development.

     On June 30, 1995, the Company made aggregate payments of $8,876,000 to pay off existing debt.

NOTE 6--STOCKHOLDERS' EQUITY

     On April 26, 1995, the Board of Directors declared a 3-for-2 stock split for stockholders of record at the close of business on May 8, 1995. All references to share data have been retroactively restated to reflect this split.

NOTE 7--SUBSEQUENT EVENTS

     The Company entered into an agreement on August 10, 1995 to purchase the President Casino IV Riverboat, subject to the receipt of regulatory approvals by the Louisiana Riverboat Gaming Commission, the Louisiana State Police and the U.S. Coast Guard. Preliminary plans call for the President Casino IV to replace the Players Lake Charles Riverboat, which would increase gaming space by 4,400 square feet and add 50 gaming positions at the Company's Lake Charles complex. Subject to regulatory approval from the Illinois Gaming Board, the Players Lake Charles Riverboat is expected to be moved to the Company's Metropolis complex, where it would replace the Company's existing Metropolis riverboat. Assuming receipt of the foregoing approvals, the Company currently anticipates spending an additional $9 million for the acquisition of the gaming equipment, refitting and transportation costs and costs associated with receipt of the required approvals.

All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

                     By Hand, Registered or Certified Mail
                             or Overnight Carrier:

First Fidelity Bank, National Association
123 South Broad Street, 12th Floor
Philadelphia, Pennsylvania 19109

                                 By Facsimile:

(215) 985-7290
Attention: John H. Clapham
Confirm by telephone: (215) 985-7157
(Originals of all documents submitted by facsimile should be sent promptly by hand, overnight courier, or registered or certified mail)

    No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and the accompanying Letter of Transmittal, and, if given or made, such information or representation must not be relied upon as having been authorized. Neither this Prospectus nor the accompanying Letter of Transmittal nor both together constitute an offer to sell at the solicitation of an offer to buy any securities other than the securities to which such offer or solicitation is unlawful. Neither the delivery of this Prospectus or the Letter of Transmittal or both together nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of anytime subsequent to its date.


    Until October 15, 1995 (25 days after the date of this Exchange Offer), all dealers effecting transactions in the New Notes, whether or not participation in this Exchange Offer, may be required to deliver a Prospectus.


                               OFFER TO EXCHANGE
                                ALL OUTSTANDING
                         10 7/8% SENIOR NOTES DUE 2005
                        ($150,000,000 PRINCIPAL AMOUNT)
                            FOR 10 7/8% SENIOR NOTES
                                    DUE 2005

                          PLAYERS INTERNATIONAL, INC.

                            PAYMENT OF PRINCIPAL AND
                            INTEREST UNCONDITIONALLY
                             GUARANTEED BY CERTAIN
                              OF ITS SUBSIDIARIES

                        -------------------------------

                                   PROSPECTUS
                        -------------------------------


                               SEPTEMBER 20, 1995


                       ---------------------------------------------------------
                       ---------------------------------------------------------
                       ---------------------------------------------------------
                       ---------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by the Company.

Securities and Exchange Commission filing fee..............  $   51,724.15
Trustee's fees and expenses................................       5,000.00
Printing and engraving fees and expenses...................      75,000.00
Accounting fees and expenses...............................      50,000.00
Legal fees and expenses....................................      75,000.00
Blue Sky fees and expenses.................................      10,000.00
Miscellaneous..............................................      15,000.00
                                                             -------------
     Total.................................................  $  281,724.15
                                                             -------------
                                                             -------------

     All of the amounts shown are estimates except for the fees payable to the Securities and Exchange Commission.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     For information regarding provisions under which a director or officer of the Company may be insured or indemnified in any manner against liability which he may incur in his capacity as such, reference is made to Section 78.751 of the Nevada General Corporation Law, as amended, which provides in its entirety as follows:

     '1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

      (a) By the stockholders;

      (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

      (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

      (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

      (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

      (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.'

ARTICLE IX OF THE COMPANY'S BY-LAWS PROVIDES:

     'Section 1--Right to Indemnification:

     Each Indemnitee (as defined below) shall be indemnified and held harmless by the Corporation for all actions taken by him and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by the Nevada General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, the rights of indemnification provided hereby shall continue as theretofore to the maximum extent permitted by law notwithstanding such amendment unless such amendment permits the Corporation to provide broader indemnification rights than the law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by the Indemnitee in connection with any proceeding (as defined below). The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred by an Indemnitee in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of such action, suit or proceeding; provided, however, that, if the Nevada General Corporation Law continues so to require, the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such action, suit or proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by a court of competent jurisdiction that such Indemnitee is not entitled to be indemnified by the Corporation under this Article or otherwise.

      (ii) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

      (iii) For purpose of this Article, (A), 'Indemnitee' shall mean each director or officer of the Corporation who was or is a party or is threatened to be made a party to any Proceeding, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans; and (B) 'Proceeding' shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

SECTION 2--INDEMNIFICATION OF EMPLOYEES AND AGENTS:

     The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as of the foregoing indemnification of directors and officers.

SECTION 3--NON-EXCLUSIVITY OF RIGHTS:

     The rights to indemnification and to the advancement of expenses provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or By-laws, agreement, vote of stockholders or disinterested directors or otherwise for either an action in his official capacity or an action in another capacity while holding his office; provided, however, that if the Nevada General Corporation Law so requires, indemnification, unless ordered by a court (with respect to a proceeding by or in the right of the Corporation) or for the advancement of expenses as set forth in Section 1 above, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

SECTION 4--INSURANCE:

     The Corporation may purchase and maintain insurance or make any other financial arrangements permitted by applicable law on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses.'

     The Company has purchased directors' and officers' liability insurance.

ITEM 16. EXHIBITS

                                 EXHIBIT INDEX



 EXHIBIT
 NUMBER    DESCRIPTION
---------  -----------
 1*           --      Purchase Agreement by Players International, Inc. and certain subsidiaries to Donaldson Lufkin &
                      Jenrette Securities Corporation and Salomon Brothers Inc.
 3.1*         --      Articles of Incorporation of Players International, Inc.
 3.2(1)       --      By-laws of Players International, Inc.
 4.1*         --      Indenture among Players International, Inc., certain subsidiaries and First Fidelity Bank, National
                      Association, as Trustee, including form of Note (the 'Senior Note Indenture').


 EXHIBIT
 NUMBER    DESCRIPTION
---------  -----------
 4.2*         --      Exchange and Registration Rights Agreement among Players International, Inc., certain subsidiaries,
                      Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Brothers Inc.
 4.3*         --      Form of Letter of Transmittal regarding Exchange Offer concerning Players International, Inc. and certain subsidiaries regarding 10 7/8% Senior Notes due 2005.
 4.4*         --      Form of First Supplemental Indenture to the Senior Note Indenture.
 4.5*         --      Form of Second Supplemental Indenture to the Senior Note Indenture.
 5*           --      Opinion of Morgan, Lewis & Bockius regarding validity of New Notes.
10.1          --      [Intentionally omitted].
10.2(2)       --      The Company's 1985 Incentive Stock Option Plan.
10.3(3)       --      Amendment No. 1 to the Company's 1985 Stock Option Plan.
10.4(4)       --      The Company's 1990 Incentive Stock Option and Non-Qualified Option Plan, as amended.
10.5(1)       --      The Company's 1993 Stock Incentive Plan.
10.6          --      [Intentionally omitted.]
10.7          --      [Intentionally omitted.]
10.8          --      [Intentionally omitted.]
10.9(1)       --      Form of Registration Rights Agreement dated as of June 23, 1992 by and among the Company, Southern
                      Illinois Riverboat/Casino Cruises, Inc., and the purchasers named therein.
10.10(1)      --      Agreement dated February 12, 1993 by and between Jebaco, Inc. and the Company with respect to the assignment of an option agreement relating to the Downtowner Hotel.
10.11(1)      --      Forms of Series A, B and C Warrants issued to Jebaco, Inc.
10.12(1)      --      Form of Registration Rights Agreement with Jebaco, Inc.
10.13(1)      --      Option Agreement dated December 24, 1991 by and among The Beeber Corporation and Elisabeth S.
                      Woodward and Jebaco, Inc. with respect to the Downtowner Hotel.
10.14(1)      --      Amendment to Option Agreement dated March 9, 1993 by and among The Beeber Corporation and Elisabeth
                      S. Woodward and Players Lake Charles, Inc., a subsidiary of the Company, with respect to the
                      Downtowner Hotel.
10.15(1)      --      License and Services Agreement dated December 8, 1992 by and among The Griffin Group, Inc., the
                      Company and Southern Illinois Riverboat/Casino Cruises, Inc., as amended.
10.16(1)      --      [Intentionally omitted.]
10.17(1)      --      Joint Venture Agreement dated May 1993 between Amerihost and a subsidiary of the Company with respect to the construction of a hotel in Metropolis, Illinois.
10.18(1)      --      Form of Employment Agreement with Howard A. Goldberg dated May 19, 1993.
10.19(1)      --      Employment Agreement with Peter J. Aranow effective May 26, 1993.
10.20(1)      --      [Intentionally omitted.]
10.21         --      [Intentionally omitted.]
10.22(5)      --      Lease dated March 19, 1993 by and among the Beeber Corporation and Players Lake Charles, Inc., a
                      subsidiary of the Company.
10.23         --      [Intentionally omitted.]
10.24         --      [Intentionally omitted.]
10.25         --      [Intentionally omitted.]
10.26         --      [Intentionally omitted.]
10.27         --      [Intentionally omitted.]
10.28         --      [Intentionally omitted.].
10.29         --      [Intentionally omitted.]
10.30         --      [Intentionally omitted.]


 EXHIBIT
 NUMBER    DESCRIPTION
---------  -----------
10.31(6)      --      Agreement of Purchase and Sale dated June 16, 1994, between Gem Mesquite, Ltd. and Players Nevada,
                      Inc., a subsidiary of the Company (including form of letter Agreement from the Company to Gem
                      Mesquite, Ltd. relating to registration rights).
10.32(6)      --      Transfer of Data Agreement dated June 16, 1994, between Gem Gaming, Inc. and Players Nevada, Inc.
                      (including form of Promissory Note).
10.33(6)      --      Development Consulting Agreement dated June 16, 1994, between Gem Gaming, Inc. and Players Nevada,
                      Inc. (including form of 1994 Series G Warrant).
10.34(6)      --      Option Transfer Agreement dated June 16, 1994, between Gem Gaming, Inc., Gem Mesquite, Ltd. and
                      Players Nevada, Inc.
10.35(7)      --      Players International, Inc. 1994 Directors Stock Incentive Plan, as adopted April 14, 1994, and as amended July 14, 1994.
10.36*        --      Commitment Letter among Players International, Inc. and certain of its subsidiaries, First Interstate
                      Bank and certain other financial institutions.
10.37(8)      --      Agreement for Sale of Partnership Interests among the Company and certain of its subsidiaries and
                      Showboat, Inc. and certain of its subsidiaries.
10.38*        --      Asset Purchase Agreement dated August 16, 1995 among the Company, Players Lake Charles, Inc. and the
                      Beeber Corporation.
10.39*        --      Form of Credit Agreement ('Credit Agreement') among the Company, First Interstate Bank of Nevada,
                      N.A., Bankers Trust Company, BT Securities Corporation, and certain other Lenders party thereto.
10.40*        --      Form of Revolving Promissory Notes made by the Company in favor of the Lenders party to the Credit
                      Agreement.
10.41*        --      Form of Swing Line Promissory Note made by the Company in favor of First Interstate Bank of Nevada,
                      N.A.
10.42*        --      Form of Guaranty made by Players Lake Charles, Inc., Players Nevada, Inc., Southern Illinois
                      Riverboat/Casino Cruises, Inc., Players Bluegrass Downs, Inc., Players Riverboat Management, Inc.,
                      Players Riverboat, Inc., Players Mesquite Golf Club, Inc., Players Indiana, Inc., Players Riverboat,
                      LLC, Players Mesquite Land, Inc., Players Maryland Heights, Inc., River Bottom Inc. and Showboat Star
                      Partnership in favor of First Interstate Bank of Nevada, N.A.
10.43*        --      Form of Company Pledge Agreement between the Company and First Interstate Bank of Nevada, N.A.
10.44*        --      Form of Company Pledge Agreement (Nevada) between the Company and First Interstate Bank of Nevada,
                      N.A.
10.45*        --      Form of First Amendment to Company Pledge Agreement (Nevada) between the Company and First Interstate
                      Bank of Nevada, N.A.
10.46*        --      Form of LLC Membership Interest Security Agreement between Players Riverboat Management, Inc. and
                      First Interstate Bank of Nevada, N.A.
10.47*        --      Form of Company Security Agreement between the Company and First Interstate Bank of Nevada, N.A.
10.48*        --      Form of Subsidiary Security Agreement (Nevada) among Players Nevada, Inc., Players Mesquite Golf
                      Club, Inc., Players Mesquite Land, Inc. and First Interstate Bank of Nevada, N.A.
10.49*        --      Form of Subsidiary Security Agreement (Louisiana) among Players Lake Charles, Inc., Showboat Star
                      Partnership, Players Riverboat LLC and First Interstate Bank of Nevada, N.A.
10.50*        --      Form of Subsidiary Security Agreement (Illinois) between Southern Illinois Riverboat/Casino Cruises,
                      Inc. and First Interstate Bank of Nevada, N.A.
10.51*        --      Form of Partnership Interest Security Agreement between Players Riverboat Management, Inc. and First
                      Interstate Bank of Nevada, N.A.


 EXHIBIT
 NUMBER    DESCRIPTION
---------  -----------
10.52*        --      Form of Collateral Account Agreement between the Company and First Interstate Bank of Nevada, N.A.
10.53*        --      Form of Nevada Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents relating to the Credit Agreement.
10.54*        --      Form of Louisiana Act of Mortgage, Fixture Filing and Security Agreement between Players Lake
                      Charles, Inc. and First Interstate Bank of Nevada, N.A.
10.55*        --      Form of Illinois Mortgage Fixture Filing and Security Agreement with Assignment of Rents relating to the Credit Agreement.
10.56*        --      Form of First Preferred Ship Mortgage made by Showboat Star Partnership to First Interstate Bank of
                      Nevada, N.A.
10.57*        --      Form of Environmental Indemnity made by the Company to First Interstate Bank of Nevada, N.A.
10.58*        --      Form of Master Vessel and Collateral Trust Agreement between First Interstate Bank of Nevada, N.A. as
                      Administrative Agent and First Interstate Bank of Nevada, N.A. as Trustee and acknowledged and accepted by the Company.
21(8)         --      Subsidiaries of Players International, Inc.
23.1*         --      Consent of Morgan, Lewis & Bockius (included in Exhibit 5).
23.2**        --      Consent of Arthur Andersen LLP.
23.3**        --      Consent of Ernst & Young LLP.
24*           --      Powers of Attorney (included on pages II-6 through II-21).
25*           --      Statement of Eligibility of First Fidelity Bank, National Association on Form T-1.


 * Previously filed.
** Filed herewith.
------------------
(1) Filed as an exhibit to the Company's Registration Statement on Form S-3, File No. 33-61026 and incorporated herein by reference.
(2) Filed as an exhibit to the Company's Registration Statement on Form 10 filed on August 13, 1986, File No. 0-14897, as amended on Form 8 filed October 17, 1987, and incorporated herein by reference.
(3) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1988 and incorporated herein by reference.
(4) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1991 and incorporated herein by reference.
(5) Filed as an exhibit to the Company's Registration Statement on Form S-3 filed on February 4, 1994, as amended by Form S-3, File No. 33-75006, and incorporated herein by reference.
(6) Filed as an exhibit to the Company's Current Report on Form 8-K filed on June 24, 1994.
(7) Filed as an exhibit to the Company's Registration Statement on Form S-3 filed on July 27, 1994.
(8) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 19, 1995.


                                          PLAYERS INTERNATIONAL, INC.
                                          By: _________________*________________
                                            Edward Fishman,
                                            Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  CAPACITY                           DATE
-----------------------------------------  -----------------------------------------  ---------------------

                    *                      Chairman, Chief Executive Officer and         September 19, 1995
             Edward Fishman                Director (Principal Executive Officer)

                    *                      Vice Chairman and Director                    September 19, 1995
              David Fishman

                    *                      Director                                      September 19, 1995
             Marshall Geller

                    *                      President, Chief Operating Officer and        September 19, 1995
             Howard Goldberg               Director

                    *                      Director                                      September 19, 1995
               Lee Seidler

                    *                      Director                                      September 19, 1995
           Thomas E. Gallagher

                    *                      Executive Vice President, General Counsel     September 19, 1995
            Steven P. Perskie              and Director

           /S/PETER J. ARANOW              Executive Vice President and Chief            September 19, 1995
             Peter J. Aranow               Financial Officer (Principal Financial
                                           Officer)

                    *                      Controller (Principal Accounting Officer)     September 19, 1995
             Stephen Radusch

          By /S/PETER J. ARANOW
             Peter J. Aranow
            Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 19, 1995.


                                          PLAYERS RIVERBOAT MANAGEMENT, INC.
                                          By: _________________*________________
                                            Edward Fishman,
                                            Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  CAPACITY                           DATE
-----------------------------------------  -----------------------------------------  ---------------------
                    *                      Chairman and Director                         September 19, 1995
             Edward Fishman

                    *                      Vice Chairman and Director                    September 19, 1995
              David Fishman

                    *                      President (Principal Executive Officer)       September 19, 1995
             Howard Goldberg               and Director

           /S/PETER J. ARANOW              Treasurer (Principal Financial Officer)       September 19, 1995
             Peter J. Aranow

                    *                      Chief Accounting Officer                      September 19, 1995
             Stephen Radusch

          By /S/PETER J. ARANOW
             Peter J. Aranow
            Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 19, 1995.


                                          PLAYERS RIVERBOAT, INC.
                                          By: _________________*________________
                                            Edward Fishman,
                                            Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  CAPACITY                           DATE
-----------------------------------------  -----------------------------------------  ---------------------
                    *                      Chairman and Director                         September 19, 1995
             Edward Fishman

                    *                      Vice Chairman and Director                    September 19, 1995
              David Fishman

                    *                      President (Principal Executive Officer)       September 19, 1995
             Howard Goldberg               and Director

           /S/PETER J. ARANOW              Treasurer (Principal Financial Officer)       September 19, 1995
             Peter J. Aranow

                    *                      Chief Accounting Officer                      September 19, 1995
             Stephen Radusch

          By /S/PETER J. ARANOW
             Peter J. Aranow
            Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 19, 1995.


                                          PLAYERS RIVERBOAT, LLC

                                          By: PLAYERS RIVERBOAT MANAGEMENT, INC.

                                          By: _________________*________________
                                            Edward Fishman,
                                            Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on behalf of Players Riverboat Management, Inc. and on the dates indicated.



                SIGNATURE                                  CAPACITY                           DATE
-----------------------------------------  -----------------------------------------  ---------------------
                    *                      Chairman and Director                         September 19, 1995
             Edward Fishman

                    *                      Vice Chairman and Director                    September 19, 1995
              David Fishman

                    *                      President (Principal Executive Officer)       September 19, 1995
             Howard Goldberg               and Director

           /S/PETER J. ARANOW              Treasurer (Principal Financial Officer)       September 19, 1995
             Peter J. Aranow

                    *                      Chief Accounting Officer                      September 19, 1995
             Stephen Radusch

          By /S/PETER J. ARANOW
             Peter J. Aranow
            Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 19, 1995.


                                          SHOWBOAT STAR PARTNERSHIP

                                          By: PLAYERS RIVERBOAT, LLC

                                          By: PLAYERS RIVERBOAT MANAGEMENT, INC.

                                          By: _________________*________________
                                            Edward Fishman,
                                            Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on behalf of Players Riverboat Management, Inc. and on the dates indicated.



                SIGNATURE                                  CAPACITY                           DATE
-----------------------------------------  -----------------------------------------  ---------------------
                    *                      Chairman and Director                         September 19, 1995
             Edward Fishman

                    *                      Vice Chairman and Director                    September 19, 1995
              David Fishman

                    *                      President (Principal Executive Officer)       September 19, 1995
             Howard Goldberg               and Director

           /S/PETER J. ARANOW              Treasurer (Principal Financial Officer)       September 19, 1995
             Peter J. Aranow

                    *                      Chief Accounting Officer                      September 19, 1995
             Stephen Radusch

          By /S/PETER J. ARANOW
             Peter J. Aranow
            Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 19, 1995.


                                          PLAYERS NEVADA, INC.
                                          By: _________________*________________
                                            Edward Fishman,
                                            Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  CAPACITY                           DATE
-----------------------------------------  -----------------------------------------  ---------------------
                    *                      Chairman and Director                         September 19, 1995
             Edward Fishman

                    *                      Vice Chairman and Director                    September 19, 1995
              David Fishman

                    *                      President (Principal Executive Officer)       September 19, 1995
             Howard Goldberg               and Director

           /S/PETER J. ARANOW              Treasurer (Principal Financial Officer)       September 19, 1995
             Peter J. Aranow

                    *                      Chief Accounting Officer                      September 19, 1995
             Stephen Radusch

          By /S/PETER J. ARANOW
             Peter J. Aranow
            Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 19, 1995.


                                          PLAYERS MESQUITE GOLF CLUB, INC.
                                          By: _________________*________________
                                            Edward Fishman,
                                            Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  CAPACITY                           DATE
-----------------------------------------  -----------------------------------------  ---------------------
                    *                      Chairman and Director                         September 19, 1995
             Edward Fishman

                    *                      Vice Chairman and Director                    September 19, 1995
              David Fishman

           /S/HOWARD GOLDBERG              President (Principal Executive Officer)       September 19, 1995
             Howard Goldberg               and Director

           /S/PETER J. ARANOW              Treasurer (Principal Financial Officer)       September 19, 1995
             Peter J. Aranow

                    *                      Chief Accounting Officer                      September 19, 1995
             Stephen Radusch

          By /S/PETER J. ARANOW
             Peter J. Aranow
            Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 19, 1995.


                                          PLAYERS MESQUITE LAND, INC.
                                          By: _________________*________________
                                            Edward Fishman,
                                            Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  CAPACITY                           DATE
-----------------------------------------  -----------------------------------------  ---------------------
                    *                      Chairman and Director                         September 19, 1995
             Edward Fishman

                    *                      Vice Chairman and Director                    September 19, 1995
              David Fishman

                    *                      President (Principal Executive Officer)       September 19, 1995
             Howard Goldberg               and Director

           /S/PETER J. ARANOW              Treasurer (Principal Financial Officer)       September 19, 1995
             Peter J. Aranow

                    *                      Chief Accounting Officer                      September 19, 1995
             Stephen Radusch

          By /S/PETER J. ARANOW
             Peter J. Aranow
            Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 19, 1995.


                                          PLAYERS INDIANA, INC.
                                          By: _________________*________________
                                            Edward Fishman,
                                            Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  CAPACITY                           DATE
-----------------------------------------  -----------------------------------------  ---------------------
                    *                      Chairman and Director                         September 19, 1995
             Edward Fishman

                    *                      Vice Chairman and Director                    September 19, 1995
              David Fishman

                    *                      President (Principal Executive Officer)       September 19, 1995
             Howard Goldberg               and Director

           /S/PETER J. ARANOW              Treasurer (Principal Financial Officer)       September 19, 1995
             Peter J. Aranow

                    *                      Chief Accounting Officer                      September 19, 1995
             Stephen Radusch

          By /S/PETER J. ARANOW
             Peter J. Aranow
            Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 19, 1995.


                                          PLAYERS MICHIGAN CITY, INC.
                                          By: _________________*________________
                                            Edward Fishman,
                                            Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  CAPACITY                           DATE
-----------------------------------------  -----------------------------------------  ---------------------
                    *                      Chairman and Director                         September 19, 1995
             Edward Fishman

                    *                      Vice Chairman and Director                    September 19, 1995
              David Fishman

                    *                      President (Principal Executive Officer)       September 19, 1995
             Howard Goldberg               and Director

           /S/PETER J. ARANOW              Treasurer (Principal Financial Officer)       September 19, 1995
             Peter J. Aranow

                    *                      Chief Accounting Officer                      September 19, 1995
             Stephen Radusch

          By /S/PETER J. ARANOW
             Peter J. Aranow
            Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 19, 1995.


                                          PLAYERS MICHIGAN CITY MANAGEMENT, INC.
                                          By: _________________*________________
                                            Edward Fishman,
                                            Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  CAPACITY                           DATE
-----------------------------------------  -----------------------------------------  ---------------------
                    *                      Chairman and Director                         September 19, 1995
             Edward Fishman

                    *                      Vice Chairman and Director                    September 19, 1995
              David Fishman

                    *                      President (Principal Executive Officer)       September 19, 1995
             Howard Goldberg               and Director

           /S/PETER J. ARANOW              Treasurer (Principal Financial Officer)       September 19, 1995
             Peter J. Aranow

                    *                      Chief Accounting Officer                      September 19, 1995
             Stephen Radusch

          By /S/PETER J. ARANOW
             Peter J. Aranow
            Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 19, 1995.


                                          PLAYERS BLUEGRASS DOWNS, INC.
                                          By: _________________*________________
                                            Howard Goldberg,
                                            President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  CAPACITY                           DATE
-----------------------------------------  -----------------------------------------  ---------------------
            /S/EDWARD FISHMAN              Chairman and Director                         September 19, 1995
             Edward Fishman

            /S/DAVID FISHMAN               Vice Chairman and Director                    September 19, 1995
              David Fishman

                    *                      President (Principal Executive Officer)       September 19, 1995
             Howard Goldberg               and Director

           /S/PETER J. ARANOW              Treasurer (Principal Financial Officer)       September 19, 1995
             Peter J. Aranow

                    *                      Chief Accounting Officer                      September 19, 1995
             Stephen Radusch

          By /S/PETER J. ARANOW
             Peter J. Aranow
            Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 19, 1995.


                                          RIVER BOTTOM, INC.
                                          By: _________________*________________
                                            Edward Fishman,
                                            Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  CAPACITY                           DATE
-----------------------------------------  -----------------------------------------  ---------------------
                    *                      Chairman and Director                         September 19, 1995
             Edward Fishman

                    *                      Vice Chairman and Director                    September 19, 1995
              David Fishman

                    *                      President (Principal Executive Officer)       September 19, 1995
             Howard Goldberg               and Director

           /S/PETER J. ARANOW              Treasurer (Principal Financial Officer)       September 19, 1995
             Peter J. Aranow

                    *                      Chief Accounting Officer                      September 19, 1995
             Stephen Radusch

          By /S/PETER J. ARANOW
             Peter J. Aranow
            Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 19, 1995.


                                          PLAYERS MARYLAND HEIGHTS, INC.
                                          By: _________________*________________
                                            Edward Fishman,
                                            Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  CAPACITY                           DATE
-----------------------------------------  -----------------------------------------  ---------------------
                    *                      Chairman and Director                         September 19, 1995
             Edward Fishman

                    *                      Vice Chairman and Director                    September 19, 1995
              David Fishman

                    *                      President (Principal Executive Officer)       September 19, 1995
             Howard Goldberg               and Director

           /S/PETER J. ARANOW              Treasurer (Principal Financial Officer)       September 19, 1995
             Peter J. Aranow

                    *                      Chief Accounting Officer                      September 19, 1995
             Stephen Radusch

          By /S/PETER J. ARANOW
             Peter J. Aranow
            Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 19, 1995.


                                          SOUTHERN ILLINOIS RIVERBOAT/CASINO
                                          CRUISES, INC.
                                          By: _________________*________________
                                            Edward Fishman,
                                            Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  CAPACITY                           DATE
-----------------------------------------  -----------------------------------------  ---------------------
                    *                      Chairman and Director                         September 19, 1995
             Edward Fishman

                    *                      Vice Chairman and Director                    September 19, 1995
              David Fishman

           /S/HOWARD GOLDBERG              President (Principal Executive Officer)       September 19, 1995
             Howard Goldberg               and Director

           /S/PETER J. ARANOW              Treasurer (Principal Financial Officer)       September 19, 1995
             Peter J. Aranow

                    *                      Chief Accounting Officer                      September 19, 1995
             Stephen Radusch

          By /S/PETER J. ARANOW
             Peter J. Aranow
            Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 19, 1995.


                                          PLAYERS LAKE CHARLES, INC.
                                          By: _________________*________________
                                            Edward Fishman,
                                            Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  CAPACITY                           DATE
-----------------------------------------  -----------------------------------------  ---------------------
                    *                      Chairman and Director                         September 19, 1995
             Edward Fishman

                    *                      Vice Chairman and Director                    September 19, 1995
              David Fishman

           /S/HOWARD GOLDBERG              President (Principal Executive Officer)       September 19, 1995
             Howard Goldberg               and Director

           /S/PETER J. ARANOW              Treasurer (Principal Financial Officer)       September 19, 1995
             Peter J. Aranow

                    *                      Chief Accounting Officer                      September 19, 1995
             Stephen Radusch

          By /S/PETER J. ARANOW
             Peter J. Aranow
            Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 19, 1995.


                                          PLAYERS MARYLAND HEIGHTS NEVADA, INC.
                                          By: /S/__EDWARD FISHMAN_______________
                                            Edward Fishman,
                                            Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  CAPACITY                           DATE
-----------------------------------------  -----------------------------------------  ---------------------
            /S/EDWARD FISHMAN              Chairman and Director                         September 19, 1995
             Edward Fishman

            /S/DAVID FISHMAN               Vice Chairman and Director                    September 19, 1995
              David Fishman

           /S/HOWARD GOLDBERG              President (Principal Executive Officer)       September 19, 1995
             Howard Goldberg               and Director

           /S/PETER J. ARANOW              Treasurer (Principal Financial Officer)       September 19, 1995
             Peter J. Aranow

           /S/STEPHEN RADUSCH              Chief Accounting Officer                      September 19, 1995
             Stephen Radusch

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 19, 1995.


                                          PLAYERS RIVER CITY, INC.
                                          By: /S/__EDWARD FISHMAN_______________
                                            Edward Fishman,
                                            Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  CAPACITY                           DATE
-----------------------------------------  -----------------------------------------  ---------------------
            /S/EDWARD FISHMAN              Chairman and Director                         September 19, 1995
             Edward Fishman

            /S/DAVID FISHMAN               Vice Chairman and Director                    September 19, 1995
              David Fishman

           /S/HOWARD GOLDBERG              President (Principal Executive Officer)       September 19, 1995
             Howard Goldberg               and Director

           /S/PETER J. ARANOW              Treasurer (Principal Financial Officer)       September 19, 1995
             Peter J. Aranow

           /S/STEPHEN RADUSCH              Chief Accounting Officer                      September 19, 1995
             Stephen Radusch

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 19, 1995.


                                          PLAYERS SHREVEPORT, INC.
                                          By: /S/__EDWARD FISHMAN_______________
                                            Edward Fishman,
                                            Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  CAPACITY                           DATE
-----------------------------------------  -----------------------------------------  ---------------------
            /S/EDWARD FISHMAN              Chairman and Director                         September 19, 1995
             Edward Fishman

            /S/DAVID FISHMAN*              Vice Chairman and Director                    September 19, 1995
              David Fishman

           /S/HOWARD GOLDBERG              President (Principal Executive Officer)       September 19, 1995
             Howard Goldberg               and Director

           /S/PETER J. ARANOW              Treasurer (Principal Financial Officer)       September 19, 1995
             Peter J. Aranow

           /S/STEPHEN RADUSCH              Chief Accounting Officer                      September 19, 1995
             Stephen Radusch

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 19, 1995.


                                          PLAYERS SHUTTLE, INC.
                                          By: /S/__EDWARD FISHMAN_______________
                                            Edward Fishman,
                                            Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  CAPACITY                           DATE
-----------------------------------------  -----------------------------------------  ---------------------
            /S/EDWARD FISHMAN              Chairman and Director                         September 19, 1995
             Edward Fishman

            /S/DAVID FISHMAN               Vice Chairman and Director                    September 19, 1995
              David Fishman

           /S/HOWARD GOLDBERG              President (Principal Executive Officer)       September 19, 1995
             Howard Goldberg               and Director

           /S/PETER J. ARANOW              Treasurer (Principal Financial Officer)       September 19, 1995
             Peter J. Aranow

           /S/STEPHEN RADUSCH              Chief Accounting Officer                      September 19, 1995
             Stephen Radusch